As filed with the Securities and Exchange Commission on September 22, 2008
Registration No. 333-151759

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RYDER FUNDING II LP
(Depositor of the Issuing Entities described herein)
RYDER TRUCK RENTAL LT
(Issuer with respect to the SUBI Certificates described herein)
(Exact names of registrants as specified in their charters)

Delaware	7515	65-1090371

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11690 NW 105 STREET
MIAMI, FLORIDA 33178
(305) 500-3254
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
FLORA R. PEREZ, ESQ.
11690 NW 105 STREET
MIAMI, FLORIDA 33178
(305) 500-4015
(Name, Address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Reed D. Auerbach, Esq.
MCKEE NELSON LLP
One Battery Park Plaza, 34th Floor
New York, New York 10004
(917) 777-4200
          Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
   If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Aggregate Offering	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Price Per Unit(1)	Offering Price(1)	Fee(2)(5)
Asset-Backed Notes	$600,000,000	100%	$600,000,000	$23,580.00
Special Units of Beneficial Interest Certificates (3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated pursuant to Rule 457 of the Securities Act of 1933.

(3)	Each Special Unit of Beneficial Interest (“SUBI”) issued by Ryder Truck Rental LT will constitute a beneficial interest in specified assets of Ryder Truck Rental LT, including certain leases and the vehicles relating to those leases. The SUBIs are not being offered to investors hereunder. Each Special Unit of Beneficial Interest Certificate (the “SUBI Certificate”) issued by Ryder Truck Rental LT and representing the related SUBI will be transferred to the applicable Issuing Entity. The SUBI Certificates are not being offered to investors hereunder

(4)	Not applicable.

(5)	In connection with this Registration Statement, we have previously paid the Commission a filing fee of $39.30.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE
     THIS REGISTRATION STATEMENT CONTAINS (I) A PROSPECTUS RELATING TO THE OFFERING OF ONE OR MORE SERIES OF ASSET BACKED NOTES BY VARIOUS TRUSTS CREATED FROM TIME TO TIME BY RYDER FUNDING II LP AND (II) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE TRUST OF A PARTICULAR SERIES OF ASSET BACKED NOTES DESCRIBED IN THE PROSPECTUS SUPPLEMENT. THE FORM OF PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES DESCRIBED THEREIN AND IS A FORM WHICH MAY BE USED BY RYDER FUNDING II LP TO OFFER ASSET BACKED NOTES UNDER THIS REGISTRATION STATEMENT.
     In addition, if and to the extent required by applicable law, the Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities. In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part II.

This document is subject to completion and amendment. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

Prospectus Supplement
(To Prospectus Dated [     ])
Subject to Completion, Dated September 22, 2008
$[     ]
RYDER VEHICLE LEASE TRUST [     ]
Issuing Entity
RYDER FUNDING II LP
Depositor
RYDER TRUCK RENTAL, INC.
Sponsor, Administrator and Servicer
ASSET BACKED NOTES

	A-1 Notes		A-2a Notes		A-2b Notes		B-1 Notes
Principal Amount	$		$		$		$
Interest Rate		%		%	LIBOR + [__]%			%
Final Scheduled Payment Date Price to Public(1)		%		%		%		%
Underwriting Discount(1)		%		%		%		%
Proceeds to Depositor(1)	$		$		$		$

Before you purchase any of these notes, be sure to read the risk factors beginning on page [ ] of this prospectus supplement and the risk factors set forth in the prospectus.	(1) Total price to the public is $[ ], total underwriting discount is $[ ] and total proceeds to the depositor are $[ ].

The issuing entity will issue four classes of notes and one class of certificates. Only the notes described in the table above are being offered by this prospectus supplement and the prospectus. The certificates represent all of the undivided beneficial ownership interests in the issuing entity, have no principal balance, do not have an interest rate and are not being offered to the public, but instead will be issued to and retained by Ryder Funding II LP.

The notes will represent interests in obligations of the issuing entity only and will not represent interests in or obligations of Ryder Truck Rental, Inc., Ryder Funding II LP, Ryder Truck Rental LT or any of their respective affiliates.

This prospectus supplement may be used to offer and sell any of the notes only if accompanied by the prospectus.
The notes accrue interest from [ ].

Principal of and interest on the notes will generally be payable on the 15th day of [                    ], [                    ], [                    ] and [                    ], unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on [     ].

The main sources for payment of the notes are a selected portfolio of Ryder Truck Rental, Inc. commercial full service truck, highway tractor and trailer lease contracts, the related trucks, highway tractors and trailers leased under those contracts, payments due on the lease contracts, proceeds from the sale of the leased vehicles, payments due under an interest rate [cap] [swap] agreement, and monies on deposit in a reserve account.

Credit Enhancement

•    Reserve account, with an initial deposit of $[     ], and thereafter a required balance of $[     ].

•    The Class B-1 Notes are subordinated to the Class A-1 Notes, Class A-2a Notes and Class A-2b Notes.

•    The certificates are subordinated to the notes to the extent described herein.

The issuing entity will also have the benefit of a interest rate [cap] [swap] agreement] with [ ], as [cap provider] [swap counterparty], to mitigate the risk associated with an increase in the floating interest rate of the Class A-2b Notes.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
[                    ]
The date of this prospectus supplement is [     ]

Prospectus Supplement

Reading this Prospectus Supplement and the Accompanying Prospectus
     We provide information on your securities in two separate documents that offer varying levels of detail:
•	this prospectus supplement will provide a summary of the specific terms of your securities; and

•	the accompanying prospectus provides general information, some of which may not apply to a particular series of securities, including your securities.
     Whenever information in this prospectus supplement is more specific than the information in the prospectus, you should rely on the information in this prospectus supplement.
     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.
     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus supplement and the prospectus is only accurate as of the dates on their respective covers.
     This prospectus supplement and the prospectus may contain forward-looking statements, including without limitation statistical information based on assumed facts. Whenever we use words like “intends”, “anticipates,” “may,” “will,” “shall,” “believes” or “expects”, or similar words in this prospectus supplement or in the prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus supplement or in the prospectus speak only as of the date of this prospectus supplement or the date of the prospectus, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement or the prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Transaction Overview

•	The special unit of beneficial interest, or SUBI, represents a beneficial interest in specific titling trust assets.

•	The SUBI represents a beneficial interest in a pool of Ryder Truck Rental, Inc. commercial full service truck, highway tractor and trailer lease contracts and the related leased vehicles.

•	The UTI represents titling trust assets not allocated to the SUBI or any other special unit of beneficial interest similar to the SUBI and the issuing entity has no rights in either the UTI assets or the assets of any other SUBI.

Flow of Funds*

*	This chart provides only a simplified overview of the priority of monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the prospectus for a further description.

Summary of Monthly Deposits to and Withdrawals from Accounts

Obligors' Lease Payments
Payments on Leases
Servicer
Proceeds From Sale Of Leased Vehicles
Purchasers of Leased Vehicles
Payments on Leased Leases & Proceeds from Sale of Leased Vehicles
Servicer Advances
Reimbursement of Servicer Advances
Repurchase Payments & Reallocation Payments
Total Servicing Fees
[[Cap][Swap] Counterparty]
[Swap Payments]
[[Cap][Swap] Payments]
SUBI Collection Account
Deposits to Reserve Account
Reserve Account
Payments on Certificates
Interest and Principal
Withdrawals from Reserve Account
Excess Funds from Reserve Fund
Note Distribution Account
Interest and Principal
Certificateholder
Certificateholder
Noteholders

Summary
This summary highlights selected information from this prospectus supplement and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the prospectus. You should carefully read both documents to understand all of the terms of the offering.
Principal Parties
   Issuing Entity
Ryder Vehicle Lease Trust [     ], a Delaware statutory trust that will be established by a trust agreement dated as of [     ], and will be the entity that issues the notes and the certificates.
   Depositor
Ryder Funding II LP, a limited partnership formed under the laws of Delaware.
The depositor’s principal executive offices are located at 11690 NW 105 Street, Miami, Florida 33178, and its telephone number is (305) 500-3726.
   Sponsor/Servicer/Administrator/Maintenance Provider
Ryder Truck Rental, Inc., a Florida Corporation.
The sponsor’s principal executive offices are located at 11690 NW 105 Street, Miami, Florida 33178, and its telephone number is (305) 500-3254.
   Owner Trustee
[     ].
   Indenture Trustee
[     ].
   Titling Trust
Ryder Truck Rental LT, a Delaware statutory trust.
   Titling Trustee
RTRT, Inc. a Delaware corporation.
   UTI Beneficiaries
Ryder Truck Rental I LP and Ryder Truck Rental II LP, each of which is a limited partnership formed under the laws of Delaware.
   [Cap Provider]
   [Swap Counterparty]
[     ].
Cutoff Date
Close of business on [     ].
Closing Date
Expected on or about [     ].
Assets of the Issuing Entity
The primary assets of the issuing entity will consist of a certificate representing the beneficial interest in a pool of Ryder Truck Rental, Inc. commercial full service truck, highway tractor and trailer closed-end lease contracts, the related trucks, highway tractors and trailers leased under those contracts and payments due on the lease contracts, proceeds from the sale of the leased vehicles, together with amounts in various accounts, including a reserve account.
As of the close of business on the cutoff date, the leases had:
•	an aggregate securitization value of $[ ] of which $[ ] (approximately [ ]%) represented the discounted residual values of the leased vehicles,

•	a weighted average original lease term of approximately [ ] months, and

•	a weighted average remaining term to scheduled maturity of approximately [ ] months.
The securitization value of each lease will be the sum of the present value of (i) the remaining financial component payments payable under the lease and (ii) the residual value of the leased vehicle, determined by the servicer, each determined using a discount rate equal to a securitization rate equal to [     ]%.
On the closing date, the titling trust will issue a special unit of beneficial interest, which is also called a SUBI, constituting a beneficial interest in the leases and the related leased vehicles. The SUBI certificate will be transferred to the issuing entity at the time it issues the notes and the certificates.
The SUBI certificate will evidence an indirect beneficial interest, rather than a direct ownership interest, in the related SUBI assets. By holding the SUBI certificate, the issuing entity will receive an amount equal to all payments made on or in respect of the SUBI assets, except as described under “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in the prospectus. Payments made on or in respect of all other titling trust assets will not be available to make payments on the notes and the certificates.
For more information regarding the issuing entity’s property, you should refer to “The Issuing Entity — Property of the Issuing Entity,” “The SUBI” and “The Leases” in this prospectus supplement.
Offered Notes

Class A-1 Notes:	$[ ]

Class A-2a Notes:	$[ ]

Class A-2b Notes:	$[ ]

Class B-1 Notes:	$[ ]
Certificates
The issuing entity will also issue certificates representing the equity interest in the issuing entity. The depositor currently does not expect to sell the certificates, but is not prohibited from doing so. The depositor is not offering the certificates by this prospectus supplement. The certificates will initially be held by the depositor. Any information in this prospectus supplement relating to the certificates is presented solely to provide you with a better understanding of the notes.
Payment Dates
Interest and principal will generally be payable on the 15th day of [                    ], [                    ], [                     ] and [                    ], unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment will be made on [     ].
Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the day immediately preceding the payment date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the payment date.
[Prefunding Period]
[On the closing date, $[                    ] received from the sale of the notes, which represents approximately [___]% of the aggregate securitization value as of the cut-off date, will be deposited into a segregated prefunding account. From the closing date and on or prior to [insert date no longer than 1 year from closing date], referred to herein as the prefunding period, the issuing entity will have the ability to purchase units of beneficial interests in additional leases and leased vehicles, to the extent there are sufficient funds on deposit in the prefunding account and to the extent such additional leases and leased vehicles satisfy certain requirements, as described in this prospectus supplement. To the extent sums on deposit in the prefunding account are not utilized to purchase such additional units of beneficial interests prior to the end of the prefunding period, such amounts will be transferred to the SUBI collection account and will be distributed on the next payment date.]
[Revolving Period]
[From the closing date and on or prior to [insert date no longer than 3 years from closing date], approximately [___]% of the principal collected on the leases and related leased vehicles, which represents approximately [___]% of the aggregate securitization value as of the cut-off date, may be applied by the indenture trustee to the acquisition of units of beneficial interests in additional leases and leased vehicles, rather than used to distribute payments of principal to securityholders during that period. These securities will possess an interest only period or limited amortization period, referred to herein as a revolving period. The leases and leased vehicles underlying such additional units of beneficial interests must satisfy certain requirements, as described in this prospectus supplement.]
Denominations
The notes will be issued in minimum denominations of [$25,000] [$100,000] and integral multiples of [$1,000] in excess thereof in book-entry form.
Per Annum Interest Rates
The notes will have fixed or adjustable rates of interest, as follows:
Class A-1 Notes: [     ]%
Class A-2a Notes: [     ]%
Class A-2b Notes: LIBOR + [     ]%
Class B-1 Notes: [     ]%
Final Scheduled Payment Dates
The issuing entity must pay the outstanding principal balance of each class of notes by its final scheduled payment date as follows:

A-1	[ ]

A-2a	[ ]

A-2b	[ ]

B-1	[ ]
Interest Period and Payments
The Class A-1 Notes and Class A-2b Notes will accrue interest on an actual/360 basis from and including the previous payment date, to but excluding the next payment date, except that the first accrual period will be from the closing date to, but excluding, [     ]. This means that the interest due on each payment date will be the product of:
•	the outstanding principal balance of the related class of notes,

•	the related interest rate, and

•	the actual number of days since the previous payment date to, but excluding, the current payment date or, in the case of the first payment date, [ ] divided by 360.
The Class A-2a Notes and the Class B-1 Notes will accrue interest on a 30/360 basis from and including the 15th day of the month in which the preceding payment date occurred, to but excluding the 15th day of the month that the payment date occurs, except that the first accrual period will be from the closing date to, but excluding, [     ]. This means that the interest due on each payment date will be the product of:
•	the outstanding principal balance of the related class of notes,

•	the related interest rate, and

•	30 or, in the case of the first payment date, [ ], divided by 360.
Interest payments on the Class A-1 Notes, the Class A-2a Notes and the Class A-2b Notes will be paid on a pro rata basis.
Interest payments on the Class B-1 Notes will be made after all interest due to the holders of the other notes is paid.
Interest payments on the notes as described above will be made from all available funds after [the swap counterparty has been paid the net amounts, if any, due under the interest rate swap agreement,] the servicing fee has been paid and certain advances and expenses have been reimbursed.
For more information regarding the payment of interest on the notes, you should refer to “Description of the Notes — Interest” and “Additional Information Regarding the Securities - Payments on the Securities” in this prospectus supplement.
[Interest Rate Cap Agreement]
[Because the interest rate on the Class A-2b Notes will be floating while the leases are implicitly fixed monthly obligations, the issuing entity will enter into an interest rate cap agreement with [     ], as cap provider, to mitigate the risk associated with an increase in the floating interest rate of the Class A-2b Notes above the weighted average lease rates under the leases. If LIBOR related to any payment date exceeds the cap rate of [     ]%, the cap provider will pay to the issuing entity an amount equal to the product of:

•	LIBOR for the related payment date minus the cap rate of [ ]%,

•	the notional amount on the cap, which will be equal to the total outstanding principal balance on the Class A-2b Notes on the first day of the accrual period related to such payment date, and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360.
If the cap provider’s credit ratings cease to be at a level acceptable to each rating agency, the cap provider will be obligated to post collateral, arrange for an eligible substitute cap provider satisfactory to the issuing entity, procure a guarantee of its obligations under the cap agreement or establish other arrangements satisfactory to those rating agencies to secure its obligations under the interest rate cap agreement.
Any amounts received under the interest rate cap agreement will be a source for interest payments on the notes.]
For more information regarding the interest rate cap agreement and the cap provider, you should refer to “Description of the Interest Rate Cap Agreement” in this prospectus supplement.
[Interest Rate Swap Agreement]
[Because the interest rate on the Class A-2b Notes will be floating while the leases are implicitly fixed monthly obligations, the issuing entity will enter into an interest rate swap agreement with [     ], as swap counterparty, to mitigate the risk associated with an increase in the floating interest rate of the Class A-2b Notes above the weighted average lease rates under the leases. Under the interest rate swap agreement, on each payment date, the issuing entity will be obligated to pay to the swap counterparty a fixed rate payment based on a per annum fixed rate of [     ]% multiplied by a notional amount equal to the balance of the Class A-2b Notes (calculated based on a 360 day year consisting of twelve 30 day months) and the swap counterparty will be obligated to pay to the issuing entity a per annum floating rate payment based on LIBOR multiplied by the same applicable notional amount (calculated based on the actual number of days in the related calculation period and a 360 day year).
On each payment date, the amount the issuing entity is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under the interest rate swap agreement. Only the net amount will be due from the issuing entity or the swap counterparty, as applicable.
The obligations of the issuing entity under the interest rate swap agreement are secured under the indenture.
If the swap counterparty’s credit ratings cease to be at a level acceptable to each rating agency, the swap counterparty will be obligated to post collateral, arrange for an eligible substitute swap counterparty satisfactory to the issuing entity, procure a guarantee of its obligations under the interest rate swap agreement or establish other arrangements satisfactory to those rating agencies to secure its obligations under the interest rate swap agreement.
Any amounts received under the interest rate swap agreement will be a source for interest payments on the notes.]
For more information regarding the interest rate swap agreement and the swap counterparty, you should refer to “Description of the Interest Rate Swap Agreement” in this prospectus supplement.
Principal
Principal payable on the notes on each payment date will be paid sequentially, in the following order of priority:
(1)	to the Class A-1 Notes until they are paid in full,

(2)	to the Class A-2a and Class A-2b Notes, pro rata based on the principal balance of the Class A-2a and Class A-2b Notes, until they are paid in full, and

(3)	to the Class B-1 Notes until they are paid in full.
After the occurrence of an event of default and an acceleration of the notes (unless and until such acceleration has been rescinded), available funds [(after the swap counterparty has been paid the net amounts, if any, due under the interest rate swap agreement,] the indenture trustee has been paid certain expenses, the servicing fee has been paid and certain advances have been reimbursed to the servicer) will be applied to pay principal in the following order, (i) first on the Class A-1 Notes, until the outstanding principal balance of the Class A-1 Notes have been paid in full, (ii) second on the remaining Class A Notes on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full and (iii) third on the Class B-1 Notes, until the outstanding principal balance of the Class B-1 Notes have been paid in full.
For more information regarding the payment of interest on the notes, you should refer to “Description of the Notes — Principal” and “Additional Information Regarding the Securities - Payments on the Securities” in this prospectus supplement.
Credit Enhancement
The credit enhancement of the notes will be the reserve account and the subordination of the certificates. Additional credit enhancement for the Class A Notes will be the subordination of the Class B-1 Notes. The credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the leases and other shortfalls in cash flows.
The available credit enhancement is limited. If losses on the leases exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal balance of any class of notes. Instead, if the amount available to make payments on the notes is reduced by such losses, shortfalls in the amount available to make distributions of interest and principal will result and you may incur a loss on your investment.
The Reserve Account
The owner trustee will establish a reserve account in the name of the indenture trustee. The reserve account will be funded as follows:
•	on the closing date, the [issuing entity][depositor] will make an initial deposit into the reserve account of $[ ], which is approximately [ ]% of the aggregate [securitization value of the leases and the related leased vehicles as of the cutoff date] [initial principal balance of the notes], and

•	on each payment date while the notes remain outstanding, any excess collections remaining after payment of principal of and interest on the notes and various other obligations and expenses of the issuing entity will be deposited into the reserve account until the reserve account balance is equal to [ ]% of the aggregate [securitization value of the leases and the related leased vehicles as of the cutoff date] [initial principal balance of the notes].
On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, any amounts on deposit in the reserve account in excess of the reserve account requirement will be released to the depositor.
The required reserve account balance on each payment date may be reduced pursuant to a downward adjustment formula that is acceptable to the rating agencies rating the notes.
Funds in the reserve account on each payment date will be available to cover shortfalls in payments on the notes as described in “Additional Information Regarding the Securities — Payments on the Securities” and “Security for the Notes—The Accounts—The Reserve Account.”
For more information regarding the reserve account, you should refer to “Security for the Notes — The Accounts — The Reserve Account” in this prospectus supplement.
Subordination of the Certificates
The certificates represent all of the ownership interests in the issuing entity. On each payment date, the certificates will only be entitled to receive funds remaining after all amounts payable on such payment date have been distributed. The certificates will not be entitled to payments of interest or principal.
Subordination of Class B-1 Notes
The Class B-1 Notes will not receive any distributions of interest or principal until all interest and principal has been paid on the Class A Notes.
Events of Default
The notes are subject to specified events of default described under “Description of Certain of the Basic Documents — The Indenture — Indenture Defaults” in the prospectus. Among these events are the failure to pay interest on the controlling class of notes for thirty days after it is due or the failure to pay principal on the final maturity date for the notes.
If an event of default occurs and continues, the indenture trustee or the holders of at least a majority of the outstanding principal balance of the controlling class of notes may declare the notes to be immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal balance of the controlling class of notes.
After an event of default and the acceleration of the notes, funds on deposit in the SUBI collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “Description of the Notes — Interest” and “— Principal.”
If the notes are accelerated after an event of default, the indenture trustee may, under certain circumstances:
•	institute proceedings in its own name for the collection of all amounts then payable on the notes,

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders, or

•	foreclose on the assets of the issuing entity, if the event of default relates to a failure by the issuing entity to pay interest on the notes when due or principal of the notes on their respective final maturity dates, by causing the issuing entity to sell those assets to permitted purchasers under the indenture.
For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “Description of Certain of the Basic Documents — The Indenture — Indenture Defaults” and “ — Remedies Upon an Indenture Default” in the prospectus.
Servicing and Maintenance; Administrator of Issuing Entities
Pursuant to the administration agreement, Ryder Truck Rental, Inc. will be responsible for servicing the leases allocated to the SUBI, handling the disposition of the related leased vehicles when the leases terminate or when leased vehicles relating to defaulted leases are repossessed and collecting amounts due in respect of the leases. Ryder will also act as maintenance provider to provide certain supplies, maintenance and other services for the leased vehicles. On each payment date, the issuing entity will pay Ryder Truck Rental, Inc. a servicing fee equal to, for each month in a collection period, one-twelfth of [     ]% of the aggregate securitization value of the leases and leased vehicles represented by the SUBI certificate as of the first day of that monthly period, or in the case of the first payment date, at the cutoff date, for performing the functions of the servicer. The servicer may also be entitled to retain as additional servicing compensation fees in the form of, among other things, late payment fees, extension fees, and other administration fees and expenses or similar charges received by the servicer during that month.
Under the administration agreement, a portion of each total monthly payment made by lessees on the leases will be retained by, or paid to, Ryder for its services as maintenance provider, and will not be available to make payments on the notes.
Additionally, Ryder will act as administrator of the issuing entity and will perform the issuing entity’s administrative obligations under the trust agreement and indenture.
For more information regarding the amount owed to the servicer, you should refer to “Additional Information Regarding the Securities — Servicing Compensation” in this prospectus supplement.
Optional Redemption
The servicer has the option to purchase or cause to be purchased all of the assets of the issuing entity on any payment date when the aggregate securitization value is less than or equal to 10% of the aggregate securitization value as of the cut-off date. If the servicer exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal balance plus accrued and unpaid interest.
For more information regarding optional redemption, you should refer to “Additional Information Regarding the Securities — Optional Redemption” in this prospectus supplement.

Advances
The servicer is required to advance to the issuing entity (i) lease payments that are due but unpaid by the lessee and (ii) proceeds from expected sales of leased vehicles for which the related leases have terminated only to the extent that the servicer determines that such advance will be recoverable from future payments on the related lease or leased vehicle. In making advances, the servicer will assist in maintaining a regular flow of payments on the leases, rather than guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer, without interest.
For more information regarding the advances by the servicer, you should refer to “Additional Information Regarding the Securities — Advances” in this prospectus supplement.
Reallocation of Leases and Leased Vehicles from the SUBI
The servicer will be obligated to reallocate from the SUBI any leases and related leased vehicles that breach certain representations, warranties or covenants that materially and adversely affect the issuing entity’s interests in those leases or related leased vehicles and where such breach is not cured in all material respects within a specified time following notice to the servicer. In connection with such reallocation, the servicer will be required to pay the issuing entity the reallocation payment for the lease.
For more information regarding reallocation payments by the servicer, you should refer to “The Leases — Characteristics of the Leases” in this prospectus supplement.
Tax Status
Special federal tax counsel to the issuing entity will render an opinion to the effect that for federal income tax purposes:
•	the notes will be characterized as debt if not owned by the beneficial owner of the equity interest in the issuing entity or a related person, and

•	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.
The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.
We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.
For more information regarding the application of federal income tax laws to the issuing entity and the notes, you should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and the prospectus.
Certain ERISA Considerations
It is expected that the notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that the conditions of an investor-based or statutory exemption are satisfied. However, plans contemplating a purchase of notes are encouraged to consult their counsel before making a purchase.
For more information, you should refer to “ERISA Considerations” in this prospectus supplement and in the prospectus.
Ratings
The notes will be issued only if the Class A-1 notes are rated in the highest short-term rating category, the Class A-2a Notes and Class A-2b Notes are rated in the highest long-term category and the Class B-1 Notes are rated in the third highest long-term rating category by [Moody’s Investors Service], [Fitch, Inc.] and/or [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.] There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.
For more information regarding the ratings of the notes, you should refer to “Ratings” in this prospectus supplement.

[Money Market Investment]
[The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. Money market funds contemplating a purchase of the Class A-1 Notes are encouraged to consult their counsel before making a purchase.]

Risk Factors
You should consider the following risk factors in deciding whether to purchase any of the notes. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in the notes.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to make offers to buy the notes and they may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity.

In addition, the secondary market for asset-backed securities is experiencing significantly reduced liquidity. This period of illiquidity may continue, and even worsen, and may adversely affect the market value of your notes. As a result, you may not be able to sell your notes when you want to do so, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

Payment priorities increase risk of loss or delay in payment to certain notes	Based on the priorities described under “Description of the Notes - Interest” and “- Principal,” classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes of notes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher alpha numerical class designations (i.e. 2 being higher than 1 and B being higher than A) will be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2a, Class A-2b and Class B-1 Notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-1 Notes. Accordingly, the Class B-1 Notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-2a and Class A-2b Notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets	The leased vehicles allocated to the SUBI were registered in [___] states and the District of Columbia, [with [___]% and [___]% of the aggregate cutoff date securitization value of the leases and the related leased vehicles, based on the state of original registration, in [___] and [___], respectively. No state other than [___] and [___] accounts for [10%] or more of the aggregate cutoff date securitization value of the leases and the related leased vehicles. Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. [Insert any applicable risk factors for any particular state/region that account for more than 10% of the cutoff date securitization value of the leases and the related leased vehicles.] Economic factors like unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their residual values.

You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement	The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the SUBI certificate, together with available funds in the reserve account. Accordingly, you will rely primarily upon collections on the leases and the related leased vehicles allocated to the SUBI and amounts on deposit in the reserve account. Funds on deposit in the reserve account will cover delinquencies on the leases and losses on the leases and leased vehicles up to a certain amount. However, if delinquencies and losses exceed the available credit enhancement for your notes, including the credit enhancement provided by subordination of the certificates and, in the case of the Class A Notes, the Class B-1 Notes, you may experience delays in payments due to you and you could suffer a loss.

In addition, if the residual values of the leased vehicles as originally determined by the servicer are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your notes is exceeded.

[Potential termination of the interest rate cap agreement presents cap provider risk]	[The issuing entity will enter into an interest rate cap agreement because payments under the leases are implicitly fixed monthly obligations while the Class A-2b Notes will bear interest at a floating rate based on LIBOR. The issuing entity will use payments made by the cap provider to help make interest payments on the Class A-2b Notes.

During those periods in which LIBOR is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of available funds in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The cap provider’s senior unsecured debt obligations currently are rated “[___]” from [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.], “[___]” from [Moody’s Investors Service] and “[___]” from [Fitch, Inc.]. A downgrade, suspension or withdrawal of any rating of the cap provider by a rating agency may result in the downgrade, suspension or withdrawal of the ratings assigned by such rating agency to any class (or all classes) of notes. Investors should make their own determinations as to the likelihood of performance by the cap provider of its obligations under the interest rate cap agreement. A downgrade, suspension or withdrawal of the rating assigned by a rating agency to a class of notes would likely have adverse consequences on the liquidity or market value of those notes.

If the interest rate cap agreement were to terminate early, a termination payment may be due to the issuing entity. The amount of any termination payment will be based on the market value of the interest rate cap agreement. Any termination payment could, if market interest rates and other conditions have changed materially, be substantial. If the cap provider fails to make a termination payment owed to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate cap agreement and the amount of available funds in the current or any future period may be reduced.]

[Risks associated with the interest rate swap agreement]	[The issuing entity will enter into an interest rate swap agreement because payments under the leases are implicitly fixed monthly obligations while the Class A-2b Notes will bear interest at a floating rate based on LIBOR. The issuing entity will use payments made by the swap counterparty to help make interest payments on the Class A-2b Notes.

During those periods in which the floating LIBOR-based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the Class A-2b

Notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes.

On the other hand, during those periods in which the floating rate payable by the swap counterparty is less than the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the issuing entity for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes and certain termination payments will be pari passu with interest on the Class A-1, Class A-2a and Class A-2b Notes, and senior to interest on the Class B-1 Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in interest and principal payments on your notes.

The swap counterparty’s senior unsecured debt obligations currently are rated “[___]” from [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.], “[___]” from [Moody’s Investors Service] and “[___]” from [Fitch, Inc.]. A downgrade, suspension or withdrawal of any rating of the swap counterparty by a rating agency may result in the downgrade, suspension or withdrawal of the ratings assigned by such rating agency to any class (or all classes) of notes. Investors should make their own determinations as to the likelihood of performance by the swap counterparty of its obligations under the interest rate swap agreement. A downgrade, suspension or withdrawal of the rating assigned by a rating agency to a class of notes would likely have adverse consequences on the liquidity or market value of those notes.

If the interest rate swap agreement were to terminate early, a termination payment may be due to the issuing entity or to the swap counterparty. The amount of any termination payment will be based on the market value of the interest rate swap agreement. Any termination payment could, if market interest rates and other conditions have changed materially, be substantial. If the swap counterparty fails to make a termination payment owed to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate swap agreement and the amount of available funds in the current or any future period may be reduced. If, on the other hand, the interest rate swap agreement is terminated and the issuing entity is required to pay termination payments to the swap counterparty, certain of such payments, if any, will be pari passu with payments of interest on the Class A-1, Class A-2a and Class A-2b Notes, and senior to payments of interest on the Class B-1 Notes, and may reduce the amount available to pay principal of and interest on the notes.]

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes	A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.], [Moody’s Investors Service] and [Fitch, Inc.] of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice from the issuing entity or the depositor. The ratings do not consider to what extent the notes will be subject to prepayment or that the outstanding principal balance of any class of notes will be paid prior to the final scheduled payment date for that class of notes.

Overview of the Transaction
     Please refer to page S-4 for a diagram providing an overview of the transaction described in this prospectus supplement and the prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-64.
     Ryder Truck Rental, Inc. (“Ryder”) has assigned, and will assign, full-service commercial truck, highway tractor and trailer leases to Ryder Truck Rental LT, a Delaware statutory trust (the “titling trust”). The titling trust was created in July 1997 to facilitate the titling of trucks, highway tractors and trailers in connection with the securitization of truck, highway tractor and trailer leases. The titling trust has issued to Ryder Truck Rental I LP (“RTR I LP”) and Ryder Truck Rental II LP (“RTR II LP” and, together with RTR I LP, the “UTI Beneficiaries”) a 99% and a 1% beneficial interest, respectively, in the undivided trust interest (the “UTI”). The UTI represents the entire beneficial interest in the unallocated assets of the titling trust. See “The Titling Trust – General” in the prospectus. RTRT, Inc. (the “Titling Trustee”) will be directed by the UTI Beneficiaries:
•	to establish a special unit of beneficial interest (the “SUBI”), and

•	to allocate to the SUBI a separate portfolio of leases (the “leases”), the related vehicles leased under the leases (the “leased vehicles”), the cash proceeds associated with such leases, the certificates of title relating to the leased vehicles and the right to receive payments under any insurance policy relating to the leases, the leased vehicles or the related lessees (the “obligors”).
     The SUBI will represent the entire beneficial interest in the leases, leased vehicles and other assets associated with such leases and leased vehicles referenced above (collectively, the “SUBI Assets”). Upon the creation of the SUBI, the portfolio of leases or leased vehicles will no longer constitute assets of the titling trust represented by the UTI, and the interest in the titling trust assets represented by the UTI will be reduced accordingly. The SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. The SUBI will not represent a beneficial interest in any titling trust assets other than the related SUBI Assets. Payments made on or in respect of any titling trust assets other than the SUBI Assets will not be available to make payments on the notes or the certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest similar to the SUBI (each, an “Other SUBI”) to be created out of the UTI. The issuing entity (and, accordingly, the Securityholders) will have no interest in the UTI, any Other SUBI or any assets of the titling trust evidenced by the UTI or any Other SUBI. See “The Titling Trust” and “The SUBI” in the prospectus.
     On the date of initial issuance of the notes and the certificates (the “Closing Date”), the titling trust will issue a certificate evidencing the SUBI (the “SUBI Certificate”) to or upon the order of the RTR I LP. RTR I LP will then sell, transfer and assign its beneficial interests in the SUBI represented by the SUBI Certificate to Ryder Funding II LP (the “depositor”). The depositor will in turn sell, transfer and assign the SUBI Certificate to Ryder Vehicle Lease Trust [___], a Delaware statutory trust (the “issuing entity”). The issuing entity will issue one class of asset backed certificates (the “certificates”) to the depositor, which represent the residual interest in the issuing entity, together with cash proceeds, in consideration for the SUBI Certificate and will pledge the SUBI Certificate to [___], in its capacity as indenture trustee (the “indenture trustee”) as security therefor. The issuing entity will also issue four classes of notes (the “notes”) in an aggregate principal balance of $[___] (the “Initial Note Balance”). The holders of the notes are referred to in this prospectus supplement as the “Noteholders”, and the holder of the certificates is referred to herein as the “Certificateholder”. The notes and the certificates are collectively referred to in this prospectus supplement as the “securities”, and the holders of the securities are referred to as “Securityholders”. Each class of notes will represent an obligation of, and each certificate will represent a fractional beneficial interest in, the issuing entity. Payments in respect of the certificates will be subordinated to payments in respect of the notes to the extent described in this prospectus supplement.
     The notes are the only securities being offered hereby. The depositor will initially retain the certificates.
     As a condition to the issuance of the notes, the notes must receive the ratings set forth under “Ratings” in this prospectus supplement from [Moody’s Investors Service or its successors (“Moody’s”) ], [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors (“Standard & Poor’s” ] and [Fitch, Inc. or its successors (“Fitch”)] and, together with [Standard & Poor’s] and [Moody’s], the “Rating Agencies”). For further information concerning the ratings assigned to the notes, including the limitations of such ratings, see “Ratings” in this prospectus supplement.
The Issuing Entity
Formation
     The issuing entity was formed as a Delaware statutory trust solely for the purposes of the transactions described in this prospectus supplement and the prospectus. The issuing entity will be governed by an amended and restated trust agreement, to be dated as of the Closing Date (the “Trust Agreement”), between the depositor and [___], as owner trustee (the “owner trustee”).
     The issuing entity will issue the notes pursuant to an indenture, to be dated as of the Closing Date (the “indenture”), between the issuing entity and [___], as indenture trustee and, together with the owner trustee, the “Trustees”), and will issue the certificates pursuant to the Trust Agreement.
     The issuing entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the issuing entity will be limited to:
•	issuing the securities;

•	acquiring the SUBI Certificate and the other property of the Trust Estate (as defined below) with the net proceeds from the sale of the securities;

•	assigning and pledging the Trust Estate to the indenture trustee;

•	making payments on the securities;

•	entering into and performing its obligations under the Basic Documents to which it is a party; and

•	engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.
     The term “Basic Documents” refers to the indenture, together with the SUBI Trust Agreement the Administration Agreement, the Issuing Entity Administration Agreement, the Trust Agreement, the SUBI Certificate Transfer Agreement, the Issuer SUBI Certificate Transfer Agreement and the [Cap Agreement] [Swap Agreement].
     Notes owned by the issuing entity, the depositor, the servicer and their respective affiliates will be entitled to all benefits afforded to the notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.
     The issuing entity’s principal office will be in [Wilmington, Delaware], in care of the owner trustee, at the address listed below under “The Owner Trustee and the Indenture Trustee.” The fiscal year of the issuing entity will end on December 31 of each year.
     The depositor or the servicer, on behalf of the issuing entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the issuing entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder. For more information on these periodic reports, you should refer to “The Notes – Reports to be Filed with the SEC” in the prospectus.
Property of the Issuing Entity
     On the Closing Date, the depositor will transfer the SUBI Certificate to the issuing entity pursuant to the Issuer SUBI Certificate Transfer Agreement. The issuing entity will then pledge its interest in the SUBI Certificate to the indenture trustee under the indenture. See “The SUBI –Transfers of the SUBI Certificate” in this prospectus supplement.
     After giving effect to the transactions described in this prospectus supplement, the property of the issuing entity (the “Trust Estate”) will include:
•	the SUBI Certificate, evidencing a 100% beneficial interest in the SUBI Assets, including the lease payments and the right to payments received after [___] (the “Cutoff Date”) from the sale or other disposition of the leased vehicles on deposit in the SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the SUBI Collection Account;

•	the Reserve Account and any amounts deposited therein (including investment earnings, net of losses and investment expenses, on amounts on deposit therein);

•	the rights of the issuing entity and of the owner trustee under the interest rate [cap] [swap] agreement and the amounts payable to the issuing entity thereunder;

•	the rights of the indenture trustee as secured party under a back-up security agreement with respect to the SUBI Certificate and the 100% undivided interest in the SUBI Assets;

•	the rights of the issuing entity to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the indenture;

•	the rights of the depositor, as transferee, under the SUBI Certificate Transfer Agreement;

•	the rights of the issuing entity, as transferee, under the Issuer SUBI Certificate Transfer Agreement;

•	the rights of the issuing entity as a third-party beneficiary of the Administration Agreement, including the right to certain Advances from the servicer, to the extent relating to the SUBI Assets, and the SUBI Trust Agreement; and

•	all proceeds and other property from and relating to the foregoing.
     The issuing entity will pledge the Trust Estate to the indenture trustee pursuant to the indenture.
     Holders of the notes will be dependent on payments made on the leases and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on the notes. Because the SUBI will represent a beneficial interest in the related SUBI Assets, the issuing entity will not, except to the extent of the back-up security interest as discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles – Back-up Security Interests” in the prospectus, have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the leased vehicles – which will be titled in the name of the titling trust or the Titling Trustee on behalf of the titling trust. It is therefore possible that a claim or lien in respect of the leased vehicles or the titling trust could limit the amounts payable in respect of the SUBI Certificate to less than the amounts received from the obligors of the leased vehicles or received from the sale or other disposition of the leased vehicles. To the extent that a claim or lien were to delay the disposition of the leased vehicles or reduce the amount paid to the holder of the SUBI Certificate in respect of its beneficial interest in the SUBI Assets, you could experience delays in payment or losses on your investment. See “Risk Factors – A depositor or servicer bankruptcy could delay or limit payments to you,” “ – Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes,” “The SUBI,” “Additional Legal Aspects of the Titling Trust and the SUBI – The SUBI” and “Additional Legal Aspects of the Leases and the Leased Vehicles – Back-up Security Interests” in the prospectus.

Capitalization of the Issuing Entity
     On the Closing Date, the issuing entity will initially be capitalized with $[___] aggregate principal balance of notes and one class of certificates. In exchange for cash proceeds, the issuing entity will transfer the notes to the underwriters and in exchange for the SUBI Certificate, the issuing entity will transfer the certificates, together with the cash proceeds from the sale of the notes to the underwriters, to the depositor. The underwriters will then sell the notes to the Noteholders. The certificates are not offered by this prospectus supplement. The depositor will retain all of the certificates, which represent all of the ownership interests in the issuing entity. The following table illustrates the capitalization of the issuing entity as of the Closing Date as if the issuance and the sale of the notes had taken place on that date:

Class A-1 Notes	$	[ ]
Class A-2a Notes		[ ]
Class A-2b Notes		[ ]
Class B-1 Notes		[ ]
Certificates		[ ]

Total	$	[ ]

The Depositor
     Information regarding the depositor is set forth under the caption “The Depositor” in the prospectus.
The Titling Trust
     Information regarding the titling trust, including information regarding the UTI Beneficiaries is set forth under the caption “The Titling Trust” in the prospectus.
The Owner Trustee and the Indenture Trustee
     [___] is the owner trustee under the Trust Agreement. [___] is a [___] banking corporation, and its Corporate Trust Office is located at [___], Attn: [___]. The depositor, the servicer, the titling trust and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The fees and expenses of the owner trustee will be paid by the servicer. [Description of experience serving as owner trustee for ABS transactions involving vehicle leases will be provided by owner trustee].
     [___] is the indenture trustee under the indenture. [___] is a banking association organized under the laws of the United States and its offices are located at (i) solely for purposes of surrender or exchange of notes, [___], Attention: [___] and (ii) for all other purposes, [___], Attention: [___]. The fees and expenses of the indenture trustee will be paid by the servicer. The depositor, the servicer, the titling trust and their respective affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. [Description of experience serving as indenture trustee for ABS transactions involving vehicle leases will be provided by indenture trustee].
     For a description of the roles and responsibilities of the owner trustee and the indenture trustee, see “Description of Certain of the Basic Documents – The Trust Agreement” and “ – The Indenture” in the prospectus, respectively.
Affiliations and Related Transactions
     The titling trust, the UTI Beneficiaries, the Titling Trustee and the depositor are affiliates of the Sponsor. There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the depositor, the issuing entity, the UTI Beneficiaries and the Sponsor.

     [The [Cap Provider] [Swap Counterparty] is an affiliate of [___], an underwriter of the notes. The indenture trustee is an affiliate of [___], an underwriter of the notes.]
Use of Proceeds
     The issuing entity will use the net proceeds from the sale of the notes (proceeds from the sale of the notes minus the underwriting discount payable to the underwriters) to acquire the SUBI Certificate from the Depositor, [to purchase the [Cap] [Swap] Agreement for $[___] and] to fund the Reserve Account in the amount of $[___]. No expenses incurred in connection with the selection and acquisition of the pool assets will be payable from the proceeds from the sale of the notes.
The SUBI
General
     The SUBI will be issued by the titling trust under a [___] SUBI supplement (the “SUBI Supplement”) to the amended and restated trust agreement dated as of February 1, 1998 (the “Titling Trust Agreement,” and together with the SUBI Supplement, the “SUBI Trust Agreement”), among the UTI Beneficiaries, the Titling Trustee, U.S. Bank National Association (“U.S. Bank”), as trust agent (in that capacity, the “Trust Agent”) and U.S. Bank Trust National Association (as successor in interest to Delaware Trust Capital Management, Inc.), as Delaware trustee. To provide for the servicing and maintenance of the SUBI Assets, the titling trust, the servicer and the UTI Beneficiaries will enter into a supplement (the “Servicing Supplement”) to the Administration Agreement dated as of February 1, 1998 (as amended from time to time) among the titling trust, the UTI Beneficiaries and Ryder, as administrative agent (in that capacity, the “servicer”) (together with the Servicing Supplement, the “Administration Agreement”). Under the Administration Agreement, Ryder will also act as maintenance provider (in that capacity, the “Maintenance Provider”) and will provide specified services and maintenance in respect of the leased vehicles.
     The SUBI will represent an indirect beneficial interest, rather than a direct legal interest, in the leases and the leased vehicles allocated to that SUBI, all proceeds of or payments on or in respect of the leases or leased vehicles received or due after the close of business on the Cutoff Date, and all other related SUBI Assets, including:
•	amounts in the SUBI Collection Account received in respect of the leases or the sale of the leased vehicles,

•	certain monies due under or payable in respect of the leases and the leased vehicles after the Cutoff Date, including the right to receive payments made to Ryder, the depositor, the titling trust, the Titling Trustee or the servicer under any insurance policy relating to the leases, the leased vehicles or the related obligors, and

•	all proceeds of the foregoing.
     The SUBI will not represent a beneficial interest in any titling trust assets other than the related SUBI Assets. None of the issuing entity, the Noteholders and the Certificateholder will have an interest in the UTI, any Other SUBI or any assets of the titling trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of titling trust assets not represented by the SUBI will not be available to make payments on the notes or the certificates.
     On the Closing Date, the titling trust will issue the SUBI Certificate evidencing the SUBI to or upon the order of RTR I LP, as a UTI Beneficiary. For more information regarding the titling trust, the UTI Beneficiaries and the Titling Trustee, you should refer to “The Titling Trust” in the prospectus.
Transfers of the SUBI Certificate
     Upon issuance by Ryder Truck Rental LT, the SUBI Certificate will be transferred by RTR I LP, a UTI Beneficiary, to the depositor and then transferred by the depositor to the issuing entity.

     Transfer of the SUBI Certificate by the RTR I LP to the depositor will be made pursuant to a transfer agreement, to be dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat the conveyance of the SUBI Certificate to the depositor as an absolute sale, transfer and assignment for all purposes.
     Immediately after the transfer of the SUBI Certificate to the depositor, the depositor will:
•	sell, transfer and assign to the issuing entity, without recourse, all of its right, title and interest in and to the SUBI Certificate under a transfer agreement, to be dated as of the Closing Date (the “Trust SUBI Certificate Transfer Agreement”), and

•	deliver the SUBI Certificate to the issuing entity.
     In exchange, the issuing entity will transfer to the depositor the notes and the certificates.
     Immediately following the transfer of the SUBI Certificate to the issuing entity, the issuing entity will pledge its interest in the Trust Estate, which includes the SUBI Certificate, to the indenture trustee as security for the notes.
The Leases
General
     The leases allocated to the SUBI will consist of a pool of [___] leased vehicles for which the related leases had an Aggregate Cutoff Date Securitization Value of $[___]. The leases were assigned to the titling trust by Ryder on or prior to the Closing Date. The leases are operating leases under generally accepted accounting principles and have been selected based upon the criteria specified in the SUBI Trust Agreement and described below under “ – Characteristics of the Leases” and under “The Leases – Representations, Warranties and Covenants” in the prospectus. Ryder will represent and warrant that it used no adverse selection procedures in selecting the leases for allocation to the SUBI as SUBI Assets and that it is not aware of any bias in the selection of the leases that would cause delinquencies or losses on the leases to be worse than any other leases held by the titling trust. However, there can be no assurance as to delinquencies or losses on the leases.
     All of the leases will be closed-end leases. Each lease will provide that Ryder may terminate the lease and repossess the related leased vehicle following an event of default by the related obligor (each, a “Lease Default”). Typical Lease Defaults include, but may not be limited to, failure of the obligor to make payments when due, certain events of bankruptcy or insolvency of the obligor, failure of the obligor to maintain the insurance required by the related lease (if the obligor is required to maintain the insurance), failure to make required repairs on the related leased vehicle or failure to comply with any other term or condition of the lease. Ryder regularly tracks obligors’ compliance with their payment and insurance obligations and monitors obligors for noncompliance as more fully described under “The Leases – Insurance” and “ – Collection, Repossession and Disposition Procedures” in the prospectus.
     The leases generally contain an annual termination option (the “Annual Termination Option”) which permits either Ryder or the obligor to terminate a lease on the annual anniversary of the date the related leased vehicle was delivered to the obligor, or with respect to some leases, more frequently, by giving the other party at least 60 days’ written notice of its election to exercise the Annual Termination Option. If Ryder exercises the Annual Termination Option on a lease, the related obligor will have the right, but not the obligation, to purchase the related leased vehicle. If an obligor exercises the Annual Termination Option on a lease, Ryder has the option to require the obligor to purchase the related leased vehicle on the effective date of the termination.
     If an obligor elects or is required to purchase a leased vehicle in connection with the exercise of the Annual Termination Option, the obligor must remit a payment to Ryder (the “Termination Value Payment”) as the termination value of the Vehicle (the “Termination Value”). Additionally, the obligor must pay all sales and use taxes relating to the purchase. The Termination Value of a leased vehicle ordinarily will exceed the estimated sales proceeds of such leased vehicle as determined on the date the related lease was originated (the “Residual Value”) and generally will exceed the Securitization Value. Only an amount up to the Securitization Value of the leased vehicle will be deposited into the SUBI Collection Account. Any excess between the Termination Value Payment and the Securitization Value will be released to the servicer as additional compensation. If an obligor fails to purchase a leased vehicle when required to do so, Ryder may solicit wholesale cash bids for the leased vehicle and require the obligor to pay the difference between the highest bid and the Termination Value of the leased vehicle. Obligors have neither the right nor the obligation to purchase a leased vehicle at the Maturity Date of the related lease.
     In the event of termination of a lease where the related obligor is in default following a casualty of the related leased vehicle, amounts collected with respect to the lease and leased vehicle, after deducting costs and other sums retained by the servicer in connection therewith, may be less than the Securitization Value of the lease. In the event that any of the foregoing shortfalls are not covered from available monies on deposit in the Reserve Account and the subordination of payments otherwise payable to the holders of certain other classes of notes, if any, and the certificates, to the extent described in this prospectus supplement, investors in the notes could suffer a loss on their investment.
     The information provided in this prospectus supplement provides certain information regarding the leases and leased vehicles that comprise the SUBI Assets. For additional information regarding Ryder’s leasing program and general information regarding leases originated by Ryder, you should refer to “The Leases” in the prospectus.
Characteristics of the Leases
     The leases were selected by reference to several criteria, including, that as of the Cutoff Date, each lease applied to a leased vehicle that:
•	is a commercial truck, highway tractor or trailer;

•	has a model year of [___] or later; and

•	is subject to a lease with a scheduled Maturity Date on or after the [___] Payment Date and no later than the [___] Payment Date.
     For a listing of other applicable selection criteria see “The Leases – Representations, Warranties and Covenants” in the prospectus.
     The leases, in the aggregate, possess the following characteristics as of the Cutoff Date:
Aggregate Securitization Value
Aggregate Residual Value
Aggregate Residual Value as a Percentage
of Aggregate Securitization Value

	Average	Minimum	Maximum
Number of Leases
Securitization Value	$	$	$
Residual Value	$	$	$
Seasoning (Months)
Remaining Term (Months)
Original Term (Months)
     As of the Cutoff Date, the leases had an aggregate Securitization Value (the “Aggregate Cutoff Date Securitization Value”) of $[___].

     As of the Cutoff Date, less than 20% of the leases, by Aggregate Cutoff Date Securitization Value, were delinquent. As of the Cutoff Date, [___] leases comprising [___]% of the leases, by Aggregate Cutoff Date Securitization Value, were 31-60 days past due. As of the Cutoff Date, no lease was more than 60 days past due.
     [If leases are seasoned leases, insert historical delinquency information regarding the seasoned leases]
     As of the Cutoff Date, no single obligor accounted for more than [___]% of the total value of the lease and the related leased vehicle on Ryder’s books (“Net Book Value”) of the leased vehicles. As of the Cutoff Date, the top five and ten obligors accounted for approximately [___]% and [___]% of the leased vehicles by Aggregate Cutoff Date Securitization Value, respectively, and the leased vehicles had an aggregate Residual Value of $[___], representing [___]% of the Aggregate Cutoff Date Securitization Value.
     For more information regarding the methodology used to determine the Securitization Value and Residual Value of a lease, you should refer to “ – Calculation of the Securitization Value of the Leases” below.
     The servicer will be required to deposit or cause to be deposited into the SUBI Collection Account an amount equal to the Securitization Value of a lease allocated to the SUBI (the “Reallocation Payment”) if:
•	the Titling Trustee, the servicer, the issuing entity or the depositor discovers a breach of the criteria specified above or any representation, warranty or covenant referred to under “The Leases – Representations, Warranties and Covenants” in the prospectus that materially and adversely affects the issuing entity’s interests in that lease or leased vehicle, and

•	the breach is not cured in all material respects within 60 days after the servicer discovers the breach or is given notice of it.
     The Reallocation Payment must be made by the servicer as of the day on which the related cure period ended. Upon such payment, the related lease and leased vehicle shall no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of Ryder as servicer under the Administration Agreement. Under some circumstances, the servicer will be required to make Reallocation Payments in respect of some leases as to which certain administration and servicing procedures have not been followed that materially and adversely affect the interests of the issuing entity in those leases.
Calculation of the Securitization Value of the Leases
     Under the Administration Agreement, the servicer will calculate a “Securitization Value” for each lease allocated to the SUBI, as described under “The Leases—Calculation of the Securitization Values of the Leases” in the accompanying prospectus. The “Securitization Rate” will be [___]%.
     Over the term of each lease, modified as permitted by the terms of the Servicing Supplement (the “Lease Term”) until its scheduled maturity or other termination (the “Maturity Date”), the obligor is required to make a total monthly payment (the “Total Monthly Payment”) intended to cover:
•	the cost of financing the related leased vehicles;

•	scheduled depreciation of the leased vehicle; and

•	certain specified services and maintenance to be performed and supplies to be furnished by Ryder.
     Invoices are sent to each obligor setting forth the Total Monthly Payment due with respect to the leased vehicles. Total Monthly Payments are generally comprised of four components:
•	the Fixed Charge (the “Fixed Charge”), which is a fixed dollar amount due every month during the Lease Term regardless of the actual usage of the leased vehicle by the related obligor;

•	a variable charge, which changes from month to month depending on leased vehicle usage;

•	a variable charge for fuel provided by Ryder during the preceding month; and

•	a variable charge for other services, including without limitation accident charges, repairs, accessory charges, customer vehicle fuel for non–Ryder vehicles, miscellaneous charges, credits and interstate fuel taxes.
     For the leases, only the rights to the financial component of the Fixed Charge, which represents the financing cost and depreciation of the related leased vehicle (“Financial Component”), will be available to the issuing entity to make payments in respect of the notes. Because the Financial Component and the Maintenance Component are not billed separately to the obligor or tracked separately by Ryder, a predetermined dollar amount of the Fixed Charge component of Total Monthly Payments will be identified as the Financial Component. The remainder of the Fixed Charge, in addition to the other components of the Total Monthly Payment, will comprise the Maintenance Component (the “Maintenance Component”). The Maintenance Component will be allocated to and retained by Ryder, as Maintenance Provider, and, therefore, will not be available to make payments on the notes. Although each lease provides that Ryder may change the Fixed Charge on specified dates twice yearly based on changes in the Consumer Price Index, the Financial Component of each lease will be established as of the applicable Cutoff Date and will not change over the Lease Term.
Determination of Residual Values
     For purposes of pricing a leasing transaction, at the time of lease origination, Ryder calculates an expected Residual Value. The Residual Value is the amount used by Ryder to calculate the base monthly lease payments under a lease, assuming that the lease amortizes like a loan and utilizing Ryder’s required rate of return. When a leased vehicle is sold after being returned by the obligor at the end of the related lease, there will be a residual loss if the Sales Proceeds of the leased vehicle are less than the Residual Value. There will be a gain if the Sales Proceeds of the leased vehicle are higher than the Residual Value.
     In establishing the Residual Value of leased vehicles, Ryder uses an internally developed proprietary model. The model uses, among other things, factors such as vehicle manufacturer, engine manufacturer, vehicle age, mileage, and Ryder’s five-year historical sales experience. The model is updated on a quarterly basis providing for five-years of rolling sales data. The model is reviewed regularly by Ryder’s asset management team. The Termination Value set forth in the Schedule A to a related lease is generally higher than the Residual Value determined pursuant to the model.
     The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the Residual Value of a leased vehicle over its actual future market value represents a residual loss at lease termination.
     All of the leases and leased vehicles that have been allocated to the SUBI have been originated under the Residual Value policies described above. Notwithstanding the foregoing, no assurance can be given as to Ryder’s future experience with respect to Residual Value Losses and the return rates of Ryder vehicles relating to leases originated under these Residual Value policies.
     The depositor expects that the aggregate Residual Value of the leased vehicles will not exceed approximately [35%][40%] of the aggregate Securitization Value of the related leases assigned to the SUBI as of the Closing Date.
Tabular Information Regarding the Leases and Leased Vehicles
     The tables set forth below provide certain statistical information regarding the leases and the leased vehicles. Information regarding Aggregate Cutoff Date Securitization Value and percentages of Aggregate Cutoff Date Securitization Value has been calculated based on the Securitization Rate. Balances and percentages may not add to totals due to rounding.

     Distribution of the Leases by Cutoff Date Securitization Value
     As of the Cutoff Date, the composition of the leases by Cutoff Date Securitization Value was as follows:

Percentage of
Aggregate
		Percentage of			Cutoff Date
		Total Number		Aggregate Cutoff Date	Securitization
Cutoff Date Securitization Value	Number of Leases	of Leases		Securitization Value	Value
$10,000.01 – 20,000.00			%	$		%
$20,000.01 – 30,000.00
$30,000.01 – 40,000.00
$40,000.01 – 50,000.00
$50,000.01 – 60,000.00
$60,000.01 – 70,000.00
$70,000.01 – 80,000.00
$80,000.01 – 90,000.00
$90,000.01 – 100,000.00
$100,000.01 – 110,000.00
$110,000.01 – 120,000.00

Total		100.00%			$100.00%

     Distribution of the Leases by Original Maturity
     As of the Cutoff Date, the distribution of the leases by the term of original maturity was as follows:

Percentage of
		Percentage of			Aggregate
		Total Number		Aggregate Cutoff Date	Cutoff Date
Term of Maturity	Number of Leases	of Leases		Securitization Value	Securitization Value
18 – 24 months			%	$		%
25 – 36 months
37 – 48 months
49 – 60 months
61 – 72 months
73 – 84 months
85 – 96 months
97 – 108 months
109 – 120 months

Total		100.00%		$	100.00%

     Distribution of the Leases by Remaining Term
     As of the Cutoff Date, the composition of the leases by number of months until Maturity Date was as follows:

Percentage of
Aggregate
		Percentage of			Cutoff Date
		Total Number		Aggregate Cutoff Date	Securitization
Term of Maturity	Number of Leases	of Leases		Securitization Value	Value
18 – 24 months			%	$		%
25 – 36 months
37 – 48 months
49 – 60 months
61 – 72 months
73 – 84 months
85 – 96 months
97 – 108 months
109 – 120 months

Total		100.00%		$	100.00%

     Distribution of the Leases by Maturity
     As of the Cutoff Date, the distribution of the leases by quarter of maturity was as follows:

					Percentage of			Percentage
		Percentage		Aggregate	Aggregate			of
		of Total		Cutoff Date	Cutoff Date			Aggregate
	Number of	Number of		Securitization	Securitization		Aggregate	Residual
Quarters	Leases	Leases		Value	Value		Residual Value	Value
			%	$		%	$		%

Total			%	$		%	$		%

     Distribution of the Leased Vehicles by Manufacturer
     As of the Cutoff Date, the distribution of the leased vehicles by manufacturer was as follows:

Percentage of
Aggregate
		Percentage of			Cutoff Date
	Number of Leased	Total Number		Aggregate Cutoff Date	Securitization
Manufacturer	Vehicles	of Leases		Securitization Value	Value
Freightliner/Mercedes			%	$		%
Navistar International
Mack Trucks, Inc.
Isuzu
General Motors Corp
Sterling Ford
Volvo
Ford Motor Company
Kenworth
Utility Trailers
Wabash National
Ottowa
Great Dane Trailer
Peterbilt
Trailmobile Trailers
Workhorse Custom Chassi
Kidron, Inc.
Freightliner Custom Chassis Corp
Fruehauf Trailers
Western Star Trucks Inc.
Acro Trailers
Chevrolet Motor
Capacity of Texas, Inc.
STER
Centennial Industries
Magnum
Trail King
Benlee
Nu-Van
Dorsey Trailer
Stoughton Trailers

Total		100.00%		$	100.00%

     Distribution of the Leased Vehicles by State
     As of the Cutoff Date, the distribution of the leased vehicles by state of origination, based on the state in which the related leased vehicle is titled, was as follows:

Percentage of
Aggregate
		Percentage of			Cutoff Date
	Number of Leased	Total Number		Aggregate Cutoff Date	Securitization
State	Vehicles	of Leases		Securitization Value	Value
Alabama			%	$
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin

Total		100.00%		$	100.00%

     No state other than [___] and [___] accounts for 10% or more of the Aggregate Cutoff Date Securitization Value of the leases and related leased vehicles. Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. See “Risk Factors –

The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets.”
Distribution of the Leased Vehicles by Asset Class
As of the Cutoff Date, the distribution of the leased vehicles by asset class was as follows:

Percentage of
		Percentage of			Aggregate
	Number of Leased	Total Number		Aggregate Cutoff Date	Cutoff Date
Asset Class	Vehicles	of Leases		Securitization Value	Securitization Value
Big Bore Diesel Trucks			%	$		%
Dry Trailer
Diesel Truck (less than or equal to 16,000 pounds)
Diesel Truck (less than or equal to 26,000 pounds/ less than or equal to 20 feet)
Diesel Truck (less than or equal to 26,000 pounds/ greater than 20 feet)
Diesel Truck (greater than 26,000 pounds/ less than or equal to 20 feet)
Diesel Truck (greater than 26,000 pounds/greater than 20 feet)
Flatbed Trailer
Gas Straight Truck
Other Highway tractor
Other Truck
Panel Van and Pickup
Parcel Van
Refrigeration Trailer
Refrigeration Truck (less than or equal to 26,000 pounds)
Refrigeration Truck (greater than 26,000 pounds)
Single Axle Sleeper Highway tractor
Single Axle Highway tractor
Stake and Flatbed Truck
Tandem Axle Conventional Sleeper Highway tractor
Tandem Axle Highway tractor
Tandem Axle COE Sleeper Highway tractor

Total		100.00%		$	100.00%

[Characteristics of the Additional Leases]
              [If additional leases are assigned to the [___]-[_] SUBI during a revolving period or prefunding period, the characteristics of such additional leases as of a certain date, and the underwriting criteria applicable thereto, will be described pursuant to Item 1111(g)(7) of Regulation AB].

Maturity, Prepayment and Yield Considerations
     Information regarding maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Notes” in this prospectus supplement and “Risk Factors - The timing of principal payments is uncertain” in the prospectus. No principal payments will be made on the Class A-2a and Class A-2b Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class B-1 Notes until the Class A-1 Notes, Class A-2a Notes and Class A-2b Notes have been paid in full. However, upon the acceleration of the notes following an Indenture Default, after the principal of the Class A-1 Notes has been paid in full, the Class A-2a Notes and the Class A-2b Notes will be paid on a pro rata basis with respect to principal, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full. After the principal of the Class A-2a and Class A-2b Notes has been paid in full, principal of the Class B-1 Notes will be paid. See “Description of the Notes — Interest” and “— Principal” in this prospectus supplement.
     Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) on the leases and the leased vehicles, final payment of any class of notes could occur later or significantly earlier than their respective final scheduled payment dates set forth in “Description of the Notes — Principal” (each, a “Final Scheduled Payment Date”) in this prospectus supplement. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes if final payment on such notes occurs significantly earlier than such notes’ Final Scheduled Payment Date. No prediction can be made as to the rate of prepayments on the leases in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Maturity, Prepayment and Yield Considerations” and “Risk Factors — The timing of principal payments is uncertain” in the prospectus.
Static Pool Data
     Attached to this prospectus supplement as Appendix A are charts that reflect Ryder’s experience pertaining to prepayments, delinquencies, repossessions and net losses on its portfolio of commercial truck, highway tractor and trailer leases, including information relating to the prior pool of leases that was securitized by the Sponsor in the Ryder Vehicle Lease Trust 1998-A transaction, the Ryder Vehicle Lease Trust 1999-A transaction and the Ryder Vehicle Lease Trust 2001-A transaction. There can be no assurance that the information included in Appendix A will correspond to or be an accurate predictor of the performance of this securitization transaction.
     Information in Appendix A relating to pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.
Weighted Average Life of the Notes
     The following information is provided solely to illustrate the effect of prepayments of the leases and the related leased vehicles on the unpaid principal balances of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases.
     Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption (the “100% Prepayment Assumption”) assumes that the original principal balance of the leases will prepay as follows:
(1)	In month one, prepayments will occur at [ ]% ABS and increase by [ ]% ABS each month until reaching [ ]% ABS in the 30th month of the life of the lease.

(2)	In month 31, prepayments increase to [ ]% ABS and remain at that level until the 36th month of the life of the lease.

(3)	In month 37, prepayments decrease to [ ]% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.
     Neither any ABS rate nor the 100% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.
     The tables below were prepared on the basis of certain assumptions, including that:
•	all Total Monthly Payments are timely received and no lease is ever delinquent;

•	no Reallocation Payment is made in respect of any lease;

•	there are no losses in respect of the leases;

•	distributions of principal of and interest on the notes are made on the 15th day of [ ], [ ], [ ] and [ ] of each year, whether or not the day is a Business Day;

•	the Servicing Fee is [ ]% per annum;

•	all prepayments on the leases are prepayments in full;

•	the Reserve Account is funded with an amount equal to the Reserve Fund Initial Deposit;

•	the Aggregate Cutoff Date Securitization Value is $[ ], based on the Securitization Rate; and

•	the Closing Date is [ ].
     In addition, the cash flow schedules appearing in the immediately following table were generated assuming (i) that the obligors make their remaining lease payments starting in [                    ] and every month thereafter until all scheduled lease payments are made and (ii) that the Residual Value of the Leased Vehicles is due the month following the last related lease payment:

	Lease Payments	Residual Value
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
     No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein. See “Maturity, Prepayment and Yield Considerations” in the prospectus.
     The following tables set forth the percentages of the unpaid principal balance of each class of the notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 25%, 50%, 75% and 100% of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “25% Prepayment Assumption” assumes that a lease will prepay at 25% of the Prepayment Assumption and so forth.

     In each case, the weighted average life of a class of notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).
Percentage of Class A-1 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	0%	25%	50%	75%	100%
Closing Date	100.00	100.00	100.00	100.00	100.00
Weighted Average Life To Maturity (years)
[Weighted Average Life To Call (years)]
     In calculating the Final Scheduled Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [                    %] was utilized. The actual Payment Date on which the Class A-1 Notes are paid in full may be before or after this date depending on the actual payment experience of the leases included as SUBI Assets.
Percentage of Class A-2a Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	0%	25%	50%	75%	100%
Closing Date	100.00	100.00	100.00	100.00	100.00
Weighted Average Life To Maturity (years)
[Weighted Average Life To Call (years)]
     In calculating the Final Scheduled Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [                    %] was utilized. The actual Payment Date on which the Class A-2a Notes are paid in full may be before or after this date depending on the actual payment experience of the leases included as SUBI Assets.
Percentage of Class A-2b Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	0%	25%	50%	75%	100%
Closing Date	100.00	100.00	100.00	100.00	100.00
Weighted Average Life To Maturity (years)
[Weighted Average Life To Call (years)]
     In calculating the Final Scheduled Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [                    %] was utilized. The actual Payment Date on which the Class A-2b Notes are paid in full may be before or after this date depending on the actual payment experience of the leases included as SUBI Assets.

Percentage of Class B-1 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	0%	25%	50%	75%	100%
Closing Date	100.00	100.00	100.00	100.00	100.00
Weighted Average Life To Maturity (years)
[Weighted Average Life To Call (years)]
     In calculating the Final Scheduled Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [                    %] was utilized. The actual Payment Date on which the Class B-1 Notes are paid in full may be before or after this date depending on the actual payment experience of the leases included as SUBI Assets.
Note Factors and Trading Information
     The “Note Factor” for each class of notes will be a seven-digit decimal that the servicer will compute prior to each payment with respect to that class of notes. The Note Factor represents the remaining outstanding principal balance of that class of notes, as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal balance of that class of notes.
     Each Note Factor will initially be 1.0000000 and thereafter the Note Factor will decline to reflect reductions in the outstanding principal balance of the applicable class of notes. A Noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (1) the original denomination of that Noteholder’s notes and (2) the applicable Note Factor.
     On each Payment Date, the indenture trustee will provide to each Noteholder (which, in the case of the notes, will be Cede & Co. (“Cede”) as the nominee of the Depository Trust Company (“DTC”) unless Definitive Notes are issued under the limited circumstances described under “The Notes – Definitive Notes” in the prospectus), unaudited reports concerning payments received on or in respect of the leases and the leased vehicles, the Note Factor for each class of notes and various other items of information. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the indenture trustee will mail to each person who at any time during that calendar year was a Noteholder a statement containing that information that is reasonably available to the indenture trustee as is reasonably necessary to permit the Noteholder to prepare its state and federal income taxes. See “Additional Information Regarding the Securities — Statements to Noteholders” in this prospectus supplement and “The Notes - Statements to Noteholders” in the prospectus.
The Sponsor and Servicer
General
     Ryder Truck Rental, Inc. will be the sponsor of the transaction described in this prospectus supplement and in the prospectus. All of the leases will be originated by Ryder in the ordinary course of its leasing business using the underwriting criteria described under “The Leases — Lease Underwriting Procedures” in the prospectus. Additionally, Ryder, as the servicer, will administer and service the leases, and, as Maintenance Provider, will provide specified services and maintenance in respect of the leased vehicles. Ryder will also serve as Administrator of the issuing entity and, in such capacity, will perform the issuing entity’s administrative obligations under the Trust Agreement and the indenture. As Sponsor, Ryder has participated with the Underwriters in structuring the transactions described in this prospectus supplement and in the prospectus.
     Ryder is a Florida corporation that was incorporated in 1953. Ryder provides full service truck leasing to nearly 23,700 commercial customers ranging from large national enterprises to small companies. As of December 31, 2007, Ryder had a fleet of 159,400 vehicles, including 138,800 vehicles leased to affiliates, leased or rented through approximately 735 locations in 49 states, Puerto Rico, and 6 Canadian provinces. Under a full service lease, Ryder provides its customers with vehicles, maintenance, supplies and related equipment necessary for operation, while its customers furnish and supervise their own drivers, and dispatch and exercise control over the related vehicles. Additionally, as of December 31, 2007, Ryder provided contract maintenance services to more than 1,220 customers and serviced 31,500 vehicles under maintenance contracts. Ryder also provides short-term truck rentals, which tend to be seasonal, to commercial customers to supplement their fleets during peak business periods. As of December 31, 2007, Ryder had a fleet of 34,100 vehicles, ranging from heavy-duty highway tractors and trailers to light-duty trucks, available for commercial short-term rental.
     From December 31, 2002 to December 31, 2007, Ryder increased its U.S. full service lease revenue by 9.2%. Over that same period, the number of Ryder truck, highway tractor and trailers leased by Ryder in the United States has increased by 0.1%.
     Ryder has sponsored one private securitization of truck, highway tractor and trailer leases since 1998, known as the Ryder Vehicle Lease Trust 1998-A transaction. Ryder has sponsored two public securitizations of truck, highway tractor and trailer leases since 1999, known as the Ryder Vehicle Lease Trust 1999-A transaction and Ryder Vehicle Lease Trust 2001-A transaction. There have been no defaults in any of those securitizations of truck, highway tractor and trailer leases and Ryder has not taken any actions outside of its ordinary performance to prevent any such events. None of these securitizations are currently outstanding. In addition to truck, highway tractor and trailer leases, Ryder has in the past also securitized other assets, primarily accounts receivable.
     Ryder is a wholly owned subsidiary of Ryder System, Inc. (“Ryder System”). Ryder System is a publicly held Florida corporation that was incorporated in 1955. Ryder System is divided into three business segments:
•	Fleet Management Solutions, which provides full service leasing, contract maintenance, contract-related maintenance and commercial rental of trucks, highway tractors and trailers to customers principally in the U.S., Canada and the U.K.;

•	Supply Chain Solutions, which provides comprehensive supply chain solutions including distribution and transportation services throughout North America and in Latin America, Europe and Asia; and

•	Dedicated Contract Carriage, which provides vehicles and drivers as part of a dedicated transportation solution in the U.S.
     Ryder System’s common stock, which is listed and traded on the New York Stock Exchange under the symbol “R,” is a component of both the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. As of December 31, 2007, Ryder System and its subsidiaries had a fleet of 159,400 vehicles and 28,800 employees.
Lease Securitization
     Ryder’s truck, highway tractor and trailer lease securitization program was first established and used for the Ryder Vehicle Lease Trust 1998-A transaction. In connection with the establishment of the lease securitization program, Ryder formed the titling trust, which began titling leased vehicles into it in February 1998. As discussed under “Overview of the Transaction” in this prospectus supplement, creating the titling trust allowed Ryder to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of truck, highway tractor and trailer leases.
     Ryder is the servicer for its lease securitization program. Although Ryder may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default, Ryder generally expects to service the leases sold in an ABS transaction for the life of that transaction. For more information regarding the circumstances under which Ryder may be replaced or removed as servicer of the leases and the leased vehicles, you should refer to “Description of Certain of the Basic Documents — The Administration Agreement” in the prospectus. If the servicing of any leases and the leased vehicles were to be transferred from Ryder to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities as a result of servicing transfer. Further, because the servicer is paid the Servicing Fee based on a percentage of the aggregate Securitization Value of the leases allocated to the SUBI, the Servicing Fee will be reduced as the size of the pool of leases allocated to the SUBI decreases over time, which may make it more difficult to induce a potential successor servicer to agree to assume the duties of the servicer without a higher servicing fee. See “Risk Factors – Paying the servicer a fee based on a percentage of the securitization value of the related leases may result in the inability to obtain a successor servicer” and “–It may be difficult to find a replacement maintenance provider that has the same geographic coverage and scope of experience as the maintenance provider” in the prospectus.
     For more information regarding Ryder’s experience with respect to its entire portfolio of truck, highway tractor and trailer leases, including leases owned by Ryder or the titling trust, you should refer to “Static Pool Data” in this prospectus supplement.
Servicing
     Ryder, in its capacity as servicer, began servicing operations in 1953. Ryder services leases backed by vehicles including trucks, highway tractors and trailers and light-duty trucks, available for commercial lease. Ryder is the servicer for all of the loans and leases that it finances. As the servicer, Ryder generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.
     Since December 31, 2003, the number of Ryder truck, highway tractor and trailers leases serviced by Ryder in the United States has increased by 1.5%.
Delinquencies, Repossessions and Loss Information
     The following tables set forth selected delinquency, write-off and residual value performance data for Ryder’s portfolio of leased trucks, highway tractors and trailers located throughout the United States as of and for the years ended December 31, [                    ] through December 31, [                    ]. The information presented in the tables includes the vehicles owned by the titling trust, as well as trucks, highway tractors and trailers that are currently or have been owned or leased by Ryder. [If needed, follow tables with a discussion of Ryder’s views as to trends, anomalies and reasons for changes in the tables.]
     The data presented in the following tables are for illustrative purposes only. Delinquency, write-off and residual value performance experience may be influenced by a variety of economic, social, geographic and other factors. Neither Ryder nor the issuing entity can assure that Ryder’s delinquency, write-off and residual value experience with respect to its portfolio of leased trucks, highway tractors and trailers in the future, or the issuing entity’s experience with respect to the leased vehicles allocated to the SUBI, will be similar to that set forth below.
     The percentages in the tables below have not been adjusted to eliminate the effect of the growth of Ryder’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of leases were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.
     Ryder writes off a receivable when it is deemed uncollectible by Ryder’s credit and collections personnel, such as in the case of a bankruptcy filing or an uncured default resulting in the cancellation of the related lease. A bad debt reserve is established when lease receivables age over 90 days past due. Invoices are due within 10 days of the invoice date. Ryder tracks delinquency information for periods of 1 to 30 days past due, 31 to 60 days past due, 61 to 90 days past due, and over 90 days past due. As of December 31, [                    ], delinquencies of over 60 days as a percentage of net book value were about [                    ] of one percent. Ryder does not group delinquencies in 30-day tranches beyond 90 days as the amounts are not considered material. As of December 31, [                    ], delinquencies of over 90 days as a percentage of net book value were less than [                    ] of one percent. Additional detail and historical information on delinquencies is set forth in the table below.

RYDER MANAGED LEASE PORTFOLIO
DELINQUENCY EXPERIENCE
(Dollars in Thousands)

At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]

Number of Customers
Number of Vehicles

	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%

Net Book Value of Vehicles
Lease Contracts Delinquent
31-60 Days
61-90 Days
91 Days or More
TOTAL
     - The ending Net Book Value of Vehicles is based on the sum of the Net Book Value of all vehicles under the leases.
     - In presenting the dollar amount of “Lease Contracts Delinquent”, the period of delinquency is based on the number of days any portion of a monthly payment is contractually past due.
     - The percentage of “Lease Contracts Delinquent” is shown as a percentage of the aggregate Net Book Value of Vehicles at period end.
RYDER MANAGED LEASE PORTFOLIO
WRITE-OFF EXPERIENCE
(Dollars in Thousands)

At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]

Number of Customers
Number of Vehicles

	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%

Ending Net Book
Value of Vehicles
Amount of
Write-offs (as a
Percentage of Net
Book Value
     - The Dollar “Amount of Write-offs” is based on the time at which Ryder determines a lease receivable to be uncollectible and removes the lease receivable from its books. Ryder’s general policy is to write off an account when it is six months past due. Prior to that time, a write off may be taken, on an account-by-account basis, if Ryder’s collections personnel determine that circumstances so warrant.
     - The Dollar “Amount of Write-offs” is net of recoveries.
     - The “Amount of Write-offs” as a percentage are listed as a percentage of the aggregate Net Book Value of Vehicles at period end.
RYDER MANAGED LEASE PORTFOLIO
RESIDUAL VALUE PERFORMANCE
(Dollars in Thousands)

At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]

Number of Vehicles Sold
Aggregate Residual Value
of Vehicles Sold
Aggregate Sales Proceeds
Aggregate Gain (Loss)
Average Gain (Loss) Per
Vehicle
Aggregate Gain (Loss) on
Vehicles Sold as a
Percentage of Aggregate
Residual Value of
Vehicles Sold
     - The “Number of Vehicles Sold” only includes vehicles that were sold within six months of full service lease contract maturity. These sales reflect approximately [___]% of the total vehicles sold by Ryder during the five year period reflected in this table. Often, at the end of a lease term, the related vehicle is determined to have a useful life remaining and, as a result, is either leased to another customer or placed into Ryder’s commercial rental fleet. Accordingly, only a small portion of full service lease vehicles are sold upon lease maturity.

Description of the Notes
General
     The notes will be issued under the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. A copy of the final signed indenture, together with the other Basic Documents, will be filed with the SEC following the issuance of the securities. The summaries of the material provisions of the Basic Documents in this prospectus supplement and the prospectus, as applicable, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those documents. Where particular provisions of, or terms used in, a Basic Document are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of those summaries.
     The notes will be issued in minimum denominations of [$100,000] [$25,000] and integral multiples of $1,000 in excess thereof in book-entry form. The notes initially will be registered in the name of Cede, the nominee of DTC. No investor acquiring an interest in the notes, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s notes, except as set forth below. Unless and until notes are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described in “The Notes - Definitive Notes” in the prospectus, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “The Notes - Book-Entry Registration” “- Definitive Notes” and Risk Factors — If the notes are in book-entry form, your rights can only be exercised indirectly” in the prospectus.
     Distributions in respect of the certificates will be subordinated to distributions in respect of the notes to the limited extent described under “- Principal” and “Additional Information Regarding the Securities — Payments on the Securities” in this prospectus supplement.
Interest
     The Class A-1, Class A-2a and Class B-1 Notes will constitute “Fixed Rate Notes”, as that term is defined under “The Notes — Fixed Rate Notes” in the prospectus. The Class A-2b Notes will constitute “Floating Rate Notes,” as such term is defined under “The Notes — Floating Rate Notes” in the prospectus. Interest on the unpaid principal balance of each class of notes will be generally paid in quarterly installments on the 15th day of each [                    ], [                    ], [                    ] and [                    ], or if such day is not a Business Day, then the next succeeding Business Day, beginning [                    ] (each, a “Payment Date”), to holders of record of the notes as of the Business Day immediately preceding the Payment Date (each such date, a “Record Date”), with the final interest payment on each class of the notes due on the earlier of (a) the Payment Date on which the principal balance of such class of notes is reduced to zero or (b) the applicable Final Scheduled Payment Date. A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Florida, [Minnesota], Illinois or New York are authorized or obligated by law, executive order or government decree to be closed.
     Interest payments to the Class A-1, Class A-2a, and Class A-2b Notes [and Senior Swap Termination Payments payable to the Swap Counterparty under the Swap Agreement] will have the same priority unless the notes are accelerated following the occurrence of an Indenture Default, in which case, interest payments will be made first to the Class A-1 Notes and then ratably to the Class A-2a Notes, the Class A-2b Notes [and the Swap Counterparty in respect of Senior Swap Termination Payments]. Interest payments on the Class B-1 Notes will in all cases be made after all interest due to the holders of the other notes [and amounts, including Senior Swap Termination Payments, owing to the Swap Counterparty] has [have] been paid. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any Payment Date. Any such shortfall will first be borne by the Class B-1 Notes and any remaining shortfall will be borne by the holders of the Class A-1, Class A-2a and Class A-2b Notes, on a pro rata basis.
     Until the principal balance of the notes has been paid in full, interest will accrue (a) on the Class A-1 Notes and the Class A-2b Notes, from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date and (b) on the Class A-2a Notes and the Class B-1 Notes, from and including the 15th day of the month in which the preceding Payment Date occurred, to but excluding, the 15th day of the month that the Payment Date occurs, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date (each, an “Accrual Period”), at the rate specified below (each, a “Note Rate”):
•	for the Class A-1 Notes, [ ]%,

•	for the Class A-2a Notes, [ ]%,

•	for the Class A-2b Notes, LIBOR + [ ]% per annum, and

•	for the Class B-1 Notes, [ ]%.
     Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2a Notes and the Class B-1 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     The certificates will be subordinated to the notes, as more fully described under “Additional Information Regarding the Securities — Payments on the Securities” in this prospectus supplement.
     [Calculation of Floating Rate Interest]
     [The Class A-2b Notes will bear interest during each applicable Accrual Period at a rate per annum determined by the London Interbank Offer Rate (“LIBOR”) plus the Spread. The “Spread” is the number of basis points to be added to the related LIBOR applicable to such Floating Rate Notes.
     The rate of interest on the Floating Rate Notes will be reset for each Accrual Period on the first day of the applicable Accrual Period (each such date, an “Interest Reset Date”).
     LIBOR will be calculated for each Accrual Period on the day that is two London Business Days prior to the related Interest Reset Date (each such date, an “Interest Determination Date”). LIBOR for each Accrual Period will be the rate for deposits in U.S. dollars having a maturity of [one month] [three months] (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.
     With respect to an Interest Determination Date, LIBOR will be determined as described in the prospectus under “The Notes—Floating Rate Notes—LIBOR.”
     “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. “Designated LIBOR Page” means the [                    ] or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.
     The indenture trustee will be designated as the calculation agent (the “Calculation Agent”) and, as such, will calculate the interest rates on the Floating Rate Notes. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of the Floating Rate Notes.]
[Interest Rate Cap Agreement]
     [In order to issue the Class A-2b Notes bearing interest at floating rates, the issuing entity has entered into an interest rate cap agreement with [                    ] as cap provider (the “Cap Provider”). Pursuant to the Cap Agreement, if LIBOR related to any Payment Date exceeds the cap rate of [                    ]% (the “Cap Rate”), the Cap Provider will pay to the issuing entity an amount (the “Cap Payment”) equal to the product of:
•	LIBOR for the related Payment Date minus the Cap Rate,

•	the notional amount on the cap, which will equal the aggregate outstanding principal balance of the Class A-2b Notes on the first day of the Accrual Period related to such Payment Date, and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date, and the denominator of which is 360.
     For more information regarding the Cap Agreement, you should refer to “Description of the Interest Rate Cap Agreement” in this prospectus supplement.]
[Interest Rate Swap Agreement]
     [In order to issue the Class A-2b Notes bearing interest at floating rates, the issuing entity has entered into an interest rate swap agreement with [                    ], as swap counterparty (the “Swap Counterparty”). Pursuant to the Swap Agreement, the issuing entity will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Class A-2b Notes. Under the Swap Agreement, on each Payment Date, (1) the issuing entity will be obligated to pay to the Swap Counterparty a fixed rate payment based on a per annum fixed rate of [                    ]% multiplied by a notional amount equal to the balance of the Class A-2b Notes (calculated based on a 360 day year consisting of twelve 30 day months) and (2) the Swap Counterparty will be obligated to pay to the issuing entity a per annum floating rate payment based on LIBOR multiplied by the same applicable notional amount (calculated based on the actual number of days in the related calculation period and a 360 day year).
     For more information regarding the Swap Agreement, you should refer to “Description of the Interest Rate Swap Agreement” in this prospectus supplement.]
     As more fully described under “Description of the Notes—Interest” and “Additional Information Regarding the Securities – Payments on the Securities,” interest payments on the notes on a Payment Date generally will be made from the sum of:
•	Available Funds remaining after the servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee [and the Swap Counterparty has been paid any net amount owing to it under the Swap Agreement], and

•	Amounts on deposit in the Reserve Account.
[Credit Enhancement Provider]
     [Financial information for a credit enhancement provider, if any, will be provided if the entity is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any offered class of Notes.]
Principal
     On each Payment Date, Noteholders will be entitled to receive an amount (the “Principal Distribution Amount”) equal to the sum of (i) the Optimal Principal Distributable Amount and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Final Scheduled Payment Date for any class of notes, and so long as no default under the indenture has been declared, the Principal Distribution Amount will equal, until the principal balance of such class is reduced to zero, the greater of (a) such principal balance and (b) the sum of (A) the Optimal Principal Distributable Amount and (B) any Principal Carryover Shortfall as of the preceding Payment Date [; provided, further, that if the amount on deposit in the Reserve Account after giving effect to all deposits and withdrawals on such Payment Date exceeds the aggregate unpaid principal balance of the notes, the unpaid principal balance of the notes will be paid in full.]

     Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the balance of the notes and the aggregate amount of principal paid in respect of a class of notes will not exceed its Initial Note Balance.
     The funds available to make principal distributions on a Payment Date (the “Available Principal Distribution Amount”) will equal the excess of (i) the sum of (a) Available Funds remaining after the servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee (together with any unpaid Servicing Fees in respect of one or more prior Collection Periods) [and the Swap Counterparty has been paid any net amount and any Senior Swap Termination Payment owing to it under the Swap Agreement], and (b) the Reserve Account Draw Amount, over (ii) accrued interest that has been paid on the notes on that Payment Date. Principal payments will be made to Securityholders on each Payment Date in an amount equal to the lesser of (a) the Principal Distribution Amount and (b) the Available Principal Distribution Amount (the “Quarterly Principal Distributable Amount”).
     The “Principal Carryover Shortfall” will mean, as of the close of business on any Payment Date, the excess, if any, of the Principal Distribution Amount over the Quarterly Principal Distributable Amount.
     On each Payment Date, unless the maturity of the notes has been accelerated following an Indenture Default, distributions of the Quarterly Principal Distributable Amount will be made sequentially, in the following order of priority:
(1)	to the Class A-1 Notes until they are paid in full,

(2)	to the Class A-2a and Class A-2b Notes, pro rata based on the principal balances of the Class A-2a and Class A-2b Notes, until they are paid in full, and

(3)	to the Class B-1 Notes until they are paid in full.
     Any remaining Quarterly Principal Distribution Amount will then be paid to the certificates.
     On any Payment Date, the “Note Balance” will equal the Initial Note Balance reduced by all payments of principal made on or prior to such Payment Date on the notes.
     On each Payment Date after the maturity of the notes has been accelerated following an Indenture Default, principal will be allocated in the following order: (i) first on the Class A-1 Notes, until the outstanding principal balance of the Class A-1 Notes have been paid in full, (ii) second on the Class A-2a Notes and the Class A-2b Notes on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full, (iii) third on the Class B-1 Notes, until the outstanding principal balance of the Class B-1 Notes has been paid in full and (iv) fourth to the certificates, any remaining amounts. See “Description of Certain of the Basic Documents – The Indenture – Indenture Defaults” in the prospectus.
     The “Optimal Principal Distributable Amount” for any Payment Date and the related Collection Period will equal the sum of the following amounts:
•	for each leased vehicle for which the related lease did not terminate during that Collection Period, the difference between the Securitization Value of the lease at the beginning and at the end of that Collection Period;

•	for each leased vehicle for which the related lease reached its Maturity Date during that Collection Period, the Securitization Value of the lease as of the Maturity Date;

•	for each lease terminated by the obligor or the servicer during that Collection Period pursuant to exercise of the “Annual Termination Option”, the Securitization Value of such lease as of the effective date of termination;

•	for each leased vehicle purchased by the servicer before its Maturity Date, the Securitization Value of such lease as of the date of repurchase;

•	for each leased vehicle relating to a lease that became a Casualty Termination Lease during that Collection Period, the Securitization Value of the lease as of the date the lease became a Casualty Termination Lease; and

•	for each lease that became a Default Termination Lease during that Collection Period, the Securitization Value of the lease as of the date the lease became a Default Termination Lease.
     To the extent not previously paid prior to such dates, the outstanding principal balance of each class of notes will be payable in full on the Final Scheduled Payment Date in the month specified below:
•	for the Class A-1 Notes, [ ],

•	for the Class A-2a Notes, [ ],

•	for the Class A-2b Notes, [ ], and

•	for the Class B-1 Notes, [ ].
     The actual date on which the outstanding principal balance of any class of notes is paid may be later or significantly earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this prospectus supplement and under “Maturity, Prepayment and Yield Considerations” in this prospectus supplement and the prospectus.
Optional Redemption
     The notes may be redeemed in whole, but not in part, on any Payment Date when an Optional Redemption can be exercised. The Optional Purchase Price will equal the outstanding principal balance of the notes plus accrued and unpaid interest thereon at the applicable Note Rate through the related Accrual Period [plus any amounts owing from the issuing entity to the Swap Counterparty in respect of the Swap Agreement, including any Swap Termination Payment]. See “Additional Information Regarding the Securities – Optional Purchase.”
Events of Default
     Events of default under the indenture (each, an “Indenture Default”) as well as the rights and remedies available to the indenture trustee and the Noteholders when an Indenture Default occurs are described under “Description of Certain of the Basic Documents – The Indenture – Indenture Defaults” in the prospectus.
     If an Indenture Default occurs, the indenture trustee or the holders of at least a majority of the aggregate principal balance of the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding (excluding, in each case, notes held by the issuing entity, the depositor, the servicer or their respective affiliates) (the “Controlling Class”), may declare the principal of the notes to be immediately due and payable. If the notes are accelerated, you may receive principal before the Final Scheduled Payment Date for your notes.
Description of the Certificates
     The certificates are not being offered pursuant to this prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes. The certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Trust Agreement will be filed with the SEC following the issuance of the securities. The certificates will be issued in definitive form and will evidence undivided ownership interests in the issuing entity created pursuant to the Trust Agreement.

     The Trust Agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.
[Description of the Interest Rate [Cap][Swap] Agreement]
     [The following summary describes certain terms of the [Cap] [Swap] Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the [Cap] [Swap] Agreement.]
[Description of the Cap Agreement]
     On the Closing Date the issuing entity will enter into a 1992 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (such agreement, the “Master Agreement”) with [                    ], as cap provider, as modified to reflect the transactions described below (the Master Agreement, as so modified, and including the schedule and Credit Support Annex (the “Credit Support Annex”) thereto, the “Cap Agreement”). The Cap Agreement will incorporate certain relevant standard definitions in the [2000] ISDA Definitions and the Annex to the [2000] ISDA Definitions published by ISDA. Under the Cap Agreement, if LIBOR related to any Payment Date exceeds the Cap Rate, the Cap Provider will pay to the issuing entity an amount equal to the product of:
•	LIBOR for the related Payment Date minus the Cap Rate,

•	the notional amount on the cap, which will equal the total outstanding principal balance of the Class A-2b Notes on the first day of the Accrual Period related to such Payment Date, and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date, and the denominator of which is 360.
     Unless the Cap Agreement is terminated early as described below under [” – Events of Default and Termination Events Under Cap Agreement,”] the Cap Agreement will terminate, with respect to the Class A-2b Notes, on the earlier of (x) the Class A-2b Final Scheduled Payment Date and (y) the date on which the principal balance of the Class A-2b Notes has been reduced to zero.
     We estimate the “significance percentage” of the Cap Agreement within the meaning of Item 1115 of Asset Backed Securities Regulation, 17 C.F.R. §§ 229.1100-229.1123 (“Regulation AB”), or the maximum probable exposure, made in substantially the same manner as that used in Ryder’s internal risk management process in respect of similar instruments, as a percentage of the aggregate principal balance of the Class A-2b Notes, is less than 10%.]
[Description of the Swap Agreement]
     On the Closing Date the issuing entity will enter into a [1992] [2002] International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (such agreement, the “Master Agreement”) with [                    ], as swap counterparty, as modified to reflect the transactions described below (the Master Agreement, as so modified and including the schedule and Credit Support Annex (the “Credit Support Annex”) thereto, the “Swap Agreement”). The Swap Agreement will incorporate certain relevant standard definitions in the [2000] ISDA Definitions and the Annex to the [2000] ISDA Definitions published by ISDA. Under the Swap Agreement, the issuing entity will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Class A-2b Notes. Under the Swap Agreement, on each Payment Date,
•	the issuing entity will be obligated to pay to the Swap Counterparty a fixed rate payment based on a per annum fixed rate of [___]% multiplied by a notional amount equal to the balance of the Class A-2b Notes (calculated based on a 360 day year consisting of twelve 30 day months), and

•	the Swap Counterparty will be obligated to pay to the issuing entity a per annum floating rate payment based on LIBOR multiplied by the same applicable notional amount (calculated based on the actual number of days in the related calculation period and a 360 day year).
     On each Payment Date, the amount the issuing entity is obligated to pay will be netted against the amount the Swap Counterparty is obligated to pay under the Swap Agreement. Only the net amount will be due from the issuing entity or the Swap Counterparty, as applicable. Any amounts due to the Swap Counterparty, other than Swap Termination Payments, will be paid prior to payment of interest on the notes.]
     Unless the Swap Agreement is terminated early as described below under [” — Events of Default and Termination Events Under Swap Agreement,”] the Swap Agreement will terminate, with respect to the Class A-2b Notes, on the earlier of (x) the Class A-2b Final Scheduled Payment Date and (y) the date on which the principal balance of the Class A-2b Notes has been reduced to zero.
     We estimate the “significance percentage” of the Swap Agreement within the meaning of Item 1115 of Asset Backed Securities Regulation, 17 C.F.R. §§ 229.1100-229.1123 (“Regulation AB”), or the maximum probable exposure, made in substantially the same manner as that used in Ryder’s internal risk management process in respect of similar instruments, as a percentage of the aggregate principal balance of the Class A-2b Notes, is less than 10%.]
[Description of the [Cap Provider][Swap Counterparty]
     [Name, organizational form, general character of business and ratings of [Cap Provider] [Swap Counterparty] will be provided by [Cap Provider] [Swap Counterparty].
[Events of Default and Termination Events Under [Cap][Swap] Agreement]
     Events of default under the [Cap] [Swap] Agreement (each, a “[Cap] [Swap] Event of Default”) are limited to:
•	the failure of the [Cap Provider] [Swap Counterparty] [or issuing entity] to pay any amount when due under the [Cap] [Swap] Agreement after giving effect to any applicable grace period;

•	the occurrence of certain events of insolvency or bankruptcy of the [Cap Provider] [Swap Counterparty] [or issuing entity];

•	the merger of the [Cap Provider] [Swap Counterparty] if the successor entity does not assume the obligations of the [Cap Provider] [Swap Counterparty] under the [Cap] [Swap] Agreement; and

•	with respect to the [Cap Provider] [Swap Counterparty], its breach of certain obligations under the [Cap] [Swap] Agreement, certain misrepresentations under the [Cap] [Swap] Agreement or the occurrence of a default under certain other agreement to which it is a party.
     “[Cap] [Swap] Termination Events” under the [Cap] [Swap] Agreement consist of the following:
•	illegality of the transactions contemplated by [Cap] [Swap] Agreement;

•	the occurrence of certain tax events, including certain tax events upon the merger of either the [Cap Provider] [Swap Counterparty] or the issuing entity;

•	if the [Cap Provider] [Swap Counterparty] is required to provide certain financial information to comply with Regulation AB, a failure of the [Cap Provider] [Swap Counterparty] to provide such information or assign the [Cap] [Swap] Agreement to an eligible replacement counterparty that can provide such information;

•	failure of the [Cap Provider] [Swap Counterparty] to maintain its credit ratings at certain levels required by the [Cap] [Swap] Agreement, which failure may not constitute a termination event if the [Cap Provider] [Swap Counterparty] maintains certain minimum credit ratings and, among other things, either posts collateral pursuant to the Credit Support Annex, obtains a guarantee from a suitable entity of its obligations under the [Cap] [Swap] Agreement or assigns its rights and obligations under the [Cap] [Swap] Agreement to a substitute [cap provider] [swap counterparty] with an acceptable credit rating;

•	any Indenture Default that results in the acceleration of the notes or the liquidation of the Trust Estate; and

•	[the indenture is amended or supplemented without the consent of the Swap Counterparty in any manner which would adversely affect any of the Swap Counterparty’s rights or obligations under the Swap Agreement.]
     Upon the occurrence and during the continuance of any [Cap] [Swap] Event of Default, the non-defaulting party will have the right to designate an “Early Termination Date” (as defined in the [Cap] [Swap] Agreement). With respect to [Cap] [Swap] Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the [Cap] [Swap] Agreement with respect to each [Cap] [Swap] Termination Event). On the Early Termination Date, the [Cap] [Swap] Agreement will terminate. The occurrence of an Early Termination Date under the [Cap] [Swap] Agreement will constitute a “[Cap] [Swap] Termination”.
     Following an Early Termination Date, [the issuing entity or] the [Cap Provider] [Swap Counterparty] may be liable to make a termination payment to the [other party] [the issuing entity], in some cases regardless of which party may have caused such termination (any such payment, a “[Cap] [Swap] Termination Payment”). The amount of any [Cap] [Swap] Termination Payment due to the issuing entity will be available to make payment on the notes or to pay a replacement [cap] [swap] provider any upfront amount associated with entering into a replacement [cap] [swap] agreement [, and the amount of any Senior Swap Termination Payment due to the Swap Counterparty will be payable out of funds pari passu with payments of interest on the Class A-1, Class A-2a, and Class A-2b Notes, and senior to payments of interest on the Class B-1 Notes]. The [Cap] [Swap] Termination Payment will generally be based on the replacement costs incurred or gains realized in replacing or providing the economic equivalent of the material terms of the interest rate [cap] [swap] transactions, together with amounts in respect of obligations that were due but unfulfilled at the time of termination, in accordance with the procedures set forth in the [Cap] [Swap] Agreement. Any [Cap] [Swap] Termination Payment could, if interest rates have changed significantly, be substantial.
     With respect to certain [Cap] [Swap] Termination Events, the issuing entity may, but is not obligated to, obtain a replacement interest rate [cap] [swap] agreement on substantially the same terms as the [Cap] [Swap] Agreement, provided that, (a) the new [cap provider] [swap counterparty] enters into a substantially similar interest rate [cap] [swap] agreement to the reasonable satisfaction of the indenture trustee (as assignee of the rights of the issuing entity under the [Cap] [Swap] Agreement) and (b) the ratings assigned to the notes after such assignment and release will be at least equal to the ratings assigned by [Moody’s], [Standard & Poor’s] and [Fitch] to the notes at the time of such [Cap] [Swap] Termination.
     A “Senior Swap Termination Payment” means any Swap Termination Payment payable by the issuing entity to the Swap Counterparty due to a Swap Event of Default in respect of which the issuing entity is the sole “Defaulting Party” (as defined in the Swap Agreement) or a Swap Termination Event in respect of which the issuing entity is the sole “Affected Party” (as defined in the Swap Agreement).
     A “Subordinate Swap Termination Payment” means any Swap Termination Payment payable by the issuing entity to the Swap Counterparty that is not a Senior Swap Termination Payment.

Security for the Notes
General
     On the Closing Date, the issuing entity will pledge the SUBI Certificate, the Reserve Account and the other property of the Trust Estate to the indenture trustee to secure the issuing entity’s obligations under the notes. The Trust Estate will consist of:
•	the SUBI Certificate, which includes the right to amounts payable with respect to the SUBI Certificate, including collections and the right to receive the amounts realized from the sale or other disposition of leased vehicles after the Cutoff Date;

•	the Reserve Account and any amounts deposited therein;

•	the rights of the issuing entity and of the owner trustee under the [Cap] [Swap] Agreement and the amounts payable to the issuing entity thereunder;

•	the rights of the indenture trustee as secured party under a back-up security agreement with respect to the SUBI Certificate and the 100% undivided interest in the SUBI Assets;

•	the rights of the issuing entity to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the indenture; and

•	the other property and assets described under “The Issuing Entity — Property of the Issuing Entity” and the issuing entity’s rights as a third-party beneficiary of the SUBI Trust Agreement and the Administration Agreement.
The Accounts
The SUBI Collection Account
     On or prior to the Closing Date, the Titling Trustee, at the direction of the servicer, will establish a trust account for the benefit of the holders of interests in the SUBI, into which collections on or in respect of the leases and the leased vehicles will generally be deposited (the “SUBI Collection Account”).
     Deposits into the SUBI Collection Account. As more fully described under “Additional Information Regarding the Securities — Collections” in this prospectus supplement, Collections and other amounts received on or in respect of the SUBI Assets generally will be deposited by the servicer into the SUBI Collection Account within two Business Days after processing, unless the Monthly Remittance Condition is satisfied. If the Monthly Remittance Condition is satisfied, such amounts received in respect of a Monthly Period will be deposited into that SUBI Collection Account on the fifth Business Day following the end of the related Monthly Period, or, in the case of a Monthly Period immediately preceding the related Payment Date, on the Business Day immediately preceding that Payment Date (a “Deposit Date”). In addition, on each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and Payment Date will be deposited into the SUBI Collection Account: Advances made by the servicer, and, in the case of an Optional Redemption, the Optional Purchase Price. Payments received in respect of the Maintenance Component will not be deposited into the SUBI Collection Account.
     The “Monthly Remittance Condition” will be satisfied if (a)(1) Ryder is the servicer, (2) Ryder’s short-term debt is rated at least “A-2” by Standard & Poor’s, “Prime-2” by Moody’s or “F-2” by Fitch (or within one rating category thereof), or is otherwise acceptable to, each Rating Agency and (3) no servicer default under the Administration Agreement has occurred or (b)(1) the servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the SUBI Collection Account and (2) the indenture trustee and owner trustee are provided with confirmation from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then—current rating on any class of notes.

     Withdrawals from the SUBI Collection Account. On each Payment Date, the Titling Trustee shall transmit or shall cause to be transmitted all Available Funds for the related Collection Period in the amounts and in the priority, to the accounts as set forth under “Additional Information Regarding the Securities — Payments on the Securities.”
     In the event that on any date the servicer supplies the Titling Trustee and the indenture trustee with an officer’s certificate setting forth the basis for such withdrawal, the Titling Trustee shall remit to the servicer or the Maintenance Provider, as the case may be, without interest and before any other distribution from the SUBI Collection Account on that date, monies from the SUBI Collection Account representing (a) payments in respect of the Maintenance Component and (b) unreimbursed Disposition Expenses.
The Reserve Account
     On or before the Closing Date, the owner trustee will establish a trust account in the name of the indenture trustee for the benefit of the Securityholders (the “Reserve Account”). The Reserve Account will be established to provide additional security for payments on the notes. On each Payment Date, amounts on deposit in the Reserve Account, together with Available Funds, will be available to make the distributions described under “Additional Information Regarding the Securities — Payments on the Securities.”
     The Reserve Account initially will be funded by the [issuing entity][depositor] with a deposit of $[                    ], representing approximately [                    ]% of the [Aggregate Cutoff Date Securitization Value] [Initial Note Balance] (the “Reserve Fund Initial Deposit”), and the amounts on deposit in the Reserve Account will be pledged to the indenture trustee. To the extent the amount deposited in the Reserve Account is less than the Reserve Account Requirement, on each Payment Date, monies on deposit in the Reserve Account will be supplemented by the deposit of:
•	any Excess Amounts, and

•	income received on the investment of funds on deposit in the SUBI Collection Account and the Reserve Account.
     On each Payment Date, a withdrawal will be made from the Reserve Account in an amount (the “Reserve Account Draw Amount”) equal to the sum of (i) lesser of (1) the Available Funds Shortfall Amount for that Payment Date, calculated as described under “Additional Information Regarding the Securities — Payments on the Securities,” and (2) the amount on deposit in the Reserve Account after giving effect to all deposits thereto on the related Deposit Date or that Payment Date [and (ii) in the event the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of such Payment Date, exceeds the unpaid principal balance of the Notes, the aggregate Note Balance].
     On any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Account Requirement, any such excess will be paid to the Certificateholder. [In addition, if on any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the notes then outstanding and all accrued and unpaid interest, such amount will be used to retire the then outstanding notes.]
     The “Reserve Account Requirement” on any Payment Date will equal $[                    ], which represents [                    ]% of the [aggregate Securitization Value] [Note Balance]. The Reserve Account Requirement on each Payment Date may be reduced pursuant to a downward adjustment formula acceptable to the Rating Agencies.
[The Distribution Accounts]
     [On or before the Closing Date, (a) the indenture trustee will establish a trust account in the name of the indenture trustee for the benefit of the Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the “Note Distribution Account”) and (b) the owner trustee will establish a trust account in the name of the owner trustee on behalf of the Certificateholder, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the Certificateholder will be deposited and from which all distributions to the Certificateholder will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution Accounts”).
     On or before each Payment Date, (a) the servicer shall cause the Titling Trustee to deposit or cause to be deposited from the SUBI Collection Account and (b) the indenture trustee shall deposit or cause to be deposited from the Reserve Account, if necessary, respectively, the amounts allocable to the Noteholders and the Certificateholder, as set forth in “Additional Information Regarding the Securities — Payments on the Securities” for the related Payment Date in the Note Distribution Account and the Certificate Distribution Account, respectively. On each Payment Date, the Trustees will distribute the allocated amounts for the related Collection Period to the Securityholders.]
Maintenance of the Accounts
     The Note Distribution Account and the Reserve Account will be maintained with the indenture trustee and the SUBI Collection Account (together with the Note Distribution Account and the Reserve Account, the “Accounts”) will be maintained with the Trust Agent, respectively, so long as either (a) the short—term unsecured debt obligations of the indenture trustee or the Trust Agent, as the case may be, are rated in the highest short—term rating category by each Rating Agency or (b) the indenture trustee or the Trust Agent, as the case may be, is a depository institution or trust company having a long—term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Account is maintained in the corporate trust department of the indenture trustee or the Trust Agent, as the case may be (the “Required Deposit Rating”). Each of the Accounts will be segregated trust accounts. If either of the indenture trustee or the Trust Agent at any time does not have the Required Deposit Rating, the servicer shall, with the assistance of the indenture trustee or the Trust Agent, as the case may be, as necessary, cause the related Account to be moved to a depository institution or trust company organized under the laws of the United States or any State that has the Required Deposit Rating.
     On the Payment Date on which all of the notes have been paid in full and following payment of any remaining obligations of the issuing entity under the Basic Documents, any amounts remaining on deposit in the Accounts — after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date — will be paid to the Certificateholder.
Permitted Investments
     When funds are deposited in (a) the SUBI Collection Account and (b) the Reserve Account, they will be invested at the direction of the servicer and the Administrator, respectively, in one or more Permitted Investments maturing no later than the Deposit Date immediately succeeding the date of that investment. Notwithstanding the foregoing, Permitted Investments on which the entity at which the related account is located is the obligor may mature on the related Deposit Date.
     “Permitted Investments’’ will be limited to highly rated obligations, instruments or securities that meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the notes which mature no later than the business day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents. On each Payment Date, all net income or other gain from the investment of funds on deposit in the Reserve Account and the SUBI Collection Account in respect of the related Collection Period will be deposited into the Reserve Account.

Additional Information Regarding the Securities
Payments on the Securities
General
     As more fully described under “The SUBI,” in this prospectus supplement the SUBI Certificate will evidence a beneficial interest in the related SUBI Assets, which are comprised of leased vehicles and related leases having an Aggregate Cutoff Date Securitization Value of $[                    ] (based on the Securitization Rate of [                    ]%). On or prior to the [tenth calendar day of each month in which a Payment Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day] (each, a “Determination Date”), the servicer will inform the Trustees of, among other things, the amount of (a) Collections, (b) Advances to be made by the servicer, (c) the Servicing Fee payable to the servicer, in each case with respect to the three-month period immediately preceding the month in which the related Payment Date occurs (each, a “Collection Period”), (d) the Optimal Principal Distributable Amount and (e) based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.
     The Trustees will make distributions to the Securityholders out of amounts on deposit in the related Distribution Accounts. The amount to be distributed to the servicer and the Securityholders will be determined in the manner described below.
Determination of Available Funds
     The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and amounts on deposit in the Reserve Account.
     “Available Funds” for a Payment Date and the related Collection Period will equal the sum of: (a) Collections, (b) Advances required to be made by the servicer, (c) in the case of an Optional Redemption, the Optional Purchase Price and (d) any [Cap Payments] [net amount received from the Swap Counterparty under the Swap Agreement] and [Cap] [Swap] Termination Payments made by the [Cap Provider] [Swap Counterparty] to the issuing entity, to the extent not used to purchase a replacement [cap] [swap] agreement].
     The “Available Funds Shortfall Amount” for a Payment Date and the related Collection Period will equal the amount by which Available Funds are less than the amount necessary to make the distributions in clauses (a) through (e) of the first paragraph under “— Deposits to the Distribution Accounts; Priority of Payments — SUBI Collection Account” in this prospectus supplement, except that the Optimal Principal Distributable Amount rather than the Quarterly Principal Distributable Amount will be used for purposes of clause (e).
Deposits to the Distribution Accounts; Priority of Payments
     SUBI Collection Account. On each Payment Date, the servicer will allocate amounts on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the Titling Trustee, acting through the Trust Agent, to cause the following deposits and distributions to be made in the following amounts and order of priority:
(a)	to the servicer, the Payment Date Advance Reimbursement;

(b)	to the servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods;

[(c)	the net amount, if any, to be paid under the Swap Agreement to the Swap Counterparty;]

(d)	to pay, sequentially, (i) concurrently, (x) to the Note Distribution Account, interest due on the outstanding Class A-1, Class A-2a and Class A-2b Notes on that Payment Date (and to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate), pro rata, and [(y) Senior Swap Termination Payments due under the Swap Agreement to the Swap Counterparty], and (ii) to the Note Distribution Account, interest due on the outstanding Class B-1 Notes on that Payment Date (and to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate);
(e)	the Quarterly Principal Distributable Amount, to the Note Distribution Account, to be allocated to pay principal on the notes in the order set forth under “Description of the Notes — Principal” in this prospectus supplement;

(f)	while any of the notes remain outstanding and unless the maturity of the notes has been accelerated following an Indenture Default, to the Reserve Account, the remaining amounts to the extent necessary to meet the Reserve Account Requirement (the “Excess Amounts”);

[(g)	Subordinate Swap Termination Payments due under the Swap Agreement to the Swap Counterparty];

(h)	to the indenture trustee and the owner trustee, any unpaid fees, expenses and indemnification for such indenture trustee and owner trustee, respectively, to the extent not previously paid;

(i)	to the Certificate Distribution Account, any remaining amounts to pay the certificates.
     The “Payment Date Advance Reimbursement” for a Payment Date will equal the sum of all outstanding Sales Proceeds Advances that have been outstanding as of the end of that Collection Period for at least 270 days.
     Reserve Account. On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account, the servicer will allocate the Reserve Account Draw Amount on deposit in the Reserve Account with respect to the related Collection Period and will instruct the indenture trustee to make the following deposits and distributions in the following amounts (but not to exceed the Reserve Account Draw Amount) and order of priority:

(a)	[the remaining net amount, if any, to be paid under the Swap Agreement to the Swap Counterparty;]

(b)	to pay, sequentially, (i) concurrently, (x) to the Note Distribution Account, remaining interest due on the outstanding Class A-1, Class A-2a and Class A-2b Notes on that Payment Date (and to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate), pro rata, and [(y) remaining Senior Swap Termination Payments due under the Swap Agreement to the Swap Counterparty], and (ii) to the Note Distribution Account, remaining interest due on the outstanding Class B-1 Notes on that Payment Date (and to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate);

(c)	to the Note Distribution Account, the remaining Quarterly Principal Distributable Amount, to be allocated to pay principal on the notes in the order set forth under “Description of the Notes — Principal” in this prospectus supplement; and

(d)	[remaining Subordinate Swap Termination Payments due under the Swap Agreement to the Swap Counterparty].

     On each Payment Date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Account exceeds the Reserve Account Requirement, any such excess shall be released to the Certificateholder. [In addition, if on any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the notes then outstanding, such amount will be used to retire the then outstanding notes.] Upon any such distributions, the Securityholders will have no further rights in, or claims to such amounts.
     The final distribution to any Securityholder will be made only upon surrender and cancellation of the certificate representing its securities at an office or agency of the issuing entity specified in the notice of termination.

Any funds remaining in the issuing entity, after the related Trustee has taken certain measures to locate the related Securityholders and those measures have failed, will be distributed to the servicer.
     None of the Securityholders, the indenture trustee, the owner trustee, the depositor or the servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Securityholders.
Statements to Noteholders
     On each Payment Date, the indenture trustee will distribute to each Noteholder of record as of the close of business on the related Record Date (which, unless Definitive Notes are issued under the limited circumstances described under “The Notes — Definitive Notes” in the prospectus shall be Cede as the nominee of DTC) and each Rating Agency a statement setting forth the information described under “The Notes—Statements to Noteholders” in the attached prospectus
     The Indenture Trustee will make the foregoing statements available to the Noteholders each month in which a Payment Date occurs via its Internet website, which is presently located at [                    ].
     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the indenture trustee will mail to each person who at any time during that calendar year was a Noteholder a statement containing that information that is reasonably available to the indenture trustee as is reasonably necessary to permit the Noteholder to prepare its state and federal income taxes.
Optional Redemption
     To avoid excessive administrative expenses, the servicer will be permitted at its option to purchase the SUBI Certificate and any other assets of the issuing entity on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the aggregate Securitization Value is less than or equal to 10% of the aggregate Securitization Value as of the Cutoff Date. The exercise of that option by the servicer is referred to in this prospectus supplement as an “Optional Redemption.” The purchase price for the SUBI Certificate and the other assets of the issuing entity will equal the Note Balance of the notes plus accrued and unpaid interest thereon at the applicable Note Rate through the related Accrual Period [plus any amounts owing from the issuing entity to the Swap Counterparty in respect of the Swap Agreement, including any Swap Termination Payment] (the “Optional Purchase Price”), which will be deposited by the servicer into the SUBI Collection Account. The Administrator or the issuing entity will provide at least 45 days’ prior notice to the indenture trustee, who will provide at least 30 days’ notice to the Noteholders. On the Payment Date fixed for redemption, the notes will be due and payable at the Optional Purchase Price, and no interest will accrue on the notes after such Payment Date.
Collections
     Under the Administration Agreement, except as otherwise permitted under the Monthly Remittance Condition, the servicer will deposit Collections received into the SUBI Collection Account within two Business Days of processing. “Collections” with respect to any Collection Period will include all net collections collected or received in respect of the SUBI Assets during such Collection Period that are allocable to the securities, including:
•	Financial Component payments and Partial Financial Component Payments made by obligors, net of Daily Advance Reimbursements;

•	Reallocation Payments made by the servicer;

•	Sales Proceeds, including any Residual Value Surplus;

•	Termination Proceeds, Casualty Proceeds and Insurance Proceeds;

•	“Termination Value Payments”, received from obligors that have exercised an Annual Termination Option as described under “The Leases — General” in this prospectus supplement; and

•	payments by the servicer of the Securitization Value of certain leases before the Maturity Dates of such leases and certain Expired Vehicles, as described below under “— Purchase of Leased Vehicles Before their Maturity Dates” and “— Purchase of Expired Vehicles” in this prospectus supplement.
     Net Deposits. For so long as Ryder is the servicer, the servicer will be permitted to deposit into the SUBI Collection Account only the net amount distributable to the issuing entity on the related Deposit Date. The servicer will, however, account to the issuing entity, the Titling Trustee, the indenture trustee, the owner trustee and the Noteholders and Certificateholders as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the applicable accounts for the benefit of the Securityholders.
     Payment of the Maintenance Component to the Maintenance Provider. During each Collection Period, the Maintenance Component payment, to the extent available, will be allocated and retained by or paid to the Maintenance Provider. Payments on the leases will be allocated pro rata using the Financial Component and the Maintenance Component thereof.
     Financial Component Payments. If an obligor makes a monthly payment equal to the Total Monthly Payment billed with respect to all Vehicles leased by that obligor for the related Monthly Period, which may include one or more leased vehicles allocated to the SUBI as well as one or more leased vehicles allocated to the UTI or one or more Other SUBIs (collectively, “Obligor Vehicles”), the servicer will deposit into the SUBI Collection Account the entire Financial Component relating to the leased vehicles leased by that obligor and allocated to the SUBI. If an obligor makes a monthly payment of less than the Total Monthly Payment billed in respect of a leased vehicle or in respect of all Obligor Vehicles for that Monthly Period, the servicer will deposit into the SUBI Collection Account a pro rata share of the total amount paid (the “Partial Financial Component Payment”) determined by multiplying the total amount paid by a percentage equal to the Financial Component due to the SUBI divided by the Total Monthly Payment due.
Sales Proceeds and Termination Proceeds
     Under the Administration Agreement, the servicer, on behalf of the issuing entity, will sell or otherwise dispose of leased vehicles:
•	related to leases that have reached their respective Maturity Dates, or as to which the Annual Termination Option was exercised but an amount equal to the related Termination Value Payment was not paid (each, an “Expired Vehicle”),

•	related to Default Termination Leases (each, a “Defaulted Vehicle”), and

•	under the circumstances described below under “— Purchase of Leased Vehicles Before their Maturity Dates”.
     In connection with the sale or other disposition of an Expired Vehicle or a Defaulted Vehicle, within two Business Days of processing, except as otherwise permitted under the Monthly Remittance Condition, the servicer will deposit into the SUBI Collection Account all Sales Proceeds from leased vehicles received during the related Collection Period. Notwithstanding the foregoing, in the event of a sale of a leased vehicle to the related obligor for the related Termination Value Payment, the servicer shall deposit into the SUBI Collection Account all Sales Proceeds up to the Securitization Value of such leased vehicle and will retain any excess as additional compensation.
     “Disposition Expenses” will mean expenses and other amounts reasonably incurred by the servicer in connection with the sale or other disposition of an Expired Vehicle, a leased vehicle related to a Casualty Termination Lease or a Defaulted Vehicle, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the servicer as a deduction from Sales Proceeds, Termination Proceeds and Casualty Proceeds.
     “Insurance Proceeds” will include recoveries under any insurance policy or rights thereunder or proceeds therefrom, including any self—insurance and also including the Contingent and Excess Liability Insurance, and any vehicle liability insurance policy required to be obtained and maintained by the servicer or the related obligors pursuant to the leases, and amounts paid by any insurer under any other insurance policy relating to the leases or the related obligors or leased vehicles.
     “Residual Value Losses” in respect of a Collection Period will mean the amount by which the Sales Proceeds from the sale of leased vehicles, excluding any Insurance Proceeds, during that Collection Period are less than the aggregate Securitization Values of the related leases.
     “Residual Value Surplus” will mean the amount, if any, by which the Sales Proceeds of any Expired Vehicle, excluding any amounts paid by an obligor or any Casualty Proceeds, exceed the Securitization Value of the related lease as of the effective date of termination of that lease.
     “Sales Proceeds” with respect to any Expired Vehicle or Defaulted Vehicle will mean all proceeds received from the sale or other disposition of that leased vehicle, including any applicable Insurance Proceeds, less all applicable Disposition Expenses and, in the case of an Expired Vehicle, any outstanding Sales Proceeds Advances.
     “Termination Proceeds” with respect to any Defaulted Vehicle will mean an amount equal to the sum of (1) any payment received from the related obligor in respect of the Termination Value of Defaulted Vehicle and (2) the Sales Proceeds.
Purchase of Leased Vehicles Before their Maturity Dates
     The servicer will be required to purchase or cause to be purchased a leased vehicle before the Maturity Date of the related lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that lease as of the effective date of termination if:
•	that lease becomes a Casualty Termination Lease and, pursuant to that lease, the servicer is responsible for paying for the loss or theft of or damage in respect of the related leased vehicle;

•	the servicer agrees with the obligor to a change in the lease rates applicable to that leased vehicle and that change results in a lower Residual Value and/or a change in the Lease Term;

•	at the request of the obligor, the servicer permits that obligor to (1) terminate that lease other than through the exercise of the Annual Termination Option or (2) reduce or delay payments due in respect of the Financial Component of that lease;

•	that obligor exercises the Annual Termination Option or that lease becomes a Default Termination Lease and the servicer (1) releases the obligor from its obligation to purchase that leased vehicle for its Termination Value or (2) neither demands that the obligor so purchase that leased vehicle nor offers a termination or default settlement to the obligor for that leased vehicle; or

•	that obligor exercises the Annual Termination Option or that lease becomes a Default Termination Lease and that lease has been amended to eliminate the obligor’s obligation to thereupon purchase that leased vehicle for its Termination Value.
     A “Casualty Termination Lease” will mean a lease that terminated because the related leased vehicle has been lost, stolen or damaged beyond economic repair.

     A “Default Termination Lease” will mean a lease terminated by (a) the servicer following a default by or bankruptcy of the related obligor, (b) the obligor — other than by exercising the Annual Termination Option — based on an alleged breach by the Maintenance Provider under the lease or (c) written off by the servicer in accordance with its usual standards for writing off lease contracts for leased vehicles.
     The servicer will be required to purchase a leased vehicle before the Maturity Date of the related lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that lease as of the effective date of termination if the related obligor changes the domicile of or title to a leased vehicle and that change would result in (a) the titling trust doing business in a jurisdiction in which it is not then qualified and licensed or (b) significant transfer expenses not paid by the obligor (or Ryder), including without limitation the imposition of any transfer tax. In addition, the servicer may, but will not be required to, purchase or cause to be purchased a leased vehicle before the Maturity Date of the related lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that lease as of the effective date of termination if (a) the servicer exercises the Annual Termination Option, including, without limitation, if the related obligor rejects an increase in the Maintenance Component when the current Maintenance Component provides the Maintenance Provider with below average service margins or (b) the servicer elects to purchase that leased vehicle for any other administrative or commercial reason, provided that the servicer is not otherwise required to purchase that leased vehicle under the Administration Agreement (each, a “Special Event Purchase”).
     Notwithstanding the foregoing, Special Event Purchases may only be made with respect to leased vehicles having an aggregate initial Securitization Value of no more than 10% of the initial balance of the securities issued by the issuing entity in the aggregate over the term of the securities, and with respect to no more than 5% of the initial balance of the securities in any calendar year.
Purchase of Expired Vehicles
     The servicer may purchase an Expired Vehicle at any time. With respect to the related lease, in the event that:
•	no Sales Proceeds Advance has been made, the purchase price will equal the Securitization Value of that lease as of the date of expiration, and

•	a Sales Proceeds Advance has been made, no additional amounts need be remitted by the servicer; however, the servicer will relinquish all rights to reimbursement of that Sales Proceeds Advance.
Casualty Proceeds
     If an obligor is responsible for paying for damage to a leased vehicle relating to a Casualty Termination Lease, the servicer will remit to the SUBI Collection Account, within two Business Days of processing except as otherwise permitted under the Monthly Remittance Condition, an amount equal to the sum of:
•	all Insurance Proceeds, up to the Securitization Value of the related leased vehicle, received in respect of damage to that leased vehicle (the “Insurance Casualty Proceeds”), and

•	any proceeds received from the sale of that leased vehicle at salvage, net of any applicable Disposition Expenses (the “Salvage Casualty Proceeds”, and together with the Insurance Casualty Proceeds, the “Casualty Proceeds”).
     All Casualty Proceeds will be deposited in the SUBI Collection Account. All Insurance Proceeds in excess of the Securitization Value will be retained by the servicer as additional compensation.
Advances
     Under the Administration Agreement, on each Deposit Date, the servicer will be obligated to make, by deposit into the SUBI Collection Account, a Financial Component Advance in respect of the unpaid Financial

Component of certain leases, and a Sales Proceeds Advance in respect of the Securitization Value of leases relating to certain Expired Vehicles. An “Advance” refers to either a Financial Component Advance or a Sales Proceeds Advance. The servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments or collections on the related lease or leased vehicle or otherwise. In making Advances, the servicer will assist in maintaining a regular flow of scheduled payments on the leases rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the servicer, without interest, as described in this prospectus supplement.
     Financial Component Advances. If an obligor makes a monthly payment that is less than the Total Monthly Payment billed with respect to all Obligor Vehicles for the related Monthly Period, but the payment made is greater than or equal to the Fixed Charge payable in respect of the Obligor Vehicles, the servicer will advance the entire difference between (a) the amount of the Financial Component due and (b) the Partial Financial Component Payment (each, a “Full Financial Component Advance”).
     If an obligor makes a monthly payment that is less than the Total Monthly Payment billed with respect to all Obligor Vehicles for the related Monthly Period, and the payment made is less than the Fixed Charge payable in respect of the Obligor Vehicles, the servicer will advance an amount equal to (a)(1) the actual obligor payment, multiplied by (2) a percentage equal to (A) the actual obligor payment divided by (B) the Fixed Charge payable in respect of the Obligor Vehicles, less (b) the Partial Financial Component Payment (each, a “Partial Financial Component Advance”). Notwithstanding the foregoing, the total amount paid shall not exceed the total amount of the Financial Component due for the related Monthly Period.
     The servicer will be entitled to reimbursement of all Partial Financial Component Advances and all Full Financial Component Advances (collectively, “Financial Component Advances”). The servicer will offset, on an ongoing basis, from amounts collected or received in respect of the SUBI Assets, an amount to repay Financial Component Advances where a Financial Component Advance amount has been recovered in a subsequent payment made by the related obligor of the Total Monthly Payment due, or the Financial Component Advance has been outstanding for at least 180 days after the due date of the invoice in respect of which such Financial Component Advance was made (collectively, “Daily Advance Reimbursement”).
     Sales Proceeds Advances. If, during a Collection Period, the servicer has not sold a leased vehicle that became an Expired Vehicle during that Collection Period, on the related Deposit Date the servicer will advance the Securitization Value of the related lease to the issuing entity (each, a “Sales Proceeds Advance”).
     After the servicer makes a Sales Proceeds Advance for an Expired Vehicle, the issuing entity will have no claim against or interest in that Expired Vehicle or any Sales Proceeds resulting from its sale or other disposition. If the servicer sells an Expired Vehicle after making a Sales Proceeds Advance, the issuing entity will retain the Sales Proceeds Advance and the servicer will retain the Sales Proceeds up to the Securitization Value of the related lease and will deposit the Residual Value Surplus into the SUBI Collection Account.
     If the servicer has not sold an Expired Vehicle within 270 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance from the SUBI Collection Account. Within six months of receiving that reimbursement, if the related leased vehicle has not been sold, the servicer shall cause that leased vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that leased vehicle to the SUBI Collection Account.
Servicing Compensation
     The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets under the Administration Agreement. The servicer will be entitled to receive a fee (the “Servicing Fee”) equal to, for each month in a Collection Period (each a “Monthly Period”), one-twelfth of [                    ]% of the aggregate Securitization Value of the leases and leased vehicles represented by the SUBI Certificate as of the first day of that Monthly Period, or in the case of the first Payment Date, at the Cutoff Date. The Servicing Fee will be payable on each Payment Date and will be calculated and paid based upon a 360—day year consisting of twelve 30—day months.

     The servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees or similar charges paid with respect to the leases, including any late payment fees now or later in effect. The servicer will pay all expenses incurred by it in connection with its servicing and administration activities under the Administration Agreement and will not be entitled to reimbursement of such expenses, except to the extent such expenses constitute Disposition Expenses.
     The Servicing Fee will compensate the servicer for performing the functions of a third party administrator and servicer of the leases as an agent for the titling trust under the Administration Agreement, including collecting and processing payments, responding to inquiries of obligors, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Expired Vehicles and Defaulted Vehicles, overseeing the SUBI Assets and administering and servicing the leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Titling Trustee, indenture trustee and the owner trustee with respect to distributions and generating federal income tax information.
Fees and Expenses
     Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds and amounts on deposit in the Reserve Account for the related Collection Period.

Type	Amount	Party	Priority
of Fee	of Fee	Receiving Fee	in Distribution
Servicing Fee[1]	One-twelfth of [ ]% of the aggregate Securitization Value of the leases and leased vehicles as of the first day of that Monthly Period	Servicer	Payable prior to payment of interest and principal on the notes

Indenture Trustee Fee[2]	[$[ ] per annum]] [[ ]% multiplied by the outstanding principal balance of the Notes on such payment date]	Indenture Trustee	To be paid by the servicer as part of the servicing fee.

Owner Trustee Fee[2]	[$ ] per annum]	Owner Trustee	To be paid by the servicer as part of the servicing fee.

Titling Trustee Fee[2]	$[ ] per annum	Titling Trustee

Administrator Fee[2]	$[ ] per annum	Administrator	To be included as part of the servicing fee unless Ryder does not fulfill both roles

[Net amounts due to the Swap Counterparty] [3]	[Net amount due on each Payment Date from the issuing entity to the Swap Counterparty under the Swap Agreement for the related Collection Period]	[Swap Counterparty]	[Payable prior to payment of interest and principal on the notes]

[Senior Swap termination payments] [3]	[Market value of the Swap Agreement based on market quotations of the cost of entering into interest rate swap transactions with the same terms and conditions that would have the effect of preserving the full payment obligations of the parties in accordance with the procedures set forth in the Swap Agreement.]	[Swap Counterparty]	[Pari passu with payment of interest on the Class A-1, Class A-2a and Class A-2b Notes/Payable prior to payment of interest on Class B-1 Notes]

(1)	The formula for calculating the servicing fee may not be changed without the consent of all of the holders of the notes and certificates then outstanding and delivery of an opinion of counsel as to certain tax matters. See “Description of Certain of the Basic Documents — The Administration Agreement — Amendment” in the prospectus.

[(2)	In the event the servicer does not fulfill its payment obligations such fees will be paid before any amounts are distributed to noteholders, but only up to an aggregate amount equal to $[ ] per annum and any remainder will be paid after all amounts due and owed to noteholders and certificateholders are paid on such payment date, provided that if an event of default occurs, such $[ ] limitation will not apply.]

[(3)	The Swap Agreement may be amended if [Standard & Poor’s] delivers a letter to the issuing entity to the effect that the amendment will not result in a qualification, reduction or withdrawal of its then-current rating of any class of notes, and if the issuing entity has provided [Moody’s][Fitch] with prior written notice of the amendment and [Moody’s][Fitch] shall not have notified the Administrator or the owner trustee that the amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of notes.]
Material Federal Income Tax Consequences
     In the opinion of McKee Nelson LLP, federal tax counsel to the issuing entity, for federal income tax purposes, the notes will be characterized as debt if held by persons other than the beneficial owner of the equity interest in the issuing entity or a related person, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences” in the prospectus. For a discussion of possible alternative treatments of notes not properly characterized as debt, see “Material Federal Income Tax Consequences — General” and “ — Tax Consequences to Holders of the Notes” in the prospectus.
ERISA Considerations
     The notes may, in general, be purchased by, on behalf of or with “plan assets” as defined under 29 C.F.R. Section 2510.3-101, of a pension, profit sharing or other employee benefit or other plan (including individual retirement accounts and certain types of Keogh plans) that is subject to Part 4 of Title I of Section 406 of the Employee Retirement Income Security Act of 1974, as amended or to Section 4975 of the Internal Revenue Code of 1986, as amended (each, a “Plan”). Although we cannot assure you in this regard, the notes should be treated as “debt” and not as “equity interests” for purposes of 29 C.F.R. Section 2510.3—101, issued by the Department of Labor, as modified by Section 3(42) of ERISA because the notes:
•	are expected to be treated as indebtedness under applicable local law and will, in the opinion of federal tax counsel to the issuing entity, be treated as debt, rather than equity, for federal income tax purposes; and

•	should not be deemed to have any “substantial equity features”;
     Each purchaser and transferee of notes will be deemed to represent and warrant to the issuing entity that either (i) it is not a Plan or a governmental, church or other plan that is not subject to ERISA (collectively a “Benefit Plan”) or (ii) it is a Benefit Plan and its acquisition and holding of such notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which is not covered under an applicable administrative or statutory exemption, and will not cause a non-exempt violation of any law which is substantially similar to Section 406 of ERISA or Section 4975 of the Code.
     Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, prohibited transaction rules and exemptions that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in such notes. Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.
     See “ERISA Considerations” in the prospectus.

Underwriting
     Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), the depositor has agreed to sell to each of the Underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal balance of notes set forth opposite its name below:

	Principal	Principal	Principal	Principal
	Balance of	Balance of	Balance of	Balance of
Underwriters	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class B-1 Notes
[ ]	$	$	$	$

Total	$	$	$	$

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the notes if any of the notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement.
     [The depositor has been advised by the Underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover of this prospectus supplement, and to specified dealers at that price less the initial concession not in excess of [                    ]% of the principal balance of the notes per Class A-1 Note, [                    ]% per Class A-2a Note, [                    ]% per Class A-2b Note and [                    ]% per Class B-1 Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of [                    ]% per Class A-1 Note, [                    ]% per Class A-2a Note, [                    ]% per Class A-2b Note, [                    ]% per Class A-3 Note. After the initial public offering of the notes, the public offering price and those concessions may be changed.]
     The depositor and Ryder have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Ryder and its affiliates.
     The notes are new issues of securities with no established trading markets. The depositor has been advised by the Underwriters that they intend to make a market in the notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.
     The issuing entity may, from time to time, invest funds in the Accounts in Permitted Investments acquired from the Underwriters.
     Ryder or its affiliates may apply all or any portion of the net proceeds of the sale of the SUBI Certificate to the depositor to the repayment of indebtedness, including “warehouse” indebtedness secured by leases and/or to reallocate leases sold into a lease purchase facility. One or more of the Underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrative agent and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to Ryder or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” indebtedness or as repurchase proceeds.
     Additionally, certain of the Underwriters and their affiliates engage in transactions with and perform services for Ryder and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with Ryder and its affiliates.
     The Underwriters have advised the depositor that in connection with the offering of the notes, the Underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Neither the depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the Underwriters represent that the Underwriters will engage in any such transactions. If the Underwriters engage in such transactions, they may discontinue them at any time. [Rule 15c6-1 under the Exchange Act generally requires trades in the secondary market to settle in three Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of notes to purchasers hereunder will settle more than three Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof are encouraged to consult their own advisors.]
     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the depositor.
Material Litigation
     No material litigation or governmental proceeding is pending, or has been threatened, against the UTI Beneficiaries, Ryder, the titling trust, the depositor or the issuing entity, which would have a material adverse impact on investors in the notes.
Ratings
     The securities will be issued only if the notes receive the following ratings by the Rating Agencies:

[Standard &
Class	Poor’s]	[Moody’s]	[Fitch]
A-1	[ ]	[ ]	[ ]
A-2a	[ ]	[ ]	[ ]
A-2b	[ ]	[ ]	[ ]
B-1	[ ]	[ ]	[ ]
     The ratings of the notes will be based primarily upon the value of the leases and the leased vehicles, the Reserve Account, the certificates and the terms of the securities. There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. If a rating with respect to any class of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes or any other securities that have been rated.
     A rating is not a recommendation to buy, sell or hold the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the notes address the likelihood of the payments on the notes pursuant to their terms.

     There can be no assurance as to whether any rating agency other than the assigning Rating Agency will rate the notes or, if one does, what rating will be assigned by such other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by the assigning Rating Agency.
     Ryder has paid a fee to the assigning Rating Agencies to rate the notes. Although no contractual arrangements are in place, we believe that the assigning Rating Agencies will continue to monitor the transaction while the notes are outstanding.
Legal Matters
     In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes and federal income tax and other matters will be passed upon for the depositor by McKee Nelson LLP, New York, New York. Richards, Layton & Finger, P.A. will act as Delaware counsel to the depositor. Sidley Austin LLP, San Francisco, California will act as counsel for the Underwriters.

Index of Principal Terms

[Cap] [Swap] Event of Default	S-47
[Cap] [Swap] Termination	S-48
[Cap] [Swap] Termination Events	S-47
[Cap] [Swap] Termination Payment	S-48
0% Prepayment Assumption	S-35
100% Prepayment Assumption	S-34
25% Prepayment Assumption	S-35
ABS	S-34
Accounts	S-51
Accrual Period	S-42
Administration Agreement	S-24
Advance	S-58
Aggregate Cutoff Date Securitization Value	S-26
Annual Termination Option	S-25
Available Funds	S-52
Available Funds Shortfall Amount	S-52
Available Principal Distribution Amount	S-44
Basic Documents	S-21
Benefit Plan	S-60
Business Day	S-41
Calculation Agent	S-42
Cap Agreement	S-46
Cap Payment	S-42
Cap Provider	S-42
Cap Rate	S-42
Casualty Proceeds	S-57
Casualty Termination Lease	S-56
Cede	S-37
Certificate Distribution Account	S-51
Certificateholder	S-20
certificates	S-20
Clearstream, Luxembourg	66
Closing Date	S-20
Code	S-60
Collection Period	S-52
Collections	S-54
Controlling Class	S-45
Credit Support Annex	S-46
Cutoff Date	S-22
Daily Advance Reimbursement	S-58
Default Termination Lease	S-57
Defaulted Vehicle	S-55
Definitive Notes	S-41
Deposit Date	S-49
depositor	S-20
Designated LIBOR Page	S-42
Determination Date	S-52
Disposition Expenses	S-55
Distribution Accounts	S-51
DTC	S-37, 66
Early Termination Date	S-48
Euroclear	66
Excess Amounts	S-53
Exchange Act	S-21
Expired Vehicle	S-55
Final Scheduled Payment Date	S-34
Financial Component	S-28
Financial Component Advances	S-58
Fitch	S-20
Fixed Charge	S-27
Fixed Rate Notes	S-41
Floating Rate Notes	S-41
FSMA	S-62
Full Financial Component Advance	S-58
Global Securities	66
indenture	S-21
Indenture Default	S-45
indenture trustee	S-20
Initial Note Balance	S-20
Insurance Casualty Proceeds	S-57
Insurance Proceeds	S-56
Interest Determination Date	S-42
Interest Reset Date	S-42
ISDA	S-46
issuing entity	S-20
Lease Default	S-25
Lease Term	S-27
leased vehicles	S-20
leases	S-20
LIBOR	S-42
London Business Day	S-42
Maintenance Component	S-28
Maintenance Provider	S-24
Master Agreement	S-46
Maturity Date	S-27
Monthly Period	S-58
Monthly Remittance Condition	S-49
Moody’s	S-20
Net Book Value	S-27
Non-U.S. Person	4
Note Balance	S-44
Note Distribution Account	S-51
Note Factor	S-37
Note Owner	S-41
Note Rate	S-42
Noteholders	S-20
notes	S-20
Obligor Vehicles	S-55
obligors	S-20
Optimal Principal Distributable Amount	S-44
Optional Redemption	S-54
Other SUBI	S-20
owner trustee	S-21
Partial Financial Component Advance	S-58
Partial Financial Component Payment	S-55
Payment Date	S-41

Payment Date Advance Reimbursement	S-53
Permitted Investments	S-51
Plan	S-60
Principal Carryover Shortfall	S-44
Principal Distribution Amount	S-43
Quarterly Principal Distributable Amount	S-44
Rating Agencies	S-20
Reallocation Payment	S-27
Record Date	S-41
Regulation AB	S-46, S-47
Required Deposit Rating	S-51
Reserve Account	S-50
Reserve Account Draw Amount	S-50
Reserve Account Requirement	S-50
Reserve Fund Initial Deposit	S-50
Residual Value	S-26
Residual Value Losses	S-56
Residual Value Surplus	S-56
RTR I LP	S-20
RTR II LP	S-20
Ryder	S-20
Ryder System	S-38
Sales Proceeds	S-56
Sales Proceeds Advance	S-58
Salvage Casualty Proceeds	S-57
SEC	S-21
securities	S-20
Securitization Rate	S-27
Securitization Value	S-27
Securityholders	S-20
Senior Swap Termination Payment	S-48
servicer	S-24
Servicing Fee	S-58
Servicing Supplement	S-24
Special Event Purchase	S-57
Spread	S-42
Standard & Poor’s	S-20
SUBI	S-20
SUBI Assets	S-20
SUBI Certificate	S-20
SUBI Certificate Transfer Agreement	S-25
SUBI Collection Account	S-49
SUBI Supplement	S-24
SUBI Trust Agreement	S-24
Subordinate Swap Termination Payment	S-48
Swap Agreement	S-46
Swap Counterparty	S-43
Termination Proceeds	S-56
Termination Value	S-25
Termination Value Payment	S-25
Termination Value Payments	S-55
titling trust	S-20
Titling Trust Agreement	S-24
Titling Trustee	S-20
Total Monthly Payment	S-27
Trust Agent	S-24
Trust Agreement	S-21
Trust Estate	S-22
Trust SUBI Certificate Transfer Agreement	S-25
Trustees	S-21
U.S. Bank	S-24
Underwriters	S-61
Underwriting Agreement	S-61
UTI	S-20
UTI Beneficiaries	S-20

Global Clearance, Settlement and Tax Documents Procedures
     Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through The Depository Trust Company (“DTC” ), Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.
     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.
     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.
     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.
     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost-of-funds.
     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
     Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the fast day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
•	borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.
Material U.S. Federal Income Tax Documentation Requirements
     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN or other appropriate form must be filed within 30 days of that change.
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI or other appropriate form must be filed within 30 days of that change.
     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN. Form W-8BEN may be filed by the Noteowners or their authorized agents.
     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A W-8BEN on which a U.S. taxpayer identification is not provided and a Form W-8ECI generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.
     The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying prospectus).
     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

Static Pool Data
RVLT 1998-A
Closing Date: [                    ], 1998
Composition of the Leases
(As of [                    ], 1998)

Aggregate Securitization Value	[___]
Number of Leases	[___]
Aggregate Residual Value	[___]
Aggregate Residual Values as a Percentage of Aggregate Securitization Value	[___]
Composition in States Greater Than 5%	[___]
[_____]	[___]
[_____]	[___]
[_____]	[___]
[_____]	[___]
[_____]	[___]

	Average	Minimum	Maximum
Securitization Value	[___]	[___]	[___]
Original Number of Monthly Payments	[___]	[___]	[___]
Remaining Number of Monthly Payments	[___]	[___]	[___]
Residual Value	[___]	[___]	[___]
Prepayment Speed

RVLT 1998-A
Period	Monthly CPR	LTD CPR
0	[ ]	[ ]
1	[ ]	[ ]
2	[ ]	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19

RVLT 1998-A
Period	Monthly CPR	LTD CPR
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69

RVLT 1998-A
Period	Monthly CPR	LTD CPR
70
71
72

Credit Losses

RVLT 1998-A
Period	Cumulative Credit Losses
0%
1	[ ]
2	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45

RVLT 1998-A
Period	Cumulative Credit Losses
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72

Delinquency Experience

RVLT 1998-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
0	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
1	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30

RVLT 1998-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66

RVLT 1998-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
67
68
69
70
71
72

Residual Value Performance

RVLT 1998-A
Cumulative Residual Value
Period	Gain/(Loss)
0%
1	[ ]
2	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43

RVLT 1998-A
Cumulative Residual Value
Period	Gain/(Loss)
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72

RVLT 1999-A
Closing Date: November 16, 1999
Composition of the Leases
(As of October 1, 1999)

Aggregate Securitization Value	[___]
Number of Leases	[___]
Aggregate Residual Value	[___]
Aggregate Residual Values as a Percentage of Aggregate Securitization Value	[___]
Composition in States Greater Than 5%
[_____]	[___]
[_____]	[___]
[_____]	[___]
[_____]	[___]
[_____]	[___]

	Average	Minimum	Maximum
Securitization Value	[___]	[___]	[___]
Original Number of Monthly Payments	[___]	[___]	[___]
Remaining Number of Monthly Payments	[___]	[___]	[___]
Residual Value	[___]	[___]	[___]
Prepayment Speed

RVLT 1999-A
Period	Monthly CPR	Cumulative CPR
0	[ ]	[ ]
1	[ ]	[ ]
2	[ ]	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19

RVLT 1999-A
Period	Monthly CPR	Cumulative CPR
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69

RVLT 1999-A
Period	Monthly CPR	Cumulative CPR
70
71
72

Credit Losses

RVLT 1999-A
Period	Cumulative Credit Losses
0%
1	[ ]
2	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45

RVLT 1999-A
Period	Cumulative Credit Losses
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72

Delinquency Experience

RVLT 1999-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
0	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
1	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29

RVLT 1999-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

RVLT 1999-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
66
67
68
69
70
71
72

Residual Value Performance

RVLT 1999-A
Cumulative Residual Value
Period	Gain/(Loss)
0%
1	[ ]
2	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43

RVLT 1999-A
Cumulative Residual Value
Period	Gain/(Loss)
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72

RVLT 2001-A
Closing Date: March 1, 2001

Composition of the Leases
(As of February 1, 2001)

[___]
[___]
Aggregate Securitization Value	[___]
Number of Leases	[___]
Aggregate Residual Value	[___]
Aggregate Residual Values as a Percentage of Aggregate Securitization Value	[___]
Composition in States Greater Than 5%
[_____]	[___]
[_____]	[___]
[_____]	[___]
[_____]	[___]
[_____]	[___]

	Average	Minimum	Maximum
Securitization Value	[___]	[___]	[___]
Original Number of Monthly Payments	[___]	[___]	[___]
Remaining Number of Monthly Payments	[___]	[___]	[___]
Residual Value	[___]	[___]	[___]
Prepayment Speed

RVLT 2001-A
Period	Monthly CPR	Cumulative CPR
0	[ ]	[ ]
1	[ ]	[ ]
2	[ ]	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20

RVLT 2001-A
Period	Monthly CPR	Cumulative CPR
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70

RVLT 2001-A
Period	Monthly CPR	Cumulative CPR
71
72

Credit Losses

RVLT 2001-A
Period	Cumulative Credit Losses
0%
1	[ ]
2	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45

RVLT 2001-A
Period	Cumulative Credit Losses
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72

Delinquency Experience

RVLT 2001-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
0	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
1	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30

RVLT 2001-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66

RVLT 2001-A
	Aggregate		% of		% of	90 - 180	% of	Total 45+	% of
	Securitization Value	45 - 59 Days	Ending Pool	60 - 89 Days	Ending Pool	Days	Ending Pool	Days	Ending Pool
Period	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance	Delinquency	Balance
67
68
69
70
71
72

Residual Value Performance

RVLT 2001-A
Cumulative Residual Value
Period	Gain/(Loss)
0%
1	[ ]
2	[ ]
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43

RVLT 2001-A
Cumulative Residual Value
Period	Gain/(Loss)
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72

PROSPECTUS
Subject to Completion, Dated September 22, 2008
Ryder Vehicle Lease Trusts
Issuing Entities
Asset Backed Notes

Ryder Funding II LP Depositor	Ryder Truck Rental, Inc. Sponsor, Administrator and Servicer

Before you purchase any of these securities, be sure to read the risk factors beginning on page 9 of this prospectus and the risk factors set forth in the related prospectus supplement.
The notes will represent interests in obligations of the related issuing entity only and will not represent interests in or obligations of Ryder Truck Rental, Inc., Ryder Funding II LP, Ryder Truck Rental LT or any of their respective affiliates.
This prospectus may be used to offer and sell any of the notes only if accompanied by the prospectus supplement for the related issuing entity.

A new issuing entity will be formed to be the issuing entity for each series of notes. Each issuing entity will issue a series of asset-backed notes in one or more classes and will own:
•	a certificate evidencing a 100% special unit of beneficial interest in lease payments generated by a portfolio of commercial full service truck, highway tractor and trailer lease contracts, the related trucks, highway tractors and trailers leased under those contracts and all proceeds of those leased trucks, highway tractors and trailers;

•	amounts on deposit in specified trust accounts, including distribution accounts, any reserve fund or other accounts providing credit enhancement;

•	proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreement;

•	any other credit or cash flow enhancement issued with respect to any particular series or class; and

•	the rights of the issuing entity under the basic documents and any additional agreements specified in the applicable prospectus supplement.
The classes of notes sold periodically as part of a series will be paid only from the assets of the related issuing entity.
The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in an accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                     .

Reading this Prospectus and the Accompanying Prospectus Supplement
     We provide information on your securities in two separate documents that offer varying levels of detail:
•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities; and

•	the accompanying prospectus supplement will provide a summary of the specific terms of your securities.
     Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in that prospectus supplement.
     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 104 of this prospectus.
     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus and each prospectus supplement is only accurate as of the dates on their respective covers.
     This prospectus and a prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts. Whenever we use words like “intends”, “anticipates,” “may,” “will,” “shall,” “believes” or “expects”, or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.
Available Information
     Ryder Funding II LP, as the depositor for each issuing entity, has filed a registration statement covering the securities offered by this prospectus and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”). This prospectus is part of the registration statement but the registration statement includes additional information.
     You can review the registration statement online at the SEC’s website, http://www.sec.gov, or you may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 1-800-732-0330). Also available at the SEC’s website are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.
     For the time period that each issuing entity is required to report under the Securities Exchange Act of 1934 (the “Exchange Act”), the depositor or the servicer will file for the issuing entity annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC. A copy of each such report may be obtained by any securityholder by request to the depositor. See “The Notes — Reports to be Filed with the SEC” in this prospectus.
Incorporation of Certain Documents by Reference
     The SEC allows us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. We incorporate by reference into this prospectus any future distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such report, we file with the SEC prior to the termination of the offering of the securities offered by this prospectus. These periodic reports will be filed under the name of the issuing entity for those securities.
     The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus or the accompanying prospectus supplement. Requests for such copies should be directed to Ryder Funding II LP, 11690 NW 105 Street, Miami, Florida 33178 (telephone (305) 500-3726)
     This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549 (telephone 1-800-732-0330).

Summary
The following summary is a brief description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the applicable prospectus supplement in their entirety.
Principal Parties
     Issuing Entity
A separate trust will be formed to be the issuing entity for each series of securities by a trust agreement between the depositor and the owner trustee of the issuing entity. The name of the issuing entity will be set forth in the prospectus supplement.
     Depositor
Ryder Funding II LP, a limited partnership formed under the laws of Delaware.
The depositor’s principal executive offices are located at 11690 NW 105 Street, Miami, Florida 33178, and its telephone number is (305) 500-3726.
Sponsor/Servicer/Administrator/Maintenance Provider
Ryder Truck Rental, Inc., a Florida Corporation.
The sponsor’s principal executive offices are located at 11690 NW 105 Street, Miami, Florida 33178, and its telephone number is (305) 500-3254.
     Owner Trustee
The prospectus supplement will name the owner trustee.
     Indenture Trustee
The prospectus supplement will name the indenture trustee.
     Titling Trust
Ryder Truck Rental LT, a Delaware statutory trust.
     Titling Trustee
RTRT, Inc. a Delaware corporation.
     UTI Beneficiaries
Ryder Truck Rental I LP and Ryder Truck Rental II LP, each of which is a limited partnership formed under the laws of Delaware.
Securities
A series of securities may include one or more classes of notes and certificates. Only the notes of a series will be offered to you. You will find the following information about each class of securities in the prospectus supplement:
•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	the currency or currencies in which it will be issued;

•	its final scheduled distribution date;

•	any form of credit or cash flow enhancement; and

•	whether and when it may be redeemed prior to its final scheduled distribution date.
Some classes of securities may be entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
The prospectus supplement will identify any class of securities of a series that is not being offered to the public.

The notes generally will be issued only in book-entry form, in the denominations set forth in the prospectus supplement.
The applicable prospectus supplement will describe the priority of payments (i) between the notes and the certificates and (ii) among different classes of notes.
See “The Notes” in this prospectus.
The SUBI Certificate
The sponsor has assigned commercial lease contracts that have been underwritten using the underwriting criteria described in this prospectus under “The Leases — Lease Underwriting Procedures” to the titling trust. The leased vehicles include trucks, highway tractors and trailers.
On or before the date the notes of a series are issued, the titling trust will establish a special unit of beneficial interest, which is also called a SUBI, and allocate to the SUBI certain leases and related leased vehicles owned by the titling trust. Each lease and the related leased vehicle allocated to the SUBI will be selected based on criteria specified in an administration agreement among the servicer, the UTI beneficiaries and the titling trust. These criteria are described under “The Leases — Representations, Warranties and Covenants” in this prospectus.
Each SUBI will be represented by a SUBI certificate representing a beneficial interest in that SUBI. Upon the creation of a SUBI, the titling trust will issue that SUBI certificate to Ryder Truck Rental I LP, a UTI beneficiary of the titling trust. Ryder Truck Rental I LP will then sell the SUBI certificate to the depositor pursuant to a SUBI certificate transfer agreement. The SUBI certificate will then be resold by the depositor to the issuing entity pursuant to a SUBI certificate transfer agreement in exchange for the net proceeds from the issuing entity’s sale of the notes and the certificates issued by the issuing entity.
For additional information regarding the SUBI, the SUBI Certificate and transfers of the SUBI Certificate, see “The SUBI” in this prospectus.
Property of the Issuing Entity
The property of each issuing entity will be described in the applicable prospectus supplement and will be primarily the SUBI certificate and the proceeds received on the related assets, including the right to receive payments under the leases and the amounts realized from sales of the related leased vehicles on or after a specified cut-off date.
In addition to the SUBI certificate, the property of each issuing entity will also include other related assets such as:
•	amounts on deposit in specified trust accounts, including distribution accounts, any reserve fund or other accounts providing credit enhancement,

•	proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreement,

•	any other credit or cash flow enhancement issued with respect to any particular series or class, and

•	the rights of the issuing entity under the basic documents and any additional agreements specified in the applicable prospectus supplement.

For a more detailed description of the assets of the issuing entity, see “The Issuing Entities - Property of Issuing Entities” in this prospectus.
Credit or Cash Flow Enhancement
Some classes of securities may have the benefit of one or more of the following enhancements which are intended to increase the likelihood of payments to those securities:
•	overcollateralization;

•	excess interest;

•	subordination of one or more classes of securities;

•	one or more reserve accounts;

•	a credit or liquidity facility;

•	a letter of credit;

•	a guaranteed investment contract;

•	a surety bond or insurance policy; or

•	interest rate swaps and/or currency swaps.

The prospectus supplement will describe the credit or cash flow enhancement and any limitations and exclusions applicable for the related securities. Enhancements cannot guarantee that losses will not be incurred on the securities.
Prefunding
If specified in the applicable prospectus supplement, on the closing date for a series of notes, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in that prospectus supplement, but not to exceed 50% of the proceeds of the offering. Amounts on deposit in the prefunding account will be used to purchase a beneficial interest in additional leases and the related leased vehicles, which will be required to satisfy the same criteria as the initial leases and leased vehicles during the period to be specified in the applicable prospectus supplement, which may not exceed one year from the date of issuance of the related series of securities. Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related SUBI collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the applicable prospectus supplement.
Revolving Period
If specified in the applicable prospectus supplement, during the period beginning on the closing date for a series of notes and ending on the payment date to be specified in that prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent principal collections on the leases that otherwise would be available for distribution on the related securities on the next payment date will instead be used to purchase a beneficial interest in additional leases and the related leased vehicles, which will be required to satisfy the same criteria as the initial leases and leased vehicles or such other characteristics as described in the applicable prospectus supplement.
An issuing entity may have both a prefunding account and revolving period. In this event, the prospectus supplement will specify which funds will be applied first to the purchase of beneficial interests in additional leases and the related leased vehicles.
Servicing and Maintenance; Administrator of Issuing Entities
Pursuant to an administration agreement with respect to each issuing entity, Ryder Truck Rental, Inc. will be responsible for servicing the leases allocated to a SUBI for a series of notes, handling the disposition of the related leased vehicles when the leases terminate or when leased vehicles relating to defaulted leases are repossessed and collecting amounts due in respect of the leases. Ryder will also act as maintenance provider to provide certain supplies, maintenance and other services for the leased vehicles. Each issuing entity will pay Ryder Truck Rental, Inc. a servicing fee specified in the applicable prospectus supplement for performing the functions of the servicer. The servicer may also be entitled to retain as additional servicing compensation fees in the form of, among other things, late payment fees, extension fees, and other administration fees and expenses or similar charges received by the servicer during that month and, to the extent specified in the applicable prospectus supplement, certain excess amounts realized upon the disposition of leased vehicles.
Under each administration agreement, a portion of each total monthly payment made by lessees on the leases will be retained by, or paid to, Ryder for its services as maintenance provider, and will not be available to make payments on the notes.
Additionally, Ryder will act as administrator of each issuing entity and will perform an issuing entity’s administrative obligations under the related trust agreement and indenture.
For a more detailed description of the servicing of the leases, see “Description of Certain of the Basic Documents — The Administration Agreement” in this prospectus.
Optional Redemption
As specified in the applicable prospectus supplement, the servicer may have the option to purchase all of the assets of an issuing entity on any payment date when the aggregate unpaid principal balance of the securities of that issuing entity or the related aggregate securitization value declines to or below a specified percentage of the initial aggregate principal balance of those securities or the aggregate securitization value as of the related cut-off date, respectively. Upon such a purchase, the securities of the issuing entity will be prepaid in full.
See “The Notes — Optional Redemption” in this prospectus.
Advances
The servicer is required to advance to an issuing entity (i) lease payments that are due but unpaid by the lessee and (ii) proceeds from expected sales of leased vehicles for which the related leases have terminated. In making advances, the servicer will assist in maintaining a regular flow of payments on the leases, rather than guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer, without interest.
For additional information regarding the servicer’s obligation to makes advances to an issuing entity, see “Description of Certain of the Basic Documents — The Administration Agreement” in this prospectus.
Changes in Payment Priorities
The applicable prospectus supplement will provide a description of the conditions under which changes in the priority of payments to noteholders would be made on any given payment date.
Reallocation of Leases and Leased Vehicles from the SUBI
With respect to each series of notes, the servicer will be obligated to reallocate from the related SUBI any leases and related leased vehicles that breach certain representations, warranties or covenants that materially and adversely affect the related issuing entity’s interests in those leases or related leased vehicles and where such breach is not cured in all material respects within a specified time following notice to the servicer. In connection with such reallocation, the servicer will be required to pay the related issuing entity the reallocation payment for the lease.
For a discussion of the representations and warranties given by the servicer, see “The Leases — Representations, Warranties and Covenants”.
Tax Status
Special federal tax counsel to the issuing entity will deliver its opinion for each series of notes, that for federal income tax purposes:
•	the notes will be characterized as debt if not owned by the beneficial owner of the issuing entity or a related person; and

•	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.
The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.
For additional information concerning the application of federal income tax laws to the notes, see “Material Federal Income Tax Consequences”.
ERISA Considerations
Unless otherwise stated in the prospectus supplement, the notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code, provided the conditions of an investor-based or statutory exemption are satisfied.

Risk Factors
You should consider the following risk factors in deciding whether to purchase any of the notes. The risk factors stated here and in the applicable prospectus supplement describe the principal risk factors of an investment in the notes.

You may have difficulty selling your notes or obtaining your desired price	There may be no secondary market for the notes. Underwriters may participate in making a secondary market in the notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times where there have been very few buyers of asset-backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

Further, unless otherwise specified in the applicable prospectus supplement, the issuing entity of a series of notes will not apply to list the notes on an exchange or quote them in the automated quotation system of a registered securities association. The liquidity of the notes will therefore likely be less than what it would be in the event that they were so listed or quoted.

You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement	The issuing entity of a series of notes does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related SUBI certificate, together with its right to payments under any credit enhancement or hedge agreement and available funds in certain accounts. The securities of a series represent obligations solely of the issuing entity and, unless otherwise specified in the applicable prospectus supplement, will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon collections on the leases and the related leased vehicles allocated to the SUBI for your series of notes and, to the extent available, any credit enhancement or hedge agreement for the issuing entity, including amounts on deposit in any reserve fund or similar account. Funds on deposit in any reserve fund or similar account will cover delinquencies on the leases and losses on the leases and leased vehicles up to a certain amount. However, if delinquencies and losses exceed the available credit enhancement for your series of notes, including the credit enhancement provided by subordination of the certificates and any other class of notes, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to others from time to time.

The residual values of the leased vehicles established by the servicer are future projections. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the residual values of the leased vehicles as originally determined by the servicer are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your series of notes is exceeded.

You may experience reduced returns on your investments resulting from prepayments on the leases or reallocation of the leases and the leased vehicles from the SUBI	You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the leases by the related obligors and purchases of the leases and related vehicles by the servicer will shorten the lives of the notes to an extent that cannot be fully predicted.

Under each lease, the obligor may elect to purchase the related vehicle on an annual termination date of the related lease if Ryder exercises its option to terminate the related lease, and the obligor will be required to purchase the related vehicle on an annual termination date of the related lease if the obligor exercises its option to terminate the related lease. If an obligor purchases a vehicle on the annual termination date for the related lease, the related payment made by such obligor will be treated as a prepayment to the SUBI related to a series of notes.

In addition, Ryder Truck Rental, Inc., as servicer, may be required to reallocate from the related SUBI certain leases and leased vehicles if it breaches its servicing obligations with respect to those leases and the related vehicles or if there is a breach of the representations and warranties relating to those leases or the related vehicles and such breach materially and adversely affects the interest of the related issuing entity and is not cured. The servicer also shall be permitted to purchase from the issuing entity of a series of notes the SUBI certificate and any other assets of that issuing entity, on any payment date on which the aggregate unpaid principal balance of the outstanding securities of that issuing entity or the related aggregate securitization value is less than or equal to a specified percentage of the initial aggregate principal balance of the securities of that issuing entity or the aggregate securitization value as of the related cut off date, respectively.

Further, the leases allocated to a SUBI for a series of notes may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons.

You will bear any reinvestment risks resulting from prepayments on the leases and the corresponding acceleration of payments on the related notes.

The notes are not suitable investments for all investors	The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

The issuing entity assets are limited and only the assets of the issuing entity are available to pay your notes	The notes represent indebtedness of an issuing entity and will not be insured or guaranteed by the sponsor, the depositor, the titling trust, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity. The only source of payment on your notes will be collections on the leases and the related leased vehicles allocated to the SUBI for your series of notes and any credit enhancement specified in the applicable prospectus supplement. Therefore, you must rely solely on the assets of the issuing entity for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

The geographic concentration of the leases, economic factors and the commercial truck, highway tractor and trailer market could negatively affect the assets of an issuing entity	The applicable prospectus supplement will provide information as to the number of leases allocated to the SUBI for your series of notes that were originated in a particular state. Adverse economic conditions in states or geographic regions with significant concentrations of leased vehicles, or in the market for commercial trucks, highway tractors and trailers generally, may have a disproportionate impact on the performance of the leases allocated to the SUBI for your series of notes. Economic factors like unemployment, interest rates, the rate of inflation and consumer perceptions of the economy also may affect the rate of prepayment and defaults on the those leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their residual values.

The servicer may have interests beyond servicing the assets of the issuing entity and therefore may have competing or conflicting interests	Ryder Truck Rental, Inc., in addition to serving as servicer and maintenance provider with respect to the leases allocated to the SUBI for your series of notes, also is and will be engaged in leasing and providing maintenance services in connection with its own commercial trucks, highway tractors and trailers and administering and servicing the related leases. Ryder therefore may from time to time have competing interests or conflicts of interest in performing its obligations with respect to the maintenance and sale of the leased vehicles allocated to the SUBI for your series of notes and the servicing of those leases. Ryder will contractually agree that, when acting as servicer and maintenance provider with respect to the leases and the related leased vehicles allocated to the SUBI for your series of notes, it will use the same degree of skill, care and attention and the same customary and usual procedures it employs in connection with vehicles it leases and maintains for its own account.

A default, replacement or decline in the quality of the service of the servicer or the maintenance provider could delay or limit payments to you	Because the leases and the related leased vehicles allocated to the SUBI for your series of notes will be serviced and maintained by the servicer and the maintenance provider, a default by or the replacement of either could reduce or delay payments made under those leases. Ryder Truck Rental, Inc. will serve as both the servicer and the maintenance provider. Any reduction or delay in the payments made under the leases and the related leased vehicles allocated to the SUBI for your series of notes could cause delays in payments due to you or limit the amount of principal and interest paid to you. In addition, in the event of a default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the noteholders of a series or the related indenture trustee from appointing a successor servicer or successor maintenance provider and delays in the collection of payments on the leases and the related leased vehicles may occur. A decline in the quality of service provided by the servicer or the maintenance provider could also cause delays in payments due to you or limit the amount of principal and interest paid to you.

Paying the servicer a fee based on a percentage of the securitization value of the related leases may result in the inability to obtain a successor servicer	Because the servicer is paid its servicing fee based on a percentage of the aggregate securitization value of the related leases allocated to a SUBI for a series of notes, the fee the servicer receives each month will be reduced as the size of the related pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining related leases and leased vehicles. In this event a higher servicing fee may need to be negotiated (with noteholder approval), resulting in less available funds that may be distributed to noteholders on a related payment date. Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period.

It may be difficult to find a replacement maintenance provider that has the same geographic coverage and scope of experience as the maintenance provider	The maintenance provider is required to provide certain specified services and maintenance with respect to the leased vehicles under each related lease. At some point, if the need arises to obtain a successor maintenance provider, the titling trustee, acting at the direction of the controlling class, will be required to locate a successor maintenance provider that is an established entity the regular business of which includes the provision of services, supplies and maintenance with respect to trucks, highway tractors and trailers. It may be difficult to find a successor maintenance provider that has a similar length and scope of experience in providing such services, supplies and maintenance with respect to trucks, highway tractors and trailers or the capacity to provide these services in all 50 states. If there is any delay in obtaining a successor maintenance provider or if a maintenance provider with the same experience and geographic coverage cannot be located, it is possible that maintenance on the vehicles could be disrupted and there could be resultant delays in payments from the related obligors.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes	Because the SUBI will represent a beneficial interest in the related SUBI assets, you will be dependent on payments made on the leases allocated to the SUBI for your series of notes and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. The issuing entity of a series of notes will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the leased vehicles, which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling trust could limit the amounts payable in respect of the SUBI certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust (including the leases and the leased vehicles allocated to the SUBI for your series of notes) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes Ryder Truck Rental, Inc. and its affiliates. See “If ERISA liens are placed on the titling trust assets, you could suffer a loss on your investment” below.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the leased vehicles allocated to the SUBI for your series of notes, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

Vicarious tort liability may result in a loss on your investment	Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the leased vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59 was signed into law. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case, concluding that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability.

If vicarious liability imposed on the titling trust exceeds the coverage provided by its primary and excess liability insurance policies, or if lawsuits are brought against the titling trust involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you or may ultimately suffer a loss.

If ERISA liens are placed on the titling trust assets, you could suffer a loss on your investment	Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust and could be used to satisfy unpaid ERISA obligations of any member of a controlled group that includes Ryder Truck Rental, Inc. and its affiliates. Because these liens could attach directly to the leases and leased vehicles and because no issuing entity will have a prior perfected security interest in the assets allocated to the related SUBI, these liens could have priority over the interest of the issuing entity in the assets allocated to the related SUBI. As of the date of this prospectus, neither Ryder Truck Rental, Inc. nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. Moreover, the depositor believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the leases and leased vehicles will not become subject to an ERISA liability.

A depositor or servicer bankruptcy could delay or limit payments to you	Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the SUBI certificate for your series of notes is owned by the servicer or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of that SUBI certificate from the depositor to the issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, your notes would become immediately due and payable and you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•     the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

•     tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes of your series, and

•     the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in the leased vehicles allocated to the SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the SUBI held by the servicer at the time that a bankruptcy proceeding begins.

The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an indenture default	The amount of principal required to be paid to you prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note before the applicable final scheduled payment date generally will not result in an indenture default for any series of notes until the applicable final scheduled payment date for that series of notes.

The timing of principal payments is uncertain	The amount of distributions of principal on the notes of a series and the time when you receive those distributions depends on the rate of payments and losses relating to the leases and leased vehicles allocated to the SUBI for that series of notes, which cannot be predicted with certainty. Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted leases. Additionally, the servicer may be required to reallocate from the SUBI certain leases and the related leased vehicles that breach certain representations, warranties or covenants, and the servicer may have the option to purchase all of the assets of an issuing entity when the aggregate unpaid principal balance of the securities of that issuing entity or the related aggregate securitization value is reduced below a percentage specified in the applicable prospectus supplement. Each of these payments will have the effect of shortening the average lives of the notes of a series. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the leases and leased vehicles allocated to the SUBI for your series of notes.

The rating of a third party credit enhancement provider may affect the ratings of the notes	If an issuing entity enters into any third party credit enhancement arrangement, the rating agencies that rate the notes will consider the provisions of such arrangement and the rating of the related third party credit enhancement provider in rating the notes. If a rating agency downgrades the debt rating of any third party credit enhancement provider, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

If the issuing entity enters into a hedge agreement, payments on the notes will be dependent on payments made under that hedge agreement	If the issuing entity of a series of notes enters into an interest rate cap or floor agreement or an interest rate or currency swap agreement, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of the cap/floor agreement or swap agreement, as applicable, and whether the applicable counterparty performs its obligations under the related cap, floor or swap. If that issuing entity does not receive the payments it expects from the applicable counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

You may suffer losses upon a liquidation of the assets of the issuing entity if the proceeds of the liquidation are less than the amounts due on the outstanding notes	Under certain circumstances described in this prospectus and in the prospectus supplement, the assets of an issuing entity may be sold after the occurrence of an event of default under the related indenture. The related noteholders will suffer losses if the issuing entity sells the related assets for less than the aggregate principal amount of the outstanding notes of that series. We cannot assure you that sufficient funds would be available to repay those noteholders in full.

If the notes are in book-entry form, your rights can only be exercised indirectly	Unless otherwise provided in the applicable prospectus supplement, the notes of a series will be issued in book-entry form. If the notes are issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. in Europe. Transfers of interests in those notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. must be made in accordance with the usual rules and operating procedures of those systems. So long as those notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes of a series issued in book-entry form will remain in book-entry form except in the limited circumstances described under the caption “The Notes – Definitive

Notes” in this prospectus. Unless and until those notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” or “holder,” as those terms are used in the indenture. As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the notes of any series issued in book-entry form will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Subordination of certain notes may reduce payments to those notes	To the extent specified in the prospectus supplement, the rights of the holders of any class of notes of a series to receive payments of interest and principal may be subordinated to one or more other classes of notes of that series. Subordination may take one or more of the following forms:

• interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;

• principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

• principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and

• if the indenture trustee sells the assets of the issuing entity, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes of any issuing entity will be described in the prospectus supplement.

You may suffer a loss on your securities because the servicer may commingle collections with its own funds	The servicer, so long as it continues to satisfy certain requirements, will be permitted to hold with its own funds all payments on the leases received from the related lessees and all proceeds relating to the leases and the leased vehicles allocated to a SUBI for your series of notes during a monthly period until the fifth day following that monthly period. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the issuing entity on or before the payment date, you might incur a loss on your notes.

Ratings of the securities are limited and may be reduced or withdrawn	At the initial issuance of the notes of an issuing entity, at least one nationally recognized statistical rating organization will rate the offered notes in one of the four highest rating categories. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal and interest on the notes according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered note’s rating would adversely affect its value.

Possible prepayment due to the inability to acquire subsequent special units of beneficial interest	If so disclosed in the applicable prospectus supplement, an issuing entity may agree to buy additional special units of beneficial interest after the closing date for the related series. If the full amount deposited on the closing date in the prefunding account for the purpose of purchasing additional special units of beneficial interest cannot be used for that purpose during the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of notes. See “The Notes—Prefunding Period” in this prospectus.

Defined Terms
     You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 104.
The Issuing Entities
Formation
     Ryder Funding II LP (the “depositor”) will create a separate issuing entity (each, an “issuing entity”) for each securitization. Each issuing entity will be a Delaware statutory trust established to issue the related series of notes (the “notes”). The notes will represent debt obligations of the issuing entity. An issuing entity may also issue certificates (the "certificates,” and together with the notes, the “securities”) that will be subordinate to the notes issued by the issuing entity and which will represent undivided beneficial interests in the issuing entity. Only the notes of a series that are so identified in the prospectus supplement will be offered by this prospectus and such prospectus supplement. Information about the certificates, to the extent provided, is solely to help you understand the terms of the notes.
     The terms of each series of notes issued by the related issuing entity and additional information concerning the assets of the issuing entity and any applicable cash flow or credit enhancement will be set forth in a supplement (each, a “prospectus supplement”) related to this prospectus. Each issuing entity will be governed by a trust agreement (each, a “trust agreement”) between the depositor and the owner trustee (the “owner trustee”) identified in the applicable prospectus supplement. Each issuing entity will issue the notes under an indenture (each, an "indenture”) between the issuing entity and the indenture trustee (the “indenture trustee”) identified in the applicable prospectus supplement and any certificates under the trust agreement. An issuing entity will not issue any additional securities after issuing the securities described in a prospectus supplement. The principal offices of the issuing entity will be specified in the prospectus supplement.
     An issuing entity will not engage in any activity other than as duly authorized in accordance with the terms of the trust agreement. Unless otherwise specified in the applicable prospectus supplement, an issuing entity will be authorized to engage in the following activities:
•	issuing the securities;

•	acquiring the SUBI Certificate and the other property of the Trust Estate with the net proceeds from the sale of the securities;

•	assigning and pledging the Trust Estate to the indenture trustee;

•	making payments on the securities;

•	entering into and performing its obligations under the Basic Documents to which it is a party; and

•	engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.
     Approval of additional activities and purposes may be requested by holders of at least 75% of the outstanding balance of the certificates and will require (a) that each Rating Agency specified in the applicable prospectus supplement confirm that the additional activities and purposes would not cause its then-current rating of any class of notes or certificates to be qualified, reduced or withdrawn, and (b) approval by holders of at least 75% of the outstanding balance of the Controlling Class.

     Under an administration agreement for each issuing entity, (each, an “Issuing Entity Administration Agreement”), Ryder Truck Rental, Inc. (“Ryder”), as administrator (the “Administrator”), will perform the issuing entity’s administrative obligations under the trust agreement and the indenture.
     It is expected that each issuing entity will be structured, and each document governing a transaction will contain non-petition clauses, under which all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable issuing entity or the depositor at any time in connection with any obligations relating to the related notes or any of the related transactions.
Property of Issuing Entities
     The property of each issuing entity (the “Trust Estate”) will include the following:
•	the SUBI Certificate;

•	amounts deposited in any reserve fund or similar account;

•	the proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreement;

•	the rights of the related indenture trustee as secured party under a back–up security agreement with respect to the SUBI Certificate and the undivided beneficial interest in the related SUBI Assets;

•	the rights of the issuing entity to funds on deposit from time to time in separate trust accounts specified in the applicable prospectus supplement;

•	the rights of the depositor, as transferee under the SUBI Certificate Transfer Agreement;

•	the rights of the issuing entity, as transferee under the Issuer SUBI Certificate Transfer Agreement;

•	the rights of the issuing entity and the indenture trustee under any credit enhancement issued with respect to the particular series or class;

•	the rights of the issuing entity as a third–party beneficiary of the Administration Agreement, including the right to Advances from the servicer, to the extent relating to the SUBI Assets, and the SUBI Trust Agreement; and

•	all proceeds of the foregoing.
     The notes identified in the applicable prospectus supplement will be the only securities being offered to you. The depositor or one of its affiliates may retain certain classes of the notes and all of the certificates to the extent described in the applicable prospectus supplement. See “The Notes – Credit Enhancement – Subordination of Certificates to Notes” in this prospectus.
Use of Proceeds
     The net proceeds from the sale of each series of notes received by the related issuing entity will be used (i) to pay the depositor for the related SUBI Certificate, (ii) if specified in the applicable prospectus supplement, to fund any reserve fund and (iii) if specified in the applicable prospectus supplement, to purchase any interest rate swap agreement, currency swap agreement or interest rate cap or interest rate floor or any other credit enhancement issued with respect to the particular series or class.

The Titling Trust
General
     Ryder Truck Rental LT (the “titling trust”) is a Delaware statutory trust and is governed by an amended and restated trust agreement dated as of February 1, 1998 (the “Titling Trust Agreement”), among the UTI Beneficiaries, Ryder, RTRT, Inc., as trustee (the “Titling Trustee”), U.S. Bank National Association (“U.S. Bank”), as trust agent (in that capacity, the “Trust Agent”) and U.S. Bank Trust National Association (as successor in interest to Delaware Trust Capital Management, Inc.), as Delaware trustee. The assets of the titling trust (the “Titling Trust Assets”) generally consist of:
•	full service operating leases (the “leases”) assigned to the titling trust by Ryder;

•	the commercial trucks, highway tractors and trailers leased under those leases (the “leased vehicles”);

•	certain payments received by the lessees (each, an “obligor”) under the leases, proceeds from the sale or other disposition of the leased vehicles, and other assets more fully described below;

•	the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the leases or the related obligors or the leased vehicles, including but not limited to the Contingent and Excess Liability Insurance; and

•	all proceeds of the foregoing.
     The primary business purpose of the titling trust is to acquire from or at the direction of the UTI Beneficiaries, and serve as record holder of title to, the leases and leased vehicles, in order to facilitate the titling of the leased vehicles in connection with financings and securitizations, including asset backed securities issuance transactions.
     Under an administration agreement dated as of February 1, 1998, as amended by a supplement to be entered into with respect to each series of notes (as amended or supplemented from time to time, the “Administration Agreement”), among the titling trust, the UTI Beneficiaries and Ryder, as administrative agent (in that capacity, the “servicer”), Ryder will administer and service the leases, and, as maintenance provider (in that capacity, the “Maintenance Provider”), will provide specified services and maintenance in respect of the leased vehicles.
     Except as otherwise described under “Description of Certain of the Basic Documents –The SUBI Trust Agreement,” under the Titling Trust Agreement, the titling trust has not and will not:
•	issue beneficial or other interests or securities in the Titling Trust Assets other than (i) special units of beneficial interest, each consisting of a portfolio of leases and related leased vehicles (each, a “SUBI,” and such portfolio of leases, leased vehicles and other associated assets, the “SUBI Assets”) represented by a certificate (the “SUBI Certificate”) and (ii) one or more special units of beneficial interest, each consisting of a portfolio of leases and related leased vehicles not allocated to a SUBI (the “UTI”) and one or more certificates representing the UTI (the “UTI Certificates”);

•	borrow money, except from Ryder or the UTI Beneficiaries in connection with funds used to acquire leases and leased vehicles;

•	make loans;

•	invest in or underwrite securities;

•	offer securities in exchange for Titling Trust Assets, with the exception of the SUBI Certificate, Other SUBI Certificates and the UTI Certificates;

•	repurchase or otherwise reacquire its securities, other than for purposes of cancellation, except as permitted by or in connection with financing or refinancing the acquisition of leases and leased vehicles or as otherwise permitted by each such financing or refinancing; or

•	grant any security interest in or lien on any Titling Trust Assets.
     For each series of notes, a SUBI will be created and a SUBI Certificate will be issued that will represent the entire beneficial interest in the portfolio of specified leases and related leased vehicles that will constitute the SUBI Assets for that series. Upon creation of a SUBI, the related SUBI Assets will no longer be a part of the assets of the titling trust represented by the UTI, and the interest in the assets of the titling trust represented by the UTI will be reduced accordingly. A SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. A SUBI will not represent a beneficial interest in any assets of the titling trust other than the related SUBI Assets. Payments made on or in respect of any assets of the titling trust other than the SUBI Assets will not be available to make payments on the securities of the related series. The UTI Beneficiaries may from time to time cause special units of beneficial interest other than the SUBI (each, an “Other SUBI”, and the certificates representing each Other SUBI, the “Other SUBI Certificates”) to be created out of the UTI. An issuing entity (and, accordingly, its Securityholders) will have no interest in the UTI, any Other SUBI or any assets of the titling trust evidenced by the UTI or any Other SUBI.
     From time to time, Ryder has, and will continue, to assign additional leases to the titling trust and title the related leased vehicles in the name of the titling trust or the Titling Trustee on behalf of the titling trust.
     For further information regarding the titling trust, the servicing of the leases and the providing of services and maintenance in respect of the leased vehicles, see “Description of Certain of the Basic Documents –The SUBI Trust Agreement” and “ – The Administration Agreement.”
The UTI Beneficiaries
     Ryder Truck Rental I LP (“RTR I LP”) and Ryder Truck Rental II LP (“RTR II LP”) are the UTI Beneficiaries (the “UTI Beneficiaries”) under the Titling Trust Agreement. The sole general partners of RTR I LP and RTR II LP are Ryder Truck Rental I LLC (“RTR I LLC”) and Ryder Truck Rental II LLC (“RTR II LLC”), respectively, each a Delaware limited liability company. Ryder is the sole limited partner of each of the UTI Beneficiaries. The UTI Beneficiaries were formed as limited partnerships under the laws of Delaware in June 1997 for the sole purpose of being initial beneficiaries of the titling trust, holding the UTI and the UTI Certificates, acquiring interests in a SUBI and engaging in related transactions. The limited liability company operating agreements of each of RTR I LLC and RTR II LLC and the limited partnership agreements of each UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. So long as any financings involving interests in the titling trust, including the transactions described in this prospectus and the applicable prospectus supplement, are outstanding, neither RTR I LLC nor RTR II LLC may transfer its general partnership interest in the related UTI Beneficiary. The principal offices of RTR I LP and RTR II LP are located at 11690 NW 105 Street, Miami, Florida 33178, and their telephone number is (305) 500–3726.
The Titling Trustee and the Trust Agent
     The Titling Trustee is a wholly owned, special purpose subsidiary of U.S. Bank and was incorporated in June 1997 for the sole purpose of acting as Titling Trustee. The Titling Trustee is not affiliated with Ryder or any of its affiliates. U.S. Bank, as Trust Agent, serves as agent for the Titling Trustee to perform the obligations of the Titling Trustee under the Titling Trust Agreement. Under the Titling Trust Agreement, if U.S. Bank can no longer act as the Trust Agent, the designees of the UTI Beneficiaries, which may not be either UTI Beneficiary or any of their affiliates, will have the option to purchase the stock of the Titling Trustee for a nominal amount. If the UTI Beneficiaries do not timely exercise that option, the Titling Trustee will appoint a new trust agent which will have the option to purchase the stock of the Titling Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Titling Trustee to another party or may dissolve the Titling Trustee.
     The depositor, the servicer and their affiliates may maintain normal commercial banking relationships with the Titling Trustee and its affiliates.
     The Titling Trustee will make no representations as to the validity or sufficiency of a SUBI or the related SUBI Certificate (other than with regard to the execution and authentication of such SUBI Certificate) or of any lease, leased vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiaries or the servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the related SUBI Collection Account, any Other SUBI and the UTI. The Titling Trustee will not independently verify any leases or the related leased vehicles. The duties of the Titling Trustee will generally be limited to the acceptance of assignments of leases, the creation of a SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the related SUBI Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the related SUBI Trust Agreement.
Lease Origination and the Titling of Vehicles
     All leases have been or will be underwritten using the underwriting criteria described under “The Leases – Lease Underwriting Procedures.” Under each lease, the titling trust, or the Titling Trustee on behalf of the titling trust, will be listed as the owner of the related leased vehicle on the leased vehicle’s certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of any issuing entity, as holder of a SUBI Certificate, in the leased vehicles.
     After the sale of a SUBI Certificate to an issuing entity, the servicer will be obligated to repurchase any leased vehicles covered by leases not meeting certain representations and warranties by making Reallocation Payments in respect thereof. Those representations and warranties relate primarily to the origination of the leases, and do not typically relate to the creditworthiness of the related obligors or the collectibility of the leases.
     All leases and leased vehicles owned by the titling trust will be held for the benefit of entities that from time to time hold beneficial interests in the titling trust. Those interests will be evidenced by one or more SUBIs or the UTI. Entities holding beneficial interests in the titling trust, including each issuing entity, will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles and the certificates of title for the leased vehicles will not reflect the interest of the related issuing entity in the leased vehicles. Therefore, an issuing entity will not have a direct or perfected lien in the related leased vehicles. The issuing entity will file a financing statement to perfect the security interest in the related SUBI Assets, but only to the extent that the security interest may be perfected by filing a financing statement under the Uniform Commercial Code (the “UCC”). The servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions. For further information regarding the titling of the leased vehicles and the interests of the related Issuing Entities therein, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles –Back–up Security Interests” in this prospectus.
The SUBI
General
     On or prior to the closing date for each series of notes, the SUBI relating to that series of notes will be issued by the titling trust pursuant to a supplement to the Titling Trust Agreement (the “SUBI Supplement” and, together with the Titling Trust Agreement, the “SUBI Trust Agreement”). To provide for the servicing and maintenance of the related SUBI Assets, the titling trust, the servicer and the UTI Beneficiaries will enter into a supplement to the Administration Agreement. Each SUBI Certificate will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets, which will generally consist of the leases and the leased vehicles allocated to that SUBI, and all proceeds of or payments on or in respect of those leases or leased vehicles received or due after the close of business on the applicable cut–off date (each, a “Cutoff Date”) and other related SUBI Assets, including:
•	amounts in the related SUBI Collection Account relating to that SUBI and received in respect of the leases allocated to that SUBI or the sale of the related leased vehicles,

•	certain monies due under or payable in respect of the leases and the leased vehicles after the related Cutoff Date, including the right to receive payments made to Ryder, the depositor, the titling trust, the Titling Trustee or the servicer under any insurance policy relating to the leases, the leased vehicles or the related obligors, and

•	all proceeds of the foregoing.
     A SUBI will not represent a beneficial interest in any Titling Trust Assets other than the related SUBI Assets, and neither the issuing entity nor the related Noteholders will have an interest in the UTI, any Other SUBI issued by the titling trust, or any assets of the titling trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Titling Trust Assets not represented by a SUBI will not be available to make payments on the notes relating to that SUBI.
     On or prior to each closing date, the titling trust will issue the related SUBI Certificate to or upon the order of RTR I LP, as a UTI Beneficiary.
Transfers of the SUBI Certificate
     Simultaneously with the issuance of the SUBI Certificate to RTR I LP, RTR I LP will convey the SUBI Certificate to the depositor pursuant to a transfer agreement (the “SUBI Certificate Transfer Agreement”). RTR I LP will covenant to treat the conveyance of the SUBI Certificate to the depositor as an absolute sale, transfer and assignment for all purposes.
     Immediately after the transfer of the SUBI Certificate to the depositor, the depositor will:
•	transfer to the issuing entity, without recourse, all of its right, title and interest in and to the SUBI Certificate under a transfer agreement (the “Issuer SUBI Certificate Transfer Agreement”), and

•	deliver the SUBI Certificate to the issuing entity.
     In exchange, the issuing entity will transfer to the depositor the net proceeds from the sale of the notes to third party investors and the certificates that it issues.
     Immediately following the transfer of the SUBI Certificate to the issuing entity, the issuing entity will pledge its interest in the related Trust Estate, which includes the SUBI Certificate, to the related indenture trustee as security for the notes.
The Depositor
     The depositor is a limited partnership that was formed under the laws of Delaware on December 19, 2000. The sole general partner of the depositor is Ryder Truck Rental IV LLC (“RTR IV LLC”), a Delaware limited liability company. RTR IV LLC may not transfer its general partnership interest in the depositor so long as any financings involving interests held by the depositor at any time in the titling trust, including the transactions described in this prospectus and the applicable prospectus supplement, are outstanding. Ryder is the sole limited partner of the depositor. The principal office of the depositor is located at 11690 NW 105 Street, Miami, Florida 33178 and its telephone number is (305) 500–3726.
     The depositor and RTR IV LLC were organized solely for the purpose of acquiring interests in the UTI and the SUBIs, causing securities like the notes and the certificates of a series to be issued, and engaging in related transactions. The limited partnership agreement of the depositor and the limited liability company agreement of RTR IV LLC limit their respective activities to those purposes and to any activities incidental or necessary thereto.
     On each closing date, RTR I LP will convey the related SUBI Certificate to the depositor, and the depositor will immediately convey that SUBI Certificate to the issuing entity issuing the related series of notes and certificates in exchange for the net proceeds from the sale of the notes to third party investors and the certificates. For more information regarding the transfers of a SUBI Certificate on each closing date and the sale of the related series of notes to the underwriters, you should refer, respectively, to “The SUBI – Transfers of the SUBI Certificate” and “Plan of Distribution” in this prospectus.
     The depositor or one of its affiliates will generally retain all of the certificates of a series. As the holder of certificates, the depositor or its affiliate will have various rights and obligations under the related trust agreement, including (i) if the lien of the related indenture is no longer outstanding, removal of the servicer upon the occurrence and continuance of a Servicer Default, (ii) appointment of a successor owner trustee upon resignation and removal of the owner trustee of the related issuing entity, and (iii) indemnification of the owner trustee of the related issuing entity. Notwithstanding the foregoing, the rights of the depositor or its affiliate, as holder of the certificates of a series, to take any action affecting the related Trust Estate will be subject to the rights of the indenture trustee under the related indenture. For more information regarding the rights and obligations of the depositor or its affiliate upon the initial issuance of a series of notes, you should refer to “Description of Certain of the Basic Documents – The Trust Agreement” in this prospectus.
The Sponsor and Servicer
     All of the leases will be originated by Ryder in the ordinary course of its leasing business using the underwriting criteria described under “The Leases – Lease Underwriting Procedures.” Additionally, Ryder, as the servicer, will administer and service the leases, and, as Maintenance Provider, will provide specified services and maintenance in respect of the leased vehicles. Ryder will also serve as Administrator of each issuing entity and, in such capacity, will perform an issuing entity’s administrative obligations under the trust agreement and the indenture. As Sponsor, Ryder will participate with the underwriters of a series of notes in structuring the transactions described in this prospectus and in the related prospectus supplement.
     Ryder is a Florida corporation that was incorporated in 1953. Ryder provides full service truck leasing to nearly 23,700 commercial customers ranging from large national enterprises to small companies. As of December 31, 2007, Ryder had a fleet of 159,400 vehicles, including 138,800 vehicles leased to affiliates, leased or rented through approximately 735 locations in 49 states, Puerto Rico, and 6 Canadian provinces. Under a full service lease, Ryder provides its customers with vehicles, maintenance, supplies and related equipment necessary for operation, while its customers furnish and supervise their own drivers, and dispatch and exercise control over the related vehicles. Additionally, as of December 31, 2007, Ryder provided contract maintenance services to more than 1,220 customers and serviced 31,500 vehicles under maintenance contracts. Ryder also provides short-term truck rentals, which tend to be seasonal, to commercial customers to supplement their fleets during peak business periods. As of December 31, 2007, Ryder had a fleet of 34,100 vehicles, ranging from heavy–duty highway tractors and trailers to light–duty trucks, available for commercial short–term rental.
     From December 31, 2002 to December 31, 2007, Ryder increased its United States full service lease revenue by 9.2%. During that same period, the number of trucks, highway tractors and trailers leased by Ryder in the United States increased by 0.1%.
     Ryder has sponsored one private securitization of truck, tractor and trailer leases since 1998, known as the Ryder Vehicle Lease Trust 1998-A transaction, and two public securitizations of truck, tractor and trailer leases since 1999, known as the Ryder Vehicle Lease Trust 1999-A transaction and the Ryder Vehicle Lease Trust 2001-A transaction. There have been no defaults in any of those securitizations of truck, tractor and trailer leases and Ryder has not taken any actions outside of its ordinary performance to prevent any such events. None of these securitizations are currently outstanding. In addition to truck, tractor and trailer leases, Ryder has in the past also securitized other assets, primarily accounts receivable.

     Ryder is a wholly owned subsidiary of Ryder System, Inc. (“Ryder System”). Ryder System is a publicly held Florida corporation that was incorporated in 1955. Ryder System is divided into three business segments:
•	Fleet Management Solutions, which provides full service leasing, contract maintenance, contract-related maintenance and commercial rental of trucks, tractors and trailers to customers principally in the U.S., Canada and the U.K.;

•	Supply Chain Solutions, which provides comprehensive supply chain solutions including distribution and transportation services throughout North America and in Latin America, Europe and Asia; and

•	Dedicated Contract Carriage, which provides vehicles and drivers as part of a dedicated transportation solution in the U.S.
     Ryder Receivable Funding II, L.L.C. (“RRF LLC”), a bankruptcy remote, consolidated subsidiary of Ryder System, has a Trade Receivables Purchase and Sale Agreement with one financial institution. Under this program, Ryder System sells certain of its domestic trade accounts receivable to RRF LLC that in turn may sell, on a revolving basis, an ownership interest in certain of these accounts receivable to a receivables conduit and/or committed purchasers. Ryder System entered into this program to provide additional liquidity to fund its operations. The available proceeds that may be received by RRF LLC under the program are limited to $250 million. If no event occurs which causes early termination, the 364-day program will expire on September 8, 2009, at which time Ryder System expects to renew the program.
     Ryder System’s common stock, which is listed and traded on the New York Stock Exchange under the symbol “R,” is a component of both the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. As of December 31, 2007, Ryder System and its subsidiaries had a fleet of 159,400 vehicles and 28,800 employees.
     Ryder has consolidated most financial administrative functions, including collections and underwriting, into its Shared Service Center, a centralized processing center located in Alpharetta, Georgia. The transfer of functions to the Shared Service Center was completed in December 1997. This centralization resulted in more efficient and consistent centralized processing of selected administrative operations. The Shared Service Center charter is to:
•	reduce on–going annual administrative costs;

•	enhance customer service through process standardization;

•	create an organizational structure that will improve market flexibility; and

•	allow future reengineering efforts to be more easily attained at lower implementation costs.
The Leases
General
     Each of the leases allocated to a SUBI will have been originated by Ryder in the ordinary course of its leasing business and assigned to the titling trust on or prior to the related Cutoff Date, in accordance with the underwriting procedures described under “– Lease Underwriting Procedures” in this prospectus. The leases are operating leases under generally accepted accounting principles and have been selected based upon the criteria specified in the SUBI Trust Agreement and described under “ – Representations, Warranties and Covenants” in this prospectus supplement. Ryder will represent and warrant that it used no adverse selection procedures in selecting the leases for allocation to a SUBI as SUBI Assets and that it is not aware of any bias in the selection of those leases that would cause delinquencies or losses on those leases to be worse than any other leases held by the titling trust.

However, there can be no assurance as to delinquencies or losses on the leases allocated to a SUBI relating to a series of notes.
     Each lease will provide that Ryder may terminate the lease and repossess the related leased vehicle following an event of default by the related obligor (each, a “Lease Default”). Typical Lease Defaults include, but may not be limited to, failure of the obligor to make payments when due, certain events of bankruptcy or insolvency of the obligor, failure of the obligor to maintain the insurance required by the related lease (if the obligor is required to maintain the insurance), failure to perform, or deliver the leased vehicle to Ryder to perform, required repairs on the related leased vehicle or failure to comply with any other term or condition of the lease. Ryder regularly tracks obligors’ compliance with their payment and insurance obligations and monitors obligors for noncompliance as more fully described under “ – Insurance” and “ – Collection, Repossession and Disposition Procedures” in this prospectus.
     In the event of termination of a lease allocated to a SUBI relating to a series of notes where the related obligor is in default following a casualty of the related leased vehicle, amounts collected with respect to the lease and leased vehicle, after deducting costs and other sums retained by the servicer in connection therewith, may be less than the Securitization Value of the lease. In the event that any such shortfall is not covered from amounts on deposit in a reserve fund or similar account, or from any other credit enhancement available to the related issuing entity, investors in the notes could suffer a loss on their investment.
Use and Nature of the Leased Vehicles
     Ryder leases trucks, highway tractors and trailers to a wide range of commercial customers under full service operating leases with terms running typically five or more years. Full service leasing is Ryder’s and Ryder System’s largest product line, with about 12,400 customers and approximately 105,300 vehicles on lease in the United States and Canada. The leased vehicles may be generically configured or they may be specialized units with refrigeration systems or other application–specific equipment.
     Ryder purchases trucks and highway tractors from manufacturers such as International, Freightliner, Mack, Volvo and Isuzu, and trailers from manufacturers such as Utility and Great Dane. Ryder also specifies many of the components used by those vehicle vendors. Ryder purchases such components from various manufacturers, including Cummins engines, Bridgestone tires, Arvin Meritor Automotive clutches, transmissions, axles, brakes and drivelines, SAF Holland fifth wheels, Kysor fan clutches, Bendix valves and Accuride wheels.
     Full service truck leases are designed for customers who wish to manage their own transportation systems without investing the capital and human resources necessary to purchase and maintain a fleet. Ryder offers its customers a flexible range of full service truck leasing products and virtually all of the support services needed to operate them, including safety and regulatory compliance programs, vehicle specification and acquisition support, preventive maintenance, licensing and permitting, emergency road service, fuel and fuel tax reporting, vehicle painting and washing, and vehicle liability and protection programs. Companies in a variety of industries, such as the beverage, baking and snack, newspaper, grocery, chemicals, retail and automotive aftermarket parts industries, lease their trucks from Ryder.
Truck Lease and Service Agreement
     Ryder’s Truck Lease and Service Agreement (each, a “TLSA”) is a contract between Ryder, and an obligor, that, when taken together with the lease schedule for a leased vehicle (each, a “Schedule A” and, together with a TLSA, a “lease”), requires the obligor to make Total Monthly Payments for a predetermined number of months in exchange for the use of one or more leased vehicles. In addition to use of the leased vehicle, to the extent set forth in the related lease, the obligor will also be entitled to receive other services related to that leased vehicle. Maintenance and mechanical repair of the leased vehicle by Ryder is almost always included. The terms of a lease do not separate the payment for leased vehicle use from the payment for maintenance and other goods and services within the Total Monthly Payment. See “ – Lease Payments” in this prospectus. At the scheduled maturity or other termination of a lease (the “Maturity Date”), the obligor must return the related leased vehicle to Ryder at a specified maintenance facility and must restore the leased vehicle to its original condition, if any structural alterations have been made by the obligor.

     The TLSA is a form of master lease that describes the general terms of the lease and the respective rights and obligations of Ryder and the obligor. These terms, unless amended, apply to all leased vehicles leased under a TLSA. Every Schedule A describes each particular leased vehicle being leased, its Fixed Charge, the term of its lease (the “Lease Term”) and the depreciation schedule and other specific terms of the lease, including the party responsible for maintaining liability insurance on the leased vehicle and the party responsible for physical risk of loss or damage to the leased vehicle. The Schedule A also specifies each leased vehicle’s domicile and the location of the maintenance facility where the leased vehicle will be routinely maintained and repaired.
     A typical full service operating lease will provide for payments based on, among other things, the original value of the leased vehicle leased thereunder, the amount of total depreciation over the Lease Term and the prorated cost of all license fees, applicable taxes and other expenses prepaid by Ryder for the leased vehicle, as well as payments for various other goods and services Ryder provides in connection with the leased vehicle. Both the financial and service commitments of the parties are covered by the lease and, accordingly, both Ryder and the obligor have continuing performance obligations during the term of the lease. In connection with the origination of a lease, Ryder modifies its standard lease in the ordinary course of its business to meet the requirements of the related obligor and all descriptions of a lease contained in this prospectus are of a typical or illustrative lease. Modifications may affect, among other things, the services provided, the payment terms, the allocation of risk and the parties’ respective rights and obligations upon termination or breach. A breach of or default under a lease may result in the termination of the lease. The termination may occur either (a) as part of the termination of a master lease, thus effecting the termination of all leased vehicles leased under the master lease arrangement, or (b) only with respect to the specific leased vehicle directly affected by the breach or default.
Maintenance and Services Provided
     A typical lease may cover:
•	maintenance and repair of the related leased vehicles by Ryder at a specified maintenance facility, including all labor and parts;

•	exterior washing of the leased vehicles;

•	specification assistance, whereby Ryder will assist the obligor in formulating appropriate specifications based on the obligor’s intended use of the leased vehicles;

•	supplying the obligor with one or more substitute leased vehicles (each, a “Substitute Vehicle”), at no extra cost to the obligor, if a mechanical failure renders a leased vehicle temporarily inoperable;

•	emergency road service in the event that a leased vehicle suffers mechanical or tire failure;

•	initial exterior painting and lettering, up to a specified allowance, at the time the leased vehicles are placed into service;

•	licensing and payment of certain specified taxes, up to a specified annual amount;

•	enrollment of the obligor in a leased vehicle–related safety program;

•	the provision of fuel, whether by Ryder or the obligor;

•	whether Ryder will extend its liability insurance to cover the obligor for the leased vehicles and any Substitute Vehicles (the “Insured Vehicles”); and

•	whether Ryder or the obligor assumes the risk of physical damage to and theft and loss of the leased vehicles or any Substitute Vehicles. See “ – Insurance” in this prospectus.

     A lease may provide that Ryder will supply the obligor with a Substitute Vehicle at no extra cost if a mechanical failure renders a leased vehicle temporarily inoperable. The Fixed Charge on a leased vehicle, more fully described under “ – Lease Payments” in this prospectus, will continue to accrue on a leased vehicle if the leased vehicle is out of service due to a temporary mechanical failure unless Ryder is required to provide a Substitute Vehicle and fails to do so, in which event the Fixed Charge will be abated until the leased vehicle is repaired or a Substitute Vehicle is provided. Ryder will not provide a Substitute Vehicle when:
•	a leased vehicle is out of service for the performance of scheduled preventative maintenance;

•	a leased vehicle is out of service for the repair of physical damage, such as that caused by collision, fire, vandalism or Act of God;

•	a leased vehicle is out of service because the obligor has violated the related lease;

•	a leased vehicle has been stolen;

•	a leased vehicle has been outfitted with special equipment or has otherwise been customized for use by the obligor; or

•	special equipment, which Ryder is not contracted to maintain, is being repaired.
     If a leased vehicle is out of service for the repair of physical damage, Ryder may rent the related obligor a replacement vehicle at a rental rate equal to the lease rate on the related lease; however, the Fixed Charge on the out of service leased vehicle will continue to accrue. Ryder may also rent obligors additional leased vehicles for short–term use so that the obligor can manage fluctuations in its needs, and the rates therefor may be set forth in the related lease.
     Although Ryder may be responsible for providing fuel to the related leased vehicles under a lease, the lease will not include charges for any fuel so provided. All fuel charges are separately billed to the obligor on a monthly or weekly basis. If Ryder is designated in the related lease as providing fuel tax reporting, it obtains all applicable fuel tax permits, prepares and files fuel tax returns and pays the taxes imposed on the consumption of fuel, which amounts are billed to the obligor. If the obligor is designated in the related lease as providing fuel tax reporting, then it performs those fuel tax permitting and reporting functions and indemnifies Ryder for any liability for the failure to pay all applicable fuel taxes.
Vehicle Operating Rules
     Under the terms and conditions applicable to each lease of a leased vehicle, an obligor must:
•	operate the related leased vehicles in the normal and ordinary course of its business;

•	comply with all federal, state and local laws and regulations;

•	not use the leased vehicles in a reckless or abusive manner;

•	operate the leased vehicles only within the United States or, occasionally, Canada, and pay for all charges that accrue if a leased vehicle is detained outside of these countries;

•	if the obligor operates a leased vehicle, such as a trailer, while it is connected to a vehicle that Ryder does not maintain, maintain the connected vehicle in good operating condition; and

•	pay for all physical damage, repairs, maintenance and expenses resulting from operation of a leased vehicle in violation of any of the lease restrictions.

Drivers
     Under a lease, only properly licensed and qualified drivers under the obligor’s exclusive direction and control are permitted to operate the leased vehicles. Ryder reserves the right to request in writing that the obligor remove unsafe or incompetent drivers based on their safety record, accident experience or driver’s license status. If Ryder asks an obligor to remove a driver and the obligor fails to comply with that request, then any or all of the following may apply:
•	the obligor must reimburse Ryder for any damages occurring while the driver asked to be removed operates the leased vehicle, even if Ryder assumed responsibility for paying for physical damage to the leased vehicle;

•	even if Ryder extended liability insurance to the obligor, the obligor must defend, release, indemnify and hold harmless Ryder for all damages and defense costs resulting from the driver’s operation of the leased vehicle;

•	Ryder may cancel any liability insurance it extended to the obligor by providing the obligor with 30 days’ prior written notice; or

•	Ryder may terminate any physical damage coverage it extended to the obligor by providing the obligor with 30 days’ prior written notice; if Ryder terminates the physical damage coverage, the obligor will become responsible for all physical damage to the leased vehicles, and must provide Ryder with proof of satisfactory physical damage insurance.
Obligor Expenses
     With respect to each leased vehicle an obligor leases pursuant to a lease, the obligor is responsible for the following expenses:
•	taxes, licenses, fees and tolls (collectively, “Taxes”) arising from the use or operation of the leased vehicle, other than those items Ryder has contracted to pay for or provide, including sales, use, excise, gross receipts or any similar tax, and any special license fees or taxes resulting from the operation and use of the leased vehicle by the obligor;

•	any excess over the annual allowances that may be stated in the lease for state motor vehicle license fees, registration fees, vehicle inspection fees, personal property taxes, federal vehicle use taxes and fuel tax permits;

•	any increased costs resulting from a change in the assessment method for any of the preceding items;

•	reimbursement of Ryder for settlement of a claim or lien resulting from the obligor’s failure to pay any taxes, fees or tolls on the leased vehicles; and

•	all damages, repairs, maintenance and related expenses resulting from the operation of the leased vehicles in violation of the lease terms.
     The foregoing items comprise part of the Maintenance Component of Total Monthly Payments and will not be available to make payments in respect of the notes of any series. See “ – Servicing – Lease Collections” and – “—Lease Payments—Calculation of the Financial Component” in this prospectus.
Accidents, Vehicle Theft or Vehicle Destruction
     The leases require the obligors to notify Ryder immediately of any accident involving an Insured Vehicle, to provide Ryder with a detailed report of the accident and to cooperate with Ryder and the insurer of the Insured

Vehicle in defending any claim. Within 30 days after that notice, Ryder will determine if the Insured Vehicle is damaged beyond economic repair. If so, once the related obligor pays Ryder all amounts owed under the lease for the Insured Vehicle, including any proceeds owed under any physical damage insurance policy obtained by the obligor, the lease will terminate as to the Insured Vehicle.
     The obligors must also notify Ryder immediately if an Insured Vehicle is lost or stolen. If an Insured Vehicle is not located within 30 days after that notice, the related lease will terminate as to the Insured Vehicle once the related obligor pays Ryder all amounts owed to Ryder for the Insured Vehicle under the lease, including any proceeds received by the obligor under any physical damage insurance policy.
Cargo Loss
     Ryder is not responsible for the loss of or damage to cargo carried in or on any leased vehicle, even if the loss or damage is caused by Ryder’s negligence.
Annual Termination Option
     The leases generally contain an annual termination option (the “Annual Termination Option”) which permits either Ryder or the obligor to terminate a lease on the annual anniversary of the date the related leased vehicle was delivered to the obligor by giving the other party at least 60 days’ written notice of its election to exercise the Annual Termination Option. If Ryder exercises the Annual Termination Option on a lease, the related obligor will have the right, but not the obligation, to purchase the related leased vehicle. If an obligor exercises the Annual Termination Option on a lease, Ryder has the option to require the obligor to purchase the related leased vehicle on the effective date of the termination.
     If an obligor elects or is required to purchase a leased vehicle in connection with the exercise of the Annual Termination Option, the obligor must remit a payment to Ryder (the “Termination Value Payment”) in the amount specified in the related Schedule A as the termination value of the Vehicle (the “Termination Value”). Additionally, the obligor must pay all sales and use taxes relating to the purchase. The Termination Value of a leased vehicle ordinarily will exceed its Residual Value and generally will exceed its Securitization Value. Only an amount up to the Securitization Value of the leased vehicle will be deposited into the related SUBI Collection Account for the related issuing entity. Any excess between the Termination Value Payment and the Securitization Value will be released to the servicer as additional compensation. If an obligor fails to purchase a leased vehicle when required to do so, Ryder may solicit wholesale cash bids for the leased vehicle and require the obligor to pay the difference between the highest bid and the Termination Value of the leased vehicle.
     Obligors have neither the right nor the obligation to purchase a leased vehicle at the Maturity Date of the related lease.
     If an obligor becomes bankrupt or insolvent, then the obligor may have the right to reject some or all of the leases relating to the obligor, in which case the obligor would not be required to perform its obligations under the leases, and although Ryder could treat the leases as having been terminated, Ryder could not enforce any requirement that the obligor purchase the related leased vehicles.
Lease Underwriting Procedures
     The Credit Department at the Shared Service Center is responsible for review and approval of all credit requests for potential and existing lease customers of Ryder. Credit requests from sales personnel are entered into the electronic credit application tracking system on Ryder’s intranet. Those requests are then sent to a web-based system, where each transaction and/or customer is run through decision trees (which pull information from credit bureaus and internal Ryder information). The requests are either automatically approved by the system (such as requests for term extensions and additional business with existing customers) or placed in work queues for the specific credit analyst responsible for the particular region/exposure level. The credit analysts review all available information (i.e from credit bureaus, the internet, financial statements submitted by the customer (or available on-

line), and internal Ryder information (for existing customers)) to make a credit decision. The key financial ratios reviewed may include:
•	Percentage net income to sales (profitability);

•	Cash flow from operations;

•	Interest coverage;

•	Current ratio (liquidity);

•	Total obligations to tangible net worth (leverage); and

•	Ryder investment to tangible net worth.
The decisions may result in unsecured credit, credit-enhanced arrangements (i.e. security required, Automated Clearing House required or guarantees required), or business decisions, which must be forwarded to senior management for approval. All requests for a credit line over certain revenue thresholds must be properly documented in a standard form, and forwarded to senior management for review and approval: credit lines ranging between $400,000 and $500,000 must be approved by a senior vice president or the controller and credit lines greater than $500,000 must be approved by Ryder’s chief financial officer. In addition, all lease customer requests for self insurance are also reviewed and approved by senior management.
Insurance
     Liability Insurance and Indemnity
     Each lease specifies whether Ryder or the obligor is responsible for procuring and maintaining liability insurance on the related leased vehicles and any Substitute Vehicles. The liability insurance must cover both parties, either as an insured or additional insured, for the ownership, maintenance, use and operation of the leased vehicles, up to certain specified per–occurrence dollar limits. If the obligor fails to obtain required liability insurance, then it must indemnify Ryder for all damages arising out of the ownership, maintenance, use or operation of the leased vehicles. The insurer must be acceptable to Ryder, and the liability insurance must provide primary coverage, rather than additional or excess coverage. If Ryder extends its liability insurance to the obligor, it may terminate the extension of the insurance by providing the obligor with 30 days’ prior written notice. The obligor must then obtain the required liability insurance from a third party insurer.
     Each lease requires the obligor to indemnify Ryder for all damages in excess of the liability insurance arising out of the ownership, maintenance, use or operation of the Insured Vehicles and injuries or death to the obligor or the obligor’s employees, drivers or agents arising out of the ownership, maintenance, use or operation of the Insured Vehicles.
     Physical Damage
     Obligor Risk of Loss. If an obligor is required by a lease to be responsible for physical damage, the obligor must pay for all physical damage, including theft and loss, to the related leased vehicles, even if the damage occurs as a result of Ryder’s negligence or on Ryder’s premises. If a leased vehicle is repaired by a garage that Ryder has not approved and the repair is defective, then Ryder may re–repair the leased vehicle at the obligor’s expense. The obligor must furnish Ryder with evidence of reasonably acceptable physical damage insurance coverage on the leased vehicles, listing Ryder as the named insured or endorsed as the loss payee. Ryder reserves the right to retain the salvage value of any leased vehicle that is damaged beyond economic repair. If Ryder elects to retain the salvage value, it will deduct the salvage value from the amount owed to Ryder by the related obligor for the leased vehicle.

     Ryder Risk of Loss. If a lease requires Ryder to be responsible for physical damage to the related leased vehicles, then Ryder assumes the risk of all physical damage to and loss and theft of the Insured Vehicles, except that:
•	the obligor remains responsible for the deductible amount per occurrence as specified in the Schedule A,

•	Ryder will not pay, and the obligor is responsible, for physical damage caused by the obligor’s violation of the lease terms and for any willful damage to an Insured Vehicle, including (1) damage caused in a labor dispute involving the obligor or (2) any theft or conversion of an Insured Vehicle by the obligor’s employees or agents; Ryder will be entitled to retain the salvage value of any Insured Vehicle that is damaged beyond economic repair through an excluded peril, in which case the salvage value of the Insured Vehicle will be deducted from the amount owed by the obligor, and

•	Ryder may terminate its responsibility for physical damage to and loss and theft of the Insured Vehicles by giving the obligor 30 days’ prior written notice, after which time the obligor then assumes all risk of loss with respect to, and must procure physical damage insurance covering, those leased vehicles.
     The Contingent and Excess Liability Insurance
     In addition to the personal property and liability insurance coverage required to be obtained and maintained by an obligor or Ryder pursuant to the leases, and as additional protection in the event the obligor fails to maintain the required insurance, Ryder maintains contingent liability insurance for the benefit of, among others, Ryder, the titling trust, the UTI Beneficiaries, the depositor and each issuing entity, which provides coverage, with no annual or aggregate cap on the number of claims thereunder, for liability caused by any leased vehicle owned by the titling trust. Ryder also maintains substantial amounts of excess insurance coverage as to which the Titling Trustee is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the “Contingent and Excess Liability Insurance”). These insurance policies collectively provide insurance coverage in excess of $10 million per accident and permit multiple claims in any policy period. Claims could be imposed against the assets of the titling trust if such coverage were exhausted and damages were assessed against the titling trust. In that event, investors in the notes of a series could incur a loss on their investment. See “Risk Factors – Vicarious tort liability may result in a loss on your investment,” “Additional Legal Aspects of the Titling Trust and the SUBI – The SUBI” and “Additional Legal Aspects of the Leases and the Leased Vehicles – Vicarious Tort Liability” in this prospectus for a discussion of related risks.
     With respect to damage to the leased vehicles, an obligor may be required by the related lease to maintain comprehensive and collision insurance. As more fully described under “Description of Certain of the Basic Documents – The Administration Agreement – Insurance on the Leased Vehicles” in this prospectus, the servicer will be required to monitor the maintenance of required obligor insurance. In the event that the foregoing insurance coverage was exhausted and no third–party reimbursement for that damage was available, investors in the notes of a series could incur a loss on their investment.
     The Administration Agreement for each issuing entity will provide that for so long as any notes or certificates of the related series are outstanding, neither the Titling Trustee nor Ryder may terminate or cause the termination of any Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third–party claims that may be raised against the titling trust or Titling Trustee on behalf of the titling trust with respect to any leased vehicle in an amount at least equal to $10 million per claim (which Insurance Policy may be a blanket Insurance Policy covering the servicer and one or more of its affiliates) and (ii) each Rating Agency has been notified of such termination and confirms that such termination or any replacement insurance would not cause its then–current ratings of any class of notes or certificates of the related series to be qualified, reduced or withdrawn. These obligations of Ryder will survive any termination of the servicer’s other obligations under the Administration Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitation or otherwise.

Collection, Repossession and Disposition Procedures
     Collections
     Ryder’s collections activities are centralized at the Shared Service Center in Alpharetta, Georgia, with approximately 60 professionals devoted to collections, 15 of which are employed by an offshore service provider in the Philippines. Approximately two-thirds of these professionals are devoted primarily to lease collections, with the remaining one-third devoted to commercial rental collections. Ryder uses numerous automated tools to assist in the identification, tracking and resolution of collection issues. Web-based collection software is utilized to populate daily work queues for collectors based on Ryder collection strategies. In addition, various Dun & Bradstreet performance indices (i.e Paydex and Credit Score), and proprietary performance measurements are loaded into the accounts receivable system monthly from information sent back to Ryder from Dun & Bradstreet. When a delinquency is identified, the assigned collector makes calls and/or sends e-mail demand letters to the delinquent obligor. The tone of a phone call or the level of aggressiveness placed on each collection effort is determined by the length and amount of the delinquency, credit history and quality of the obligor and customer relationship considerations. Disputed invoices are noted in Ryder’s web-based system and the collector follows up with operations and sales to ascertain the validity of the dispute. Charges associated with valid disputes are credited to the customer account in the month they are identified.
     Defaults
     When an obligor fails to bring its account back into accord with contractual or otherwise acceptable payment terms, Ryder may issue a default notice to the obligor. Receipt of a default notification typically requires the obligor to remit payment within seven days and achieve either contractual or otherwise acceptable payment terms. Failure to remit payment or agree to a mutually acceptable workout agreement can result in the termination of the related lease, in which case Ryder will either:
•	demand the immediate return of all Obligor Vehicles;

•	initiate repossession actions if the obligor fails to return the Obligor Vehicles; and

•	require the obligor to purchase the Obligor Vehicles for their Termination Values.
     Repossessions
     Once a leased vehicle is repossessed by the servicer, if it is determined to still have useful life remaining, it will be either leased to another Ryder customer, placed into Ryder’s commercial rental fleet, or sold through Ryder’s used vehicle sales group. All repossessions of lease vehicles are executed by Ryder’s field operations and maintenance personnel. Ryder employees are typically utilized to pick up the vehicles at customer locations and return them to Ryder locations.
Servicing
     Lease Collections
     Billing transactions for both securitized and unsecuritized vehicles are generated by Ryder’s billing system and appear on one invoice. A portion of the payments received with respect to invoices that include leased vehicles which have been allocated to a SUBI will be paid to the related issuing entity. Such payments will be available for either partial or full payment of the financial component (the “Financial Component”) of the fixed charge portion (the “Fixed Charge”) of the total monthly payment payable under the leases (the “Total Monthly Payment”). See “ – Lease Payments – Calculation of the Financial Component” in this prospectus.
     On a daily basis, invoices that include leased vehicles will be compared with payments received for the invoices. The appropriate amounts to be paid to the related issuing entity and advanced by Ryder will be calculated accordingly. See “Description of Certain of the Basic Documents – The Administration Agreement – Advances” in this prospectus for a discussion of the calculation of Financial Component Advances and the repayment of the Advances.
     Residuals
     Ryder, in its capacity as servicer, handles the disposal process for all leased vehicles, including those related to early terminations, repossessions and maturity billing. Ryder will begin the disposal process for a leased vehicle upon its return when the related lease has reached its Maturity Date or date of early termination. Leased vehicles are most commonly prepared for sale by Ryder and placed on Ryder’s used vehicle sales lots for retail/commercial sales or wholesale sales. The used vehicles are typically sold at one of Ryder’s sales centers located throughout North America, at Ryder’s branch locations or through Ryder’s website at www.Usedtrucks.Ryder.com. Before leased vehicles are offered for sale by Ryder, Ryder typically confirms that each such leased vehicle passes a comprehensive, multi-point performance inspection based on specifications formulated through Ryder’s internal contract maintenance program. Leased vehicles may also be (i) traded to manufacturers’ groups through local or national “trade packages,” (ii) exported for wholesale or retail sale or (iii) purchased by Ryder for redeployment for an amount equal to the Securitization Value of the related leased vehicle.
     If a leased vehicle allocated to a SUBI relating to a series of notes is sold during the Collection Period in which its lease terminates, Ryder will remit the Sales Proceeds to the applicable SUBI Collection Account within two days of processing, unless the Monthly Remittance Condition has been met, which would then permit Ryder to make the deposits on a monthly basis. See “Description of Certain of the Basic Documents – The Administration Agreement – Collections” in this prospectus. If that leased vehicle is not sold during the Collection Period in which that leased vehicle comes off–lease, Ryder will advance the Securitization Value to the applicable SUBI Collection Account. See “Description of Certain of the Basic Documents – The Administration Agreement – Advances” in this prospectus for a discussion of the calculation of Sales Proceeds Advances and the repayment of those Advances.
Lease Payments
     Over the Lease Term, the obligor is required to make Total Monthly Payments intended to cover:
•	the cost of financing the related leased vehicle,

•	scheduled depreciation of the leased vehicle, and

•	certain specified services and maintenance to be performed and supplies to be furnished by Ryder.
     Invoices are sent to each obligor setting forth the Total Monthly Payment due with respect to the Obligor Vehicles. Total Monthly Payments are generally comprised of four components:
•	the Fixed Charge, which is a fixed dollar amount due every month during the Lease Term regardless of the actual usage of the leased vehicle by the related obligor;

•	a variable charge, which changes from month to month depending on leased vehicle usage;

•	a variable charge for fuel provided by Ryder during the preceding month; and

•	a variable charge for other services, including without limitation accident charges, repairs, accessory charges, customer vehicle fuel for non–Ryder vehicles, miscellaneous charges, credits and interstate fuel taxes.
     The leases require the related obligors to pay the invoiced Total Monthly Payment within ten days of the date of the invoice. See “The Leases – Collection, Repossession and Disposition Procedures” in this prospectus. However, with regard to an issuing entity and the leases allocated to the SUBI owned by that issuing entity and as discussed in more detail below under “ – Calculation of the Financial Component,” only the rights to the Financial Component of the Fixed Charge, which represents the financing cost and depreciation of the related leased vehicle, will be available to the issuing entity to make payments in respect of the related securities. If an obligor makes a monthly payment of less than the Total Monthly Payment billed in respect of a leased vehicle or in respect of all Obligor Vehicles for that Monthly Period, the servicer will deposit into the related SUBI Collection Account a pro rata share of the total amount paid determined by multiplying the total amount paid by a percentage equal to the Financial Component due to the related SUBI divided by the Total Monthly Payment due.
     Total Monthly Payments made by obligors under the leases normally will be paid by mail, deposited into a lock box maintained by a bank and controlled by the servicer and then, to the extent allocated to a SUBI relating to a series of notes, deposited into the applicable SUBI Collection Account within two Business Days of processing, unless the Monthly Remittance Condition has been met, which would then permit the servicer to make the deposits on a monthly basis. See “Description of Certain of the Basic Documents – The Administration Agreement – Collections” in this prospectus.
     Calculation of the Financial Component
     In the case of leases allocated to a SUBI relating to a series of notes, only the rights to the Financial Component of the Fixed Charge, which represents the financing cost and depreciation of the related leased vehicle, will be available to the issuing entity to make payments in respect of the related securities. Because the Financial Component and the Maintenance Component are not billed separately to the obligor or tracked separately by Ryder, a predetermined dollar amount of the Fixed Charge component of Total Monthly Payments will be identified as the Financial Component. The remainder of the Fixed Charge, in addition to the other components of the Total Monthly Payment, will comprise the Maintenance Component (the “Maintenance Component”). The Maintenance Component will be allocated to and retained by Ryder, as Maintenance Provider. Although each lease provides that Ryder may change the Fixed Charge on specified dates twice yearly based on changes in the Consumer Price Index, the Financial Component of each lease will be established as of the applicable Cutoff Date and will not change over the Lease Term, except upon a change in the billing cycle to the obligor (i.e. a change from monthly to weekly billing, etc.).
     Under the Administration Agreement, the portion of each Total Monthly Payment representing the Maintenance Component of the leases allocated to a SUBI relating to a series of notes will be retained by or paid to the Maintenance Provider, and, therefore, will not be available to make payments on the securities.
     The following example is included to depict, with respect to a hypothetical individual lease, the nature of its Financial Component and the relationship of the Financial Component to the Securitization Rate in the amortization of the Securitization Value of the related leased vehicle as of the Cutoff Date is set forth for illustrative purposes only.
     Amortization of a hypothetical lease:

Original Book Value	$78,130
Cutoff Date Securitization Value (Book Value)	$69,943
Residual Value	$25,260
Securitization Rate	8.25%
Original Lease Term (Months)	78
Seasoning (Elapsed Term, in Months)	11
Remaining Lease Term (Months)	67
Fixed Charge Per Month	$1,722
Financial Component (Calculated)	$1,008

     Calculation of the Securitization Value of the Leases
     Under the Administration Agreement, the servicer will calculate a “Securitization Value” for each lease allocated to a SUBI relating to a series of notes equal to the following:

Calculation Date	Securitization Value Formula
as of the Cutoff Date –	the value of the lease and the related lease vehicle on Ryder’s books (the “Net Book Value”) as of the Cutoff Date (the “Cutoff Date Securitization Value”);

as of its Maturity Date –	the estimated sales proceeds of the leased vehicle as determined on the date the related lease was originated (the “Residual Value”); and

as of any date, other than its Maturity Date –	the present value, calculated using the Securitization Rate, of the sum of (a) the aggregate Financial Component payments remaining on the lease and (b) the Residual Value of the leased vehicle.
     For each leased vehicle and related lease, the Financial Component will equal the constant payment required to amortize the Cutoff Date Securitization Value of the lease to the Residual Value of that leased vehicle over its remaining Lease Term, at a rate equal to the Securitization Rate. The Cutoff Date Securitization Value represents the amount of financing that will be raised against each leased vehicle and related lease allocated to a SUBI owned by an issuing entity. The Securitization Value will at any given time during the term of a lease represent the principal amount of securities of an issuing entity that can be amortized by the sum of the Financial Component payments due in respect of the related leased vehicle over the remaining Lease Term, plus the Residual Value of the leased vehicle, in each case discounted at an annualized rate equal to the Securitization Rate. The “Securitization Rate” will be specified for a series of notes in the applicable prospectus supplement.
Representations, Warranties and Covenants
     The leases and the related leased vehicles allocated to a SUBI relating to a series of notes will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement, which will identify each leased vehicle by vehicle identification number and set forth as to each lease or leased vehicle, as the case may be, among other things:
•	the date of origination;

•	the Net Book Value;

•	the Residual Value;

•	the Financial Component;

•	the Fixed Charge; and

•	the number of months remaining from the applicable Cutoff Date to the month in which the Maturity Date occurs.
     Under the Administration Agreement, the servicer will represent and warrant as to certain characteristics of each lease, leased vehicle or obligor, as applicable, as described below and in greater detail in the applicable prospectus supplement:
•	each leased vehicle is a commercial truck, highway tractor or trailer;

•	each leased vehicle has a model year of a designated year or later;

•	each leased vehicle is subject to a lease with a specified Maturity Date;

•	Fixed Charge payments in respect of each lease, in whole or in part, were not more than 60 days past due as of the applicable Cutoff Date.

•	each lease was originated by Ryder in the United States for an obligor with a U.S. address in the ordinary course of Ryder’s business;

•	each lease is a US Dollar–denominated obligation;

•	each leased vehicle was initially titled in the titling trust and each lease has been validly assigned to the titling trust by Ryder;

•	each lease provides for constant or increasing Fixed Charge payments to be made by the obligor over the Lease Term;

•	no selection procedure was used in respect of lease that was believed to be adverse to the holders of interests in the titling trust, the SUBIs or any Other SUBI;

•	each lease was created in compliance in all material respects with all applicable federal and state laws, including disclosure laws;

•	as of the date assigned to the titling trust, each lease (a) is a legal, valid and binding payment obligation of the obligor, enforceable against the obligor in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) has had no right of rescission, setoff, counterclaim or defense asserted or threatened in writing and (d) has had no written default notice transmitted to Ryder;

•	each lease has an original term of not less than 12 months and has a remaining term of not greater than 120 months;

•	an executed copy of the documentation associated with each lease is located at one of Ryder’s offices;

•	the obligor or Ryder has obtained physical damage insurance covering the related leased vehicle as required under the lease;

•	the obligor or Ryder has obtained liability insurance covering the related leased vehicle as required under the lease;

•	each lease has not had any liens or claims filed on or against it for work, labor or materials; and

•	the monthly Fixed Charge due in respect of each lease is equal to or greater than the monthly Financial Component due in respect thereof.
     The servicer will be required to deposit or cause to be deposited into the applicable SUBI Collection Account an amount equal to the Securitization Value of a lease allocated to that SUBI (the “Reallocation Payment”) if:
•	the Titling Trustee, the servicer, the issuing entity or the depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the related issuing entity’s interests in that lease or leased vehicle, and

•	the breach is not cured in all material respects within 60 days after the servicer discovers the breach or is given notice of it.
     The Reallocation Payment must be made by the servicer as of the day on which the related cure period ended. Upon such payment, the related lease and leased vehicle shall no longer constitute SUBI Assets of that SUBI. The foregoing payment obligation will survive any termination of Ryder as servicer under the Administration Agreement. Under some circumstances, the servicer will also be required to make Reallocation Payments in respect of some leases as to which certain administration and servicing procedures have not been followed that materially and adversely affect the interests of the related issuing entity in those leases.
Static Pool Data
     Information concerning Ryder’s experience pertaining to prepayments, delinquencies, repossessions and net losses on its portfolio of commercial truck, highway tractor and trailer leases will be made available in connection with each offering of securities under this prospectus. This information may be presented for prior securitized pools or by vintage year of origination and may be made available at a web site on the internet or included in or incorporated by reference into this prospectus and the related prospectus supplement. Any information provided via website will be available without charge or registration. The applicable prospectus supplement will specify how information will be presented.
     The following information shall not be deemed part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part:
•	with respect to information regarding prior securitized pools of leases or vintage originations that do not include the currently offered pool, information regarding prior securitized pools that were established or vintage originations that were originated before January 1, 2006; and

•	with respect to information regarding the pool of assets described in the applicable prospectus supplement, information about the pool for periods before January 1, 2006.
     The characteristics of each prior securitized pool or vintage origination pool will vary from one another as well as from the SUBI Assets relating to each series of notes. In addition, the performance of each of these pools will have been influenced by a variety of economic and social factors. Therefore, the performance of these prior securitized pools or vintage origination pools may not be indicative of the future performance of the Leases that will be allocated to the SUBI for a series of notes.

The Trustees
     The owner trustee and the indenture trustee for each issuing entity will be identified in the applicable prospectus supplement. You will find the addresses of the principal offices of each trustee, as well as a description of their experience as trustees, in the applicable prospectus supplement.
Maturity, Prepayment and Yield Considerations
     Information regarding maturity and prepayment considerations with respect to each series of notes is set forth under “Weighted Average Life of the Notes” in the applicable prospectus supplement. The rate of payment of principal of each class of notes will depend primarily on the rate of payment on the related leases and the leased vehicles, including prepayments, which cannot be predicted with certainty.
     A prepayment of a lease in full may be in the form of:
•	proceeds resulting from a voluntary early termination of the lease;

•	proceeds resulting from the exercise of the Annual Termination Option and receipt of the related Termination Value Payment;

•	Termination Proceeds following a default by or bankruptcy of the related obligor;

•	Insurance Proceeds resulting from Casualty Termination Leases;

•	Reallocation Payments made by the servicer; or

•	any of the other circumstances described under “Description of Certain of the Basic Documents – The Administration Agreement –Purchase of Leased Vehicles Before their Maturity Dates” in this prospectus.
     The rate of prepayments on the leases allocated to a SUBI relating to a series of notes may be influenced by a variety of economic, social and other factors, including the availability of competing truck, highway tractor and trailer lessors and the conditions in the used truck, highway tractor and trailer market. In general, prepayments of leases will shorten the weighted average lives of the notes of the related series, which is the average amount of time during which each dollar of the principal balance of a note is outstanding. As the rate of payment of principal on the notes of a series will depend primarily on the rate of payment, including prepayments, of the related leases, the final payment of principal of a class of notes could occur significantly earlier than the final payment date specified for that class of notes in the applicable prospectus supplement (each, a “Final Payment Date”). If prepayments on leases cause the principal of the related class of notes to be paid earlier than anticipated, the related Noteholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the interest rate on that class of notes.
     Ryder is not aware of any publicly available industry statistics setting forth termination rates for truck, highway tractor and trailer leases similar to the leases. Neither Ryder nor the issuing entity of a series of notes can assure that prepayments on the related leases will conform to any historical experience, nor can they predict the actual prepayment rates that may be experienced on the related leases.
     The effective yield on, and average life of, a series of notes will depend on, among other things, the amount of scheduled and unscheduled payments on or in respect of the related leases and leased vehicles and the rate at which such payments are made to Noteholders. In the event of prepayments of the leases, Noteholders who receive such amounts may be unable to reinvest the related payments received on their notes at yields as high as the interest rate payable on the notes. The timing of changes in the rate of prepayments on the leases and payments in respect of the related leased vehicles also may significantly affect an investor’s actual yield to maturity and the average life of the notes of that series. A substantial increase in the rate of payments on or in respect of the leases and related leased vehicles, including prepayments of the leases, may shorten the final maturity of, and may significantly affect the yield on, the related series of notes.
     An investor’s expected yield will be affected by:
•	the price paid for the notes of a series,

•	the rate of prepayments, including losses, in respect of the leases and the related leased vehicles, and

•	the investor’s assumed reinvestment rate.
     These factors do not operate independently, but are interrelated. For example, if prepayments on the leases are slower than anticipated, an investor’s yield will be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the leases are faster than anticipated, an investor’s yield will be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.
     In addition, if not previously paid prior to such time, the notes of a series will be prepaid in full if the servicer has an option to purchase the related SUBI Certificate and other assets of the issuing entity and exercises that option. See “The Notes – Optional Redemption” in this prospectus.
Note Factors and Trading Information
     The “Note Factor” for each class of notes will be a seven–digit decimal that the servicer will compute prior to each payment with respect to that class of notes. The Note Factor represents the remaining outstanding principal amount of that class of notes, as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal amount of that class of notes.
     Each Note Factor will initially be 1.0000000 and thereafter the Note Factor will decline to reflect reductions in the outstanding principal amount of the applicable class of notes. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of notes is the product of (1) the original denomination of that Noteholder’s note and (2) the applicable Note Factor.
     Noteholders of a series will receive quarterly reports in each month in which a Payment Date occurs concerning payments received on the related leases and leased vehicles, the Note Factor for each class of notes, if applicable, and various other items of information. See “The Notes – Statements to Noteholders” in this Prospectus and “Additional Information Regarding the Securities – Statements to Noteholders” in the applicable prospectus supplement.
The Notes
General
     Each issuing entity will issue one or more classes (each, a “class”) of notes pursuant to the terms of an indenture. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes with respect to each series and the related indenture.
Principal of and Interest on the Notes
     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series. The rights of holders of any class of notes to receive payments of principal and interest on the dates set forth in the applicable prospectus supplement (each, a “Payment Date”) may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will generally be made prior to payments of principal. A series may include one or more classes of notes (the “Strip Notes”) entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or floating interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part, including as a result of the servicer exercising its option to purchase the assets of the related issuing entity or other early termination of the related issuing entity.
     One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement. Noteholders of those notes would be entitled to receive payments of principal on a Payment Date in accordance with such schedules.
     One or more classes of notes of a given series may have targeted scheduled Payment Dates, in the manner and to the extent set forth in the applicable prospectus supplement. Such notes will be paid in full on their respective targeted scheduled Payment Dates to the extent the related issuing entity is able to provide for a liquidity facility or similar arrangement to be used to pay the specified class of notes, in the manner set forth in the applicable prospectus supplement.
     Payments of interest to Noteholders of all classes within a series will generally have the same priority. Under some circumstances, on any Payment Date, the amount available for those payments could be less than the amount of interest payable on the notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the notes.
     If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the applicable prospectus supplement. Payments of principal and interest of any class of notes will be made on a pro rata basis among all the Noteholders of that class.
Fixed Rate Notes
     Each class of fixed rate notes (the “Fixed Rate Notes”) will bear interest for each applicable interest accrual period at the applicable per annum interest rate specified in the applicable prospectus supplement. Interest on each class of Fixed Rate Notes may be computed on the basis of a 360–day year of twelve 30–day months (“30/360”), the actual number of days elapsed in the interest accrual period based on a 360–day year (“Actual/360”) or on such other day count basis as is specified in the applicable prospectus supplement.
Floating Rate Notes
     Each class of floating rate notes (the “Floating Rate Notes”) will bear interest for each applicable interest accrual period as described in the applicable prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the applicable spread specified in that prospectus supplement, if any, or multiplied by the percentage specified in that prospectus supplement, if any. Interest on each class of Floating Rate Notes may be computed on a 30/360 basis, Actual/360 basis or on such other day count basis as is specified in the applicable prospectus supplement.
     The base rate of interest on each class of Floating Rate Notes will be determined by reference to an index, which shall be one or more of (a) negotiable certificate of deposit rates (‘‘CD Rate Notes’’) (b) commercial paper rates (‘‘Commercial Paper Rate Notes’’), (c) the Federal funds rate (‘‘Federal Funds Rate Notes’’), (d) London interbank offered rate (‘‘LIBOR Notes’’), (e) the prime rate (‘‘Prime Rate Notes’’), (f) United States government treasury securities rates (‘‘Treasury Rate Notes’’) or (g) for notes denominated in euro, may include EURIBOR (“EURIBOR Notes”) or Euro LIBOR (“Euro LIBOR Notes”). In addition, a Floating Rate Note may bear interest at a rate determined by reference to the lowest of two or more base rates. The base rate for any Floating Rate Note will in turn be determined, if applicable, by reference to the period to maturity of the instrument or obligation with respect to which the applicable base rate will be calculated.
     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable prospectus supplement. The dates on which such rate of interest will be reset (each, an “Interest Reset Date”) will be, in the case of Floating Rate Notes which reset (a) daily, each day; and (b) otherwise (that is, weekly, monthly, quarterly, semi-annually or annually), as specified in the applicable prospectus supplement.
     The interest rate that will take effect with respect to a Floating Rate Note on an Interest Reset Date will be the rate determined as of the applicable Interest Determination Date.
     The “Interest Determination Date” means the date on which the applicable interest rate for one or more classes of Floating Rate Notes will be determined for the next succeeding interest accrual period. The Interest Determination Date for any Floating Rate Note will be set forth in the applicable prospectus supplement.
     Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each date will be:
•	if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding that Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.
     A class of Floating Rate Notes may also have either or both of the following (in each case expressed as a rate per annum):
•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.
     Each issuing entity issuing Floating Rate Notes may appoint a calculation agent to calculate interest rates on each class of its Floating Rate Notes. The applicable prospectus supplement will identify the calculation agent, if any, for each class of Floating Rate Notes, which may be either the owner trustee, the administrator or the indenture trustee. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes. All percentages resulting from any calculation of the rate of interest on Floating Rate Notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one–millionths of a percentage point rounded upward.
     If an issuing entity issues Floating Rate Notes, it may enter into an interest rate swap, interest rate cap or interest rate floor, with counterparties to hedge the potential mismatch between the fixed interest rates on the related leases and the floating interest rates on the Floating Rate Notes. The material terms of these agreements and information about the counterparties will be described in the applicable prospectus supplement.
     The base rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Notes denominated in US Dollars include the following:
     CD Rate: Unless otherwise indicated in the applicable prospectus supplement, “CD Rate” will mean, with respect to any Interest Determination Date relating to a CD Rate Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to the CD Rate,

     (1) the rate on the applicable Interest Determination Date for negotiable US Dollar certificates of deposit having the maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading ‘‘CDs (secondary market),’’ or
     (2) if the rate referred to in clause (1) above is not yet published on the related calculation date, the rate on the applicable Interest Determination Date for negotiable US Dollar certificates of deposit of the maturity specified in the applicable prospectus supplement as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption ‘‘CDs (secondary market),’’ or
     (3) if the rate referred to in clause (2) is not yet published on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable US Dollar certificates of deposit in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement) for negotiable US Dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time, or
     (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate with respect to such Interest Determination Date will be the CD Rate then in effect on such Interest Determination Date.
“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. ‘‘H.15 Daily Update’’ means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.
          Commercial Paper Rate: Unless otherwise indicated in the applicable prospectus supplement, “Commercial Paper Rate” will mean, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate,
     (1) the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption ‘‘Commercial Paper—Nonfinancial,’’ or
     (2) if the rate described in clause (1) is not yet published by 5:00 P.M., New York City time, on the day that is one New York business day following the Interest Reset Date, the rate on the applicable Interest Determination Date for commercial paper having the maturity specified in the applicable prospectus supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption ‘‘Commercial Paper—Nonfinancial,’’ or
     (3) if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York business day following the Interest Reset Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of US Dollar commercial paper in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (as specified in the applicable prospectus supplement) for commercial paper having the maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is ‘‘Aa,’’ or the equivalent, from a nationally recognized statistical rating organization, or
     (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

     “Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =	D x 360	x 100

360 – (D x M)
where ‘‘D’’ refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and ‘‘M’’ refers to the actual number of days for which interest is being calculated (from and including the last preceding Payment Date for which interest on the relevant Floating Rate Note has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following Payment Date for such Floating Rate Note).
     Federal Funds Rate: Unless otherwise indicated in the applicable prospectus supplement, “Federal Funds Rate” will mean, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate, the rate of interest on that date for Federal Funds as published in H.15(519) under the heading ‘‘Federal funds (effective),’’ as such rate is displayed on Reuters Screen FEDFUNDS 1 or, if not so published or displayed by 5:00 P.M., New York City time, on the day that is one New York business Day following the Interest Reset Date, the Federal Funds Rate will be the rate of interest on such Interest Determination Date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading ‘‘Federal funds (effective).’’ “Reuters Screen FEDFUNDS1” means the display on the Reuters Telerate LLC (or any successor service) on page 120 (or any other page that replaces that page on that service for the purpose of displaying the Federal funds (effective) rate as reported in H.15(519)). If such rate is not published in either H.15(519) or H.15 Daily Update (or such other recognized electronic source) by 5:00 P.M., New York City time, on the day that is one New York business day following the Interest Reset Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York, New York (which may include any underwriter or any of their respective affiliates) selected by the calculation agent (as specified in the applicable prospectus supplement) as of 9:00 A.M., New York City time, on such Interest Determination Date. Notwithstanding the foregoing, if the brokers selected as aforesaid by the calculation agent are not quoting as described above, the Federal Funds Rate with respect to such Interest Determination Date will be the Federal Funds Rate then in effect on such Interest Determination Date.
     LIBOR: Unless otherwise indicated in the applicable prospectus supplement, “LIBOR” will be determined by the calculation agent in accordance with the following provisions:
   (1) With respect to an Interest Determination Date relating to a LIBOR Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to LIBOR, LIBOR will be as specified in the applicable prospectus supplement and will be determined as either (a) the arithmetic mean of the offered rates for deposits in US Dollars having the maturity specified in the applicable prospectus supplement, commencing on the second London business day immediately following such Interest Determination Date, which appear on the Designated LIBOR Page specified in the applicable prospectus supplement as of approximately 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (except that if the Designated LIBOR Page by its terms provides for only a single rate, then if at least one such offered rate appears) (‘‘LIBOR Reuters’’), or (b) the rate for deposits in US Dollars having the maturity designated in the applicable prospectus supplement commencing on the second London Business Day immediately following that Interest Determination Date which appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on that Interest Determination Date (‘‘LIBOR Telerate’’). If neither LIBOR Reuters nor LIBOR Telerate is specified in the related prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified.
     (2) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page specified in the applicable prospectus supplement, as specified in (1)(a) above, or if no rate appears on the Designated LIBOR Page specified in the applicable prospectus supplement as specified in (1)(b) above, as applicable, LIBOR will be determined at approximately 11:00 A.M., London time, on such

Interest Determination Date on the basis of the rates at which deposits in US Dollars having the maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in New York, New York selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in US Dollars to leading European banks, having the specified maturity, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, LIBOR in effect for the applicable period will be LIBOR in effect on such Interest Determination Date.
“Designated LIBOR Page” means either:
• if “LIBOR Telerate” is designated in the applicable prospectus supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Reuters Telerate LLC or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on the service for the purpose of displaying the London interbank rates of major banks for the applicable currency.
• if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable currency.
     Prime Rate: Unless otherwise indicated in the applicable prospectus supplement, “Prime Rate” will mean, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate,
   (1) the rate on the applicable Interest Determination Date as published in H.15(519) under the heading ‘‘Bank Prime Loan,’’ or
   (2) if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption ‘‘Bank Prime Loan,’’ or
   (3) if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or
   (4) if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related calculation date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement), or

   (5) if the banks selected by the calculation agent (as specified in the applicable prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on the next preceding Interest Determination Date for which the Prime Rate may be determined as provided above.
“Reuters Screen US PRIME 1 Page” means the display on the Reuters Money 3000 Service or any successor service on the ‘‘US PRIME 1 Page’’ or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.
     Treasury Rate: Unless otherwise indicated in the applicable prospectus supplement, “Treasury Rate” will mean, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to the Treasury Rate,
   (1) the rate for the related Interest Determination Date on which United States Treasury bills of the maturity specified in the applicable prospectus supplement are auctioned which appears on Reuters Screen USAUCTION 10 Page under the heading ‘‘INVESTMENT RATE’’ or on Reuters Screen USAUCTION 11 Page under the heading ‘‘INVESTMENT RATE,” or
   (2) if on the calculation date for an Interest Determination Date United States Treasury bills of the maturity specified in the applicable prospectus supplement have been auctioned on the applicable Interest Determination Date but such rate for such Interest Determination Date does not appear on Reuters Screen USAUCTION 10 Page or Reuters Screen USAUCTION 11 Page, the rate for that Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the maturity under the caption ‘‘U.S. Government securities/Treasury bills/Auction high,’’ or
     (3) if on the calculation date for an Interest Determination Date United States Treasury bills of the maturity specified in the applicable prospectus supplement have been auctioned on the applicable Interest Determination Date but such rate for such Interest Determination Date does not appear on Reuters Screen USAUCTION 10 Page or Reuters Screen USAUCTION 11 Page and such rate is not set forth in the H.15 Daily Update in respect of the maturity under the caption ‘‘U.S. Government securities/Treasury bills/Auction high’’ or another recognized electronic source, the Treasury Rate for that Interest Determination Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of the Treasury, or
   (4) if the United States Treasury bills of the maturity specified in the applicable prospectus supplement are not auctioned during any period of seven consecutive calendar days ending on and including any Friday and an Interest Determination Date would have occurred if such Treasury bills had been auctioned during that seven-day period, an Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the Treasury Rate for that Interest Determination Date will be calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates quoted to the calculation agent for the issue of United States Treasury bills with a remaining maturity closest to the maturity specified in the applicable prospectus supplement, as of approximately 3:30 P.M., New York City time, on the relevant calculation date, by three primary United States government securities dealers in The City of New York, which may include affiliates of the calculation agent, selected by the calculation agent (as specified in the applicable prospectus supplement), or so many of them as provides such a quotation to the calculation agent, and if none of the dealers provides such a quotation, the Treasury Rate for the relevant Interest Determination Date will be the Treasury Rate determined as provided above for the Interest Determination Date during the preceding seven-day period for which the Treasury Rate may be determined as provided above.
     The calculation agent will request each of such dealers to provide a quotation of its secondary market bid rate specified above. “Bond Equivalent Yield” means, in respect of a Treasury bill with a maturity of six months or less for which the relevant rate is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x 360	x 100

360 – (D x M)
where ‘‘D’’ refers to the per annum rate for the Treasury bill quoted on a bank discount basis and expressed as a decimal, ‘‘N’’ refers to 365 or 366, as applicable, and ‘‘M’’ refers to: if the specified maturity approximately corresponds to the length of the period for which the Bond Equivalent Yield is being calculated, the actual number of days in that period, and, otherwise, the actual number of days in the period from and including the applicable Interest Determination Date to but excluding the next following date scheduled to be an Interest Determination Date for the Note. “Reuters Screen USAUCTION 10 Page” and “Reuters Screen USAUCTION 11 Page” will mean the displays designated as pages “10” and “11” on Reuters Telerate LLC (or such other pages as may replace the 10 and 11 pages on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying United States Treasury bill rates).
     The base rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Notes denominated in currencies other than US Dollars will be set forth in the applicable prospectus supplement and, for Notes denominated in euro may include the following:
     EURIBOR: Unless otherwise indicated in the applicable prospectus supplement, “EURIBOR” will be determined by the calculation agent in accordance with the following provisions:
   (1) With respect to an Interest Determination Date relating to a EURIBOR Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to EURIBOR, EURIBOR will be as specified in the applicable prospectus supplement and will be determined as the offered rate for deposits in euro having the maturity specified in the applicable prospectus supplement, commencing on the second Business Day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open (each, a “TARGET Business Day”) immediately following such Interest Determination Date, which appears on Reuters Service Page EURIBOR 01 as of 11:00 A.M., Brussels time, on that Interest Determination Date. If no such rate appears on Reuters Service Page EURIBOR 01, as applicable, EURIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (2) below. Unless otherwise specified in the applicable prospectus supplement, ‘‘Reuters Service Page EURIBOR 01’’ will mean the display designated as page ‘‘EURIBOR 01’’ on Reuters Telerate LLC (or such other page as may replace the EURIBOR 01 page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying Euro-zone interbank offered rates for euro deposits).
   (2) If no rate appears on Reuters Service Page EURIBOR 01 as specified in (1) above on an Interest Determination Date, EURIBOR will be determined at approximately 11:00 A.M., Brussels time, on such Interest Determination Date on the basis of the rates at which deposits in euro having the maturity specified in the applicable prospectus supplement are offered to prime banks in the Euro-zone interbank market by four major banks in the Euro-zone interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second TARGET Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal Euro-zone office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such Interest Determination Date by three leading banks in the Euro-zone selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in euro to European banks, having the specified maturity, commencing on the second TARGET Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, EURIBOR in effect for the applicable period will be EURIBOR in effect on such Interest Determination Date.
     Euro LIBOR: Unless otherwise indicated in the applicable prospectus supplement, “Euro LIBOR” will be determined by the calculation agent in accordance with the following provisions:

   (1) With respect to an Interest Determination Date relating to a Euro LIBOR Note or any Interest Determination Date for a Floating Rate Note for which the interest rate is determined with reference to Euro LIBOR, Euro LIBOR will be as specified in the applicable prospectus supplement and will be determined as the offered rate for deposits in euro having the maturity specified in such prospectus supplement, commencing on the second TARGET Business Day immediately following such Interest Determination Date, which appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on that Interest Determination Date. If no such rate appears on the on the Designated LIBOR Page specified in the applicable prospectus supplement, Euro LIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.
   (2) If no rate appears on the Designated LIBOR Page specified in the applicable prospectus supplement as specified in (1) above on an Interest Determination Date, Euro LIBOR will be determined at approximately 11:00 A.M., London time, on such Interest Determination Date on the basis of the rates at which deposits in euro having the maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second TARGET Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Euro LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Euro LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, on such Interest Determination Date by three leading European banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in euro to European banks, having the specified maturity, commencing on the second TARGET Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, Euro LIBOR in effect for the applicable period will be Euro LIBOR in effect on such Interest Determination Date.
Credit Enhancement
     Credit enhancement for your series or class of notes may be in the form of overcollateralization, excess interest, subordination of other classes of notes, issuance of one or more classes of certificates that will be subordinate to the notes, a reserve fund, a credit or liquidity facility, a letter of credit, a guaranteed investment contract, a surety bond or insurance policy, cash deposits, a cash collateral account or any combination of the above. The prospectus supplement for each series of notes will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.
     The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those Noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders may suffer a loss on their investment in those notes, as described in the applicable prospectus supplement.
     Overcollateralization
     If so specified in the applicable prospectus supplement, the aggregate Securitization Value of the leases allocated to the related SUBI for an issuing entity may exceed the outstanding principal amount of the securities. This condition, referred to as overcollateralization, would mean that there would be additional assets generating collections that would be available to cover losses and residual losses on the leases and leased vehicles allocated to the related SUBI.

     Excess Interest
     If so specified in the applicable prospectus supplement, more interest may be paid by the obligors in respect of the related leases than is necessary to pay the related servicing fees, other fees and expenses of the related issuing entity and interest on the notes of the related series for each interest accrual period. Any such excess in interest payments from obligors will serve as additional credit enhancement.
     Subordination Between Classes
     If so specified in the applicable prospectus supplement, one or more classes of a series of notes will be subordinated as described in the applicable prospectus supplement to the extent necessary to fund payments with respect to the notes that are more senior within that series. The rights of the holders of the subordinated notes to receive distributions of principal of and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of notes within that series that are more senior, but only to the extent set forth in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another type of credit enhancement.
     The applicable prospectus supplement will also set forth information concerning:
•	the amount of subordination of a class or classes of subordinated notes within a series,

•	the circumstances in which that subordination will be applicable,

•	the manner, if any, in which the amount of subordination will change over time, and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of notes of that series that are more senior.
     Subordination of Certificates to Notes
     The certificates issued by an issuing entity will be in definitive form and retained by the depositor or one of its affiliates. Payments on the certificates will be subordinated to payments on the notes to the extent described in the applicable prospectus supplement.
     Reserve Fund
     If so specified in the applicable prospectus supplement, credit enhancement for the notes of a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve fund, which will be funded, to the extent provided in the applicable prospectus supplement, through an initial deposit and/or through periodic deposits of available excess cash from the related SUBI Assets. The reserve fund is intended to assist with the payment of interest and/or principal on the notes of a series or the related classes and other expenses and amounts of that series or classes in the manner specified in the applicable prospectus supplement.
     Credit or Liquidity Facilities
     If so specified in the applicable prospectus supplement, credit enhancement for the notes of a series or one or more of the related classes will be provided by a financial institution or other entity providing a credit or liquidity facility that will cover specified losses on the leases or leased vehicles or shortfalls in payments due on specified notes issued by the related issuing entity.

     Letter of Credit
     If so specified in the applicable prospectus supplement, credit enhancement for the notes of a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the applicable prospectus supplement. The maximum liability of an issuer of a letter of credit will be set forth in the applicable prospectus supplement.
     Guaranteed Investment Contracts
     If so specified in the applicable prospectus supplement, in exchange for either a fixed, one–time payment or a series of periodic payments, the related issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.
     Surety Bond or Insurance Policy
     If so specified in the applicable prospectus supplement, credit enhancement for the notes of a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the applicable prospectus supplement.
     Cash Deposits
     If so specified in the applicable prospectus supplement, the depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the notes of a series issued by the issuing entity. Any such arrangements will be disclosed in the applicable prospectus supplement.
     Cash Collateral Account
     If so specified in the applicable prospectus supplement, upon the occurrence of an event of default by the servicer, a segregated cash collateral account may be established as security for the servicer’s obligations under the related Administration Agreement. Any such arrangements will be disclosed in the applicable prospectus supplement.
No Cross–Default/Cross–Collateralization
     The occurrence of an Indenture Default with respect to one series of notes does not automatically result in a default under any other series of notes or other indebtedness of Ryder. However, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against Ryder, may constitute a servicer default under one or more series of notes as well as other indebtedness of Ryder. If this occurs, Ryder’s financial condition, cash flow and its ability to service the leases or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.
     Payments received on the SUBI Certificate for each series of notes are not available to make payments on Other SUBI Certificates or the UTI Certificates. However, each issuing entity and the related indenture trustee will not have a direct ownership interest in the related SUBI Assets or a perfected security interest in those SUBI Assets (except to the extent of the back–up security interest as discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles – Back–up Security Interests” in this prospectus). If any liability arises from a lease or leased vehicle that is an asset of another SUBI or the UTI, the Titling Trust Assets (including the SUBI Assets allocated to a particular series of notes) will be subject to this liability if the assets of such other SUBI or the UTI, as the case may be, are insufficient to pay the liability. Under these circumstances, investors in a series of notes could incur a loss on their investment. See “Risk Factors – Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” and “Additional Legal Aspects of the Titling Trust and the SUBI – The Titling Trust – Allocation of Titling Trust Liabilities” in this prospectus.
Derivative Arrangements
     The assets of the issuing entity may also include a derivative arrangement for the payment of interest on the notes of a series or any class of notes. A derivative arrangement may include an interest rate cap or floor agreement or an interest rate or currency swap agreement. The type of derivative arrangement, if any, for a series of notes or class of notes, as well as a description of the provider of such derivative arrangement, will be described in the applicable prospectus supplement.
Prefunding Period
     The applicable prospectus supplement for an issuing entity may provide that on the closing date a portion of the proceeds specified in the related prospectus supplement received from the sale of the applicable notes will be deposited into a segregated prefunding account. The related prospectus supplement also will specify the percentage of the aggregate Securitization Value represented by the prefunded amount. Following the closing date, and continuing until the date specified in the related prospectus supplement, commonly referred to as a prefunding period, the issuing entity will have the ability to purchase a beneficial interest in additional leases and the related leased vehicles to the extent there are sufficient funds on deposit in the related prefunding account. The prefunding period will be no longer than one year. If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of notes. Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of notes specified in the related prospectus supplement upon occurrence of certain events to be set forth in the related prospectus supplement. In addition, the related prospectus supplement will specify any limitation or requirements with regard to the beneficial interest in leases and leased vehicles that may be purchased.
Revolving Period
     The applicable prospectus supplement for an issuing entity may provide that all or a portion of the amounts that represent principal collections on the related leased vehicles that otherwise would be available for distribution on the related securities on the next related Payment Date will instead be used to purchase a beneficial interest in additional leases and the related leased vehicles during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to Noteholders during that period. The revolving period will be no longer than three years. The related prospectus supplement will specify the percentage of the aggregate Securitization Value represented by the revolving period and the maximum amount of additional SUBIs that may be acquired during the revolving period, in each case, to the extent determinable. These notes would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid. Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the related notes of a series upon occurrence of certain events to be set forth in the related prospectus supplement. In addition, the related prospectus supplement will specify any limitation or requirements with regard to the beneficial interest in leases and leased vehicles that may be purchased.
Like Kind Exchange Program
     In 2006, Ryder implemented a Like Kind Exchange Program (the “LKE Program”) for its lease portfolio. Previously, Ryder recognized a taxable gain on the resale of most vehicles returned to the Titling Trust upon lease termination. The LKE Program is designed to permit Ryder to defer recognition of taxable gain by exchanging relinquished vehicles and new vehicles (the “replacement vehicles”). For tax reasons, in no event will the actual sales proceeds of leased vehicles be deposited into the related SUBI Collection Account except upon the exercise of remedies following the occurrence of an indenture default. Instead, the servicer will deposit an amount equal to those sales proceeds at the required time into the SUBI Collection Account. There will be no security interest in the actual sales proceeds held within the LKE Program, and the indenture trustee will waive any security interest in such amounts.

•	Ryder will select which leased vehicles assigned to a SUBI will be eligible for the LKE Program.

•	The LKE Program requires the proceeds from the sale of a relinquished vehicle to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to Ryder, as servicer.

•	The qualified intermediary will use the proceeds of the sale, together with additional funds, if necessary, to purchase replacement vehicles.

•	The sales proceeds of the relinquished vehicles will be used to acquire replacement vehicles and the servicer will deposit an amount equal to those sales proceeds at the required time into the related SUBI Collection Account.

•	The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary. Consequently, the indenture trustee for a series of notes will waive any security interest in any amounts held by the qualified intermediary.
     Because the servicer will deposit amounts equal to the sales proceeds of leased vehicles at the required time into the SUBI Collection Account, the LKE program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by the issuing entity from the disposition of leased vehicles. However, in the event of a bankruptcy of the servicer, the indenture trustee would not be a secured creditor with respect to any actual sales proceeds owing from the servicer and, in that event, Noteholders could incur losses.
Book–Entry Registration
     Except for the certificates of an issuing entity retained by the depositor or one of its affiliates, each class of notes offered through this prospectus and the applicable prospectus supplement may initially be represented by one or more certificates (the “global securities”) registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”) except as set forth below. The notes will be available for purchase in the denominations specified in the applicable prospectus supplement and may be available for purchase in book–entry form only. Accordingly, Cede, as the nominee is expected to be the holder of record of any class of notes issued in book–entry form. If a class of notes is issued in book–entry form, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement, you, as an owner of notes will not be entitled to receive a physical certificate representing your interest in the notes of that class. Beneficial owners will not be recognized by the indenture trustee as “Noteholders” or “holders”, as such terms will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of Noteholders indirectly through DTC and its participants, as further described below.
     If a class of notes is issued in book–entry form, all references in this prospectus and in the applicable prospectus supplement to actions by holders of that class of notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related notes for distribution to the related securityholders in accordance with DTC’s procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.
     The applicable prospectus supplement will specify whether the holders of the notes of the related issuing entity may hold their respective notes as book–entry securities.
     To facilitate subsequent transfers, all securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior securities are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     You may hold your notes through DTC in the United States, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V. (“Euroclear”) in Europe or in any manner described in the applicable prospectus supplement. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same–day funds.
     Initial Settlement of the Global Securities. All global securities will be held in book–entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.
     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same–day funds on the settlement date.
     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock–up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same–day funds.
     Except as required by law, none of the Sponsor, the depositor, the titling trust, the issuing entity, the servicer, any underwriter, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any issuing entity held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same–day funds.
     Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between participating organization of Clearstream (“Clearstream Customers”) or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same–day funds.
     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear participant’s account. The global securities credit will appear the next day (European time) and the cash debit will be back–valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.
     Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same–day funds settlement. The most direct means of doing this is to pre–position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre–position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one–day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross–market transaction will settle no differently than a trade between two DTC participants.
     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would be back–valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back–valuation will extinguish any overdraft charges incurred over that one–day period. If settlement is not completed on the intended value date (that is, the trade fails) receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
•	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.
     Investors who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through direct or indirect participants. In addition, investors will receive all distributions of principal and interest from the indenture trustee through the participants who in turn will receive them from DTC. Under a book–entry format, investors may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to DTC’s nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the applicable prospectus supplement provides that book–entry securities will be issued, the only “Noteholder” or “holder” will be DTC’s nominee. Beneficial owners will not be recognized by the indenture trustee as “Noteholders” or “holders” and will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.
     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a investors to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these notes, may be limited due to the lack of a physical certificate for these notes.
     Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the related notes will be credited on that record date, identified in a listing attached to the omnibus proxy.
     Non–United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.
     The Depositories. DTC is a limited–purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book–entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the issuing entity), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book–entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including US Dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (who may include any of the underwriters of any issuing entity securities). Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book–entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.
     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator. The Euroclear operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.
     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
     Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries (who may include any of the underwriters of any issuing entity securities). Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.
Definitive Notes
     With respect to any class of notes of a series issued in book–entry form, such notes will be issued in fully registered, certificated form as Definitive Notes (“Definitive Notes”), to Noteholder or their respective nominees, rather than to DTC or its nominee, only if (1) DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the notes of that series and neither the related indenture trustee nor the depositor is able to locate a qualified successor, (2) the depositor, at its option, with the consent of the DTC participants, elects to terminate the book–entry system through DTC or (3) after the occurrence of an Indenture Default under the related indenture with respect a series, holders representing not less than 51% of the outstanding principal amount of the related notes advise the indenture trustee through DTC in writing that the continuation of a book–entry system through DTC, or a successor thereto, with respect to the notes is no longer in the best interest of the Noteholders.
     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all related Noteholders through participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re–registration, the indenture trustee will reissue the notes as Definitive Notes to Noteholders.
     Distributions of principal of, and interest on, the Definitive Notes and certificates will thereafter be made by the indenture trustee or the owner trustee, as the case may be, in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of those Definitive Notes or certificates in whose names the Definitive Notes or certificates were registered at the close of business on the record date specified for such series in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the distributions on the securities will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or owner trustee, as applicable. The final payment on any Definitive Notes and on the certificates, however, will be made only upon presentation and surrender of the securities at the office or agency specified in the notice of final distribution to the applicable securityholders.
     Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the related indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Optional Redemption
     As specified in the applicable prospectus supplement, the servicer may be permitted, at its option, to purchase from the issuing entity of a series of notes the SUBI Certificate and any other assets of that issuing entity, on any Payment Date if, either before or after giving effect to any payment of principal required to be made on that Payment Date, the aggregate principal balance of the outstanding securities (the “Security Balance”) of that issuing entity is less than or equal to a specified percentage of the initial Security Balance of those securities specified in the applicable prospectus supplement or if the aggregate Securitization Value is less than or equal to a specified percentage of the aggregate Securitization Value as of the related Cutoff Date. The exercise of that option by the servicer is referred to in this prospectus as an Optional Redemption (“Optional Redemption”). The purchase price for the SUBI Certificate and other assets of the related issuing entity will equal the Security Balance, together with accrued interest thereon through the related interest accrual period, plus any amounts owing from the issuing entity to any counterparty in respect of any hedge agreement, including any termination payment caused by such Optional Redemption (the “Optional Purchase Price”), which will be deposited by the servicer into the SUBI Collection Account for that issuing entity for distribution on the Payment Date fixed for redemption. In connection with an Optional Redemption, the notes will be redeemed on that Payment Date in whole, but not in part. Unless otherwise specified in the applicable prospectus supplement, the Administrator or the issuing entity will provide at least 45 days’ prior notice of the redemption of the notes to the related indenture trustee, which will provide at least 30 days’ notice to the Noteholders. On the Payment Date fixed for redemption, the notes will be due and payable, and no interest will accrue on the notes after the Payment Date.
Restrictions on Ownership and Transfer
     There are no restrictions on ownership or transfer of any note of a series. However, the notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of notes. See “Risk Factors – The notes are not suitable investments for all investors” in this prospectus. In addition, because the notes of a series will not be listed on any securities exchange unless otherwise specified in the applicable prospectus supplement, you could be limited in your ability to resell them. See “Risk Factors – You may have difficulty selling your notes or obtaining your desired price” in this prospectus.
Statements to Noteholders
     On each Payment Date in respect of a series of notes, the related indenture trustee will distribute to each Noteholder of record as of the close of business on the related record date (which, unless Definitive Notes are issued under the limited circumstances described under “The Notes – Definitive Notes” shall be Cede as the nominee of DTC) and each Rating Agency a statement setting forth the following information, and any other information so specified in the applicable prospectus supplement, with respect to that Payment Date or the related Collection Period, as the case may be:
(a)	the amount of Collections allocable to the related SUBI Certificate for that Collection Period;

(b)	the amount being distributed to the Noteholders (the “Note Distribution Amount”) for each class of notes;

(c)	for each class of notes, the amount of the Note Distribution Amount allocable to interest on and principal of the notes, and any shortfall in the distribution of principal;

(d)	the amount of available funds for distribution for that Collection Period;

(e)	the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement and the balance on deposit in any reserve fund on that Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date and the change in that balance from the immediately preceding Payment Date;

(f)	amount paid to or received from a counterparty in respect of a hedge agreement;

(g)	the amount of Sales Proceeds Advances and Financial Component Advances included in available funds;

(h)	the amount of Residual Value Losses and Residual Value Surplus for that Collection Period;

(i)	the aggregate outstanding principal balance of the notes and the certificates;

(j)	the Note Factor for each class of notes;

(k)	the amount of Special Event Purchases made during that Collection Period and the aggregate Cutoff Date Securitization Value of all leases relating to Special Event Purchases made (a) during the related calendar year or (b) since the related closing date;

(l)	the amount of Advance reimbursements for that Payment Date;

(m)	the related turn-in rates and the Residual Value realization rates for the related leases and leased vehicles for the related Collection Period;

(n)	the record date, the Interest Determination Date and any applicable interest accrual dates for the notes;

(o)	fees or expenses accrued and paid, including the Servicing Fee and fees or expenses of the trustees (if such fees are not paid out of the Servicing Fee), with an identification of the general purpose of such fees and the party receiving such fees or expenses;

(p)	the interest rate relating to the applicable Payment Date for any class of notes that are Floating Rate Notes;

(q)	the beginning and ending principal balances of each class of notes;

(r)	the pool characteristics as of the last day of the related Collection Period;

(s)	delinquency and loss information for the related Collection Period;

(t)	any material modifications, extensions or waivers to the terms of the related leases;

(u)	any material breaches of representations or warranties related to the leases or leased vehicles; and

(v)	any addition of special units of beneficial interests in connection with a prefunding or revolving period (and any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the leases or leased vehicles allocated to such additional special units of beneficial interest).

     Each amount set forth pursuant to clauses (b), (c), (i) and (l) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the related indenture trustee will mail to each person who at any time during that calendar year was a Noteholder a statement containing that information that is reasonably available to the indenture trustee as is reasonably necessary to permit the Noteholder to prepare its state and federal income taxes.
Reports to be Filed with the SEC
     The depositor or the servicer will file for each issuing entity of a series the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:
•	Reports on Form 8-K (Current Report), following the issuance of the series of securities of the issuing entity, including as exhibits to the Form 8-K (i) the Basic Documents or other documents specified in the applicable prospectus supplement, if applicable, and (ii) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time–frame specified in Form 8-K for that type of event;

•	Reports on Form 10–D (Asset–Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10–D, which are required to be filed 15 days following the related Payment Date. The content of a report on Form 10–D will be substantially similar to the information to be furnished under “The Notes—Statements to Noteholders”; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “Description of Certain of the Basic Documents — The Administration Agreement — Evidence as to Compliance”.
     Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d–1 or Regulation 15D under the Exchange Act. The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant. Each issuing entity will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement for the issuing entity. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the depositor, which is 333-151759.
Notes Owned by the Issuing Entity, the Depositor, the Servicer or their Affiliates
     Except as otherwise described in the Basic Documents relating to a series of notes issued by an issuing entity, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of notes except that such notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the notes of the related class or classes are owned by the issuing entity, the depositor, the servicer or any of their respective affiliates.

Description of Certain of the Basic Documents
     The notes will be issued under the indenture. The indenture, together with the SUBI Trust Agreement, the Administration Agreement, the Issuing Entity Administration Agreement, the trust agreement, the SUBI Certificate Transfer Agreement, the Issuer SUBI Certificate Transfer Agreement and any other agreement identified in the applicable prospectus supplement, are called the Basic Documents (the “Basic Documents”). The following summaries of the material provisions of the indenture, the trust agreement, the SUBI Trust Agreement and the Administration Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those documents. The provisions of any Basic Document may differ from those described in this prospectus and, if so, will be described in the applicable prospectus supplement. A form of each of the Basic Documents has been filed as an exhibit to the registration statement of which this prospectus is a part. Where particular provisions of or terms used in a Basic Document are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of those summaries.
The Indenture
     Indenture Defaults
     The following events (each an “Indenture Default”) will be events of default under the indenture for a series of notes:
•	a default for 30 days or more in the payment of interest on any class or classes of notes designated as the initial ''controlling class’’ in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement (such class of notes, the “Controlling Class”);

•	a default in the payment of principal of a class of those notes on the related Final Payment Date or on a Payment Date fixed for redemption of those notes;

•	a default in the observance or performance of any covenant or agreement, or any representation or warranty made by the related issuing entity in the indenture or in any certificate or writing delivered under the indenture proves to have been incorrect in any material respect at the time made, and the continuation of that default for a period of 30 days after notice thereof is given to the related issuing entity by the related indenture trustee or to that issuing entity and indenture trustee by the holders of not less than 25% of the aggregate principal balance of the Controlling Class; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the related issuing entity.
     Noteholders holding at least a majority of the aggregate principal balance of the Controlling Class of a series may waive any past default or Indenture Default prior to the declaration of the acceleration of the maturity of those notes, except a default in the payment of principal of or interest on any of those notes, or in respect of any covenant or provision in the indenture that cannot be modified or amended without unanimous consent of the Controlling Class.
     However, the amount of principal required to be paid to Noteholders of that series under the related indenture will generally be limited to amounts available to be deposited in the related collection account. Therefore, the failure to pay any principal on any class of notes of a series generally will not result in the occurrence of an Indenture Default until the Final Payment Date for that class of notes or the Payment Date fixed for redemption of the notes of that series. See “Risk Factors — The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an indenture default” in this prospectus. In addition, as described below, following the occurrence of an Indenture Default (other than the events described in bullet points (1) and (2) above) and acceleration of the maturity of the notes, the related indenture trustee is not required to sell the assets of the related issuing entity, and may sell those assets only after meeting requirements specified in the related indenture. In that case, even if the maturity of the notes has been accelerated, there may not be any funds to pay principal of the notes.
     Remedies Upon an Indenture Default
     If an Indenture Default occurs and is continuing with respect to a series of notes, the related indenture trustee or the holders of a majority of the aggregate principal balance of the Controlling Class may declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Controlling Class before a judgment or decree for payment of the amount due has been obtained by the related indenture trustee if:
•	the related issuing entity has deposited with that indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the Indenture Default giving rise to that declaration had not occurred and (2) all amounts advanced by that indenture trustee and its costs and expenses, and

•	all Indenture Defaults — other than the nonpayment of principal of the notes that has become due solely due to that acceleration — have been cured or waived.
     If the notes of a series have been declared due and payable following an Indenture Default, the related indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the related Trust Estate, or elect to maintain that Trust Estate and continue to apply proceeds from that Trust Estate as if there had been no declaration of acceleration. The indenture trustee for a series of notes may not, however, unless it is required to sell the related Trust Estate under the related trust agreement as a result of the bankruptcy or insolvency or dissolution of the depositor, sell that Trust Estate following an Indenture Default (other than the occurrence of an Indenture Default described in the first two bullet points in the definition thereof) unless:
•	Noteholders holding 100% of the Controlling Class of that series consent thereto,

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes of that series, or

•	the indenture trustee determines that the related Trust Estate would not be sufficient on an ongoing basis to make all payments on the notes of that series as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66 2/3% of the aggregate principal balance of the Controlling Class of that series.
     An indenture trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the related Trust Estate to pay interest on and principal of the notes on an ongoing basis. Any sale of the related Trust Estate, other than a sale resulting from the bankruptcy, insolvency or termination of the depositor, is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the titling trust or an interest thereon or portion thereof to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.
     In the event of a sale of the Trust Estate, either as a result of the bankruptcy or insolvency of the depositor or following the occurrence of an Indenture Default under the circumstances described in the prior paragraphs, at the direction of the related indenture trustee or the Controlling Class of that series, the proceeds of such sale, including available monies on deposit in any reserve fund, will be distributed first, to the indenture trustee for amounts due as compensation or indemnity payments pursuant to the terms of the related indenture; second, to the servicer for reimbursement of all outstanding Advances; third, to the servicer for amounts due in respect of unpaid Servicing Fees; fourth, to the Noteholders to pay due and unpaid interest and due and unpaid principal in the order and priority set forth in the applicable prospectus supplement, fifth, to the holders of any other classes of notes to pay due and unpaid principal on those classes of notes, which shall be allocated to such classes of notes on a pro rata basis; and sixth, any remaining amounts shall be paid to the holder of the certificates.
     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Indenture Default occurs and is continuing with respect to a series of notes, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Noteholders of the related series of notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and some limitations contained in the related indenture, the holders of at least a majority of the aggregate outstanding principal balance of the Controlling Class of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related indenture trustee or exercising any trust power conferred on the indenture trustee. In addition, the holders of at least a majority of the aggregate outstanding principal balance of the Controlling Class of a series may, in some cases, waive any default with respect to the related indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of that indenture that cannot be modified without the waiver or consent of all holders of the Controlling Class of notes of that series.
     No Noteholder of any series of notes will have the right to institute any proceeding with respect to the related indenture unless:
•	that Noteholder previously has given the related indenture trustee written notice of a continuing Indenture Default,

•	Noteholders holding not less than 25% of the aggregate outstanding principal balance of the Controlling Class of that series have made written request of the related indenture trustee to institute that proceeding in its own name as indenture trustee,

•	the Noteholder has offered the related indenture trustee reasonable indemnity,

•	the related indenture trustee has for 60 days failed to institute that proceeding, and

•	no direction inconsistent with that written request has been given to the related indenture trustee during that 60 day period by Noteholders holding a majority of the aggregate outstanding principal balance of the Controlling Class of that series.
     Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a note or a certificate of a series, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the notes of that series or for the agreements of the related issuing entity or the related indenture trustee, in its capacity as indenture trustee, contained in the indenture.
     Certain Covenants
     Under the related indenture, each issuing entity will covenant that it will not:
•	sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the related indenture and the other Basic Documents,

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series — other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law — or assert any claim against any present or former Noteholder of that series because of the payment of taxes levied or assessed upon the Trust Estate, or

•	permit (1) the validity or effectiveness of the related indenture to be impaired, (2) the lien of the related indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations with respect to the notes under the related indenture except as may be expressly permitted thereby, (4) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden that issuing entity’s assets or any part thereof, or any interest therein or the proceeds therefrom (other than certain liens) or (5) the lien of the related indenture not to constitute a valid first priority (other than with respect to any tax, mechanics’ or other lien) security interest in the related Trust Estate, except as otherwise provided in the Basic Documents.
     An issuing entity may not engage in any activities other than financing, acquiring, owning, pledging and managing the related SUBI Certificate (subject to the lien of the related indenture) as contemplated by the related indenture and the other Basic Documents. An issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the securities of the related series or otherwise in accordance with the Basic Documents and will not dissolve or liquidate in whole or in part.
     Replacement of the Indenture Trustee
     With respect to the notes of a given series, Noteholders holding at least a majority of the Controlling Class may remove the related indenture trustee without cause by so notifying the indenture trustee and the related issuing entity, and following that removal may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and a long–term debt rating of “A” or better by each Rating Agency or be otherwise acceptable to each Rating Agency. Each Rating Agency must confirm that the appointment of the successor indenture trustee would not cause the then–current ratings on the notes and the certificates of the related series to be qualified, reduced or withdrawn.
     The indenture trustee for a series of notes may resign at any time by so notifying the related issuing entity, the servicer and each Rating Agency. An issuing entity will be required to remove the related indenture trustee if the indenture trustee:
•	ceases to be eligible to continue as the indenture trustee,

•	is adjudged to be bankrupt or insolvent, or

•	otherwise becomes incapable of acting.
     Upon the resignation or removal of the indenture trustee for a series of notes, or the failure of the related Noteholders to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity will be required promptly to appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with removing and replacing the indenture trustee for a series of notes will be paid by the servicer.
     Duties of the Indenture Trustee
     Except during the continuance of an Indenture Default, the indenture trustee for each series of notes will:
•	perform such duties and only such duties as are specifically set forth in the related indenture,

•	rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the indenture trustee that conform to the requirements of the related indenture, and

•	examine any such certificates and opinions that are specifically required to be furnished to the indenture trustee by the related indenture to determine whether or not they conform to the requirements of that indenture.
     Upon the continuance of an Indenture Default with respect to a series of notes, the related indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.
     Evidence as to Compliance
     Under the Indenture for each series of Notes, for each year in which a Form 10-K is required to be filed on behalf of the related issuing entity, the related indenture trustee will be required to furnish to the related issuing entity an annual servicer report detailing the indenture trustee’s assessment of its compliance with the relevant servicing criteria set forth in the relevant SEC regulations for asset–backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the issuing entity and the indenture trustee’s assessment report will identify any material instance of noncompliance. Under each Indenture, on or before the last day of the third month after the end of each fiscal year of the issuing entity (commencing on the first year after the issuance of the notes of the related series), a firm of nationally recognized independent certified public accountants who may also render other services to the related indenture trustee or to its affiliates will furnish to the related issuing entity an attestation report as to such assessment report by the indenture trustee during the indenture trustee’s preceding fiscal year (or since the date of the issuance of those notes in the case of the first such statement). The form of assessment report and attestation report required under an Indenture may be replaced by any similar form using any standards that are now or in the future in use by indenture trustees serving as indenture trustees of comparable issuing entities or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the SEC.
     Compensation and Indemnity
     The servicer for each series of notes will:
•	pay the related indenture trustee from time to time reasonable compensation for its services,

•	reimburse the related indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee, and

•	indemnify the related indenture trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees and expenses, incurred by it in connection with the performance of its duties as indenture trustee.
     The indenture trustee for a series of notes will not be indemnified by the servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that such indenture trustee will not be liable:
•	for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts,

•	with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the related Noteholders in accordance with the terms of the related indenture, and

•	for interest on any money received by it except as the indenture trustee and the related issuing entity may agree in writing.

     The indenture trustee for each series of notes will not be deemed to have knowledge of any event unless an officer of that indenture trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the related indenture.
     Access to Senior Noteholder Lists
     If Definitive Notes are issued for a series of notes in the limited circumstances set forth in “The Notes — Definitive Notes,” in this prospectus or the indenture trustee for that series of notes is not the Note registrar, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the related Noteholders (a) as of each record date for that series of notes specified in the applicable prospectus supplement, within five days thereafter and (b) as of not more than ten days before the time that list is furnished, within 30 days after receipt by the issuing entity of a written request for the list.
     Annual Compliance Statement
     Each issuing entity will be required to file an annual written statement with the related indenture trustee certifying the fulfillment of its obligations under the related indenture.
     Indenture Trustee’s Annual Report
     If required by the TIA, the indenture trustee for each series of notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the related indenture, the principal amount, interest rate and Final Payment Date in respect of each class of notes, the indebtedness owing by the related issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by the indenture trustee that materially affects the notes of the related series and that has not been previously reported.
     Satisfaction and Discharge of Indenture
     The indenture for a series of notes will be discharged with respect to the collateral securing those notes upon the delivery to the related indenture trustee for cancellation of all of such notes or, with some limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the related indenture trustee of funds sufficient for the payment in full of all of the notes of that series, including interest, and any fees due and payable to the related owner trustee or the related indenture trustee.
     Modification of Indenture
     Except as otherwise provided in the applicable prospectus supplement, any issuing entity, together with the related indenture trustee, may, without the consent of the Noteholders of the related series, but with prior written notice to each Rating Agency and the owner trustee and confirmation by each Rating Agency that such amendment will not cause its then–current ratings of any class of notes or the certificates to be qualified, reduced or withdrawn, execute an amendment to the related indenture or a supplemental indenture for the purpose of, among other things, adding to the covenants of the issuing entity for the benefit of those Noteholders, curing any ambiguity, correcting or supplementing any provision of the related indenture which may be inconsistent with any other provision of that indenture, any other Basic Document or of this prospectus or the applicable prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture which will not be inconsistent with other provisions of that indenture.
     In addition, without the consent of each Noteholder of a series affected thereby, no amendment or supplemental indenture may, among other things:
•	change the Final Payment Date of, or interest rate on, reduce the principal amount thereof, or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, the notes or the interest thereon is payable;

•	impair any right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•	reduce the percentage of the aggregate outstanding principal balance of the notes or the Controlling Class, as applicable, the consent of the holders of which is required for any amendment or supplemental indenture or for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for therein;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the depositor, the servicer or any of their respective affiliates or any obligor on the notes;

•	reduce the percentage of the aggregate outstanding principal balance of the Controlling Class the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the Trust Estate, if the proceeds of that sale would be insufficient to pay the aggregate principal balance and accrued but unpaid interest on the notes;

•	decrease the percentage of the aggregate outstanding principal balance of notes required to amend the sections of the indenture that specify the applicable percentage of the aggregate principal balance of notes necessary to amend the indenture or the other Basic Documents; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted by or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.
     An amendment pursuant to any of the bullet points above will require confirmation by each Rating Agency that such amendment will not cause its then–current ratings of any class of notes or the certificates to be qualified, reduced or withdrawn.
     An issuing entity and the related indenture trustee may also enter into an amendment to the related indenture or supplemental indenture, with the consent of Noteholders of at least a majority of the aggregate principal balance of the notes of the related series, and with written notice to each Rating Agency, for the purpose of adding any provision to, changing in any manner or eliminating any provision of the related indenture or for the purpose of modifying in any manner the rights of the Noteholders of the related series; provided that:
•	such action will not (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any such Noteholder and (2) as confirmed by each Rating Agency, cause its then–current ratings of any class of notes or the certificates to be qualified, reduced or withdrawn, and

•	an opinion of counsel as to certain tax matters is delivered.
     Resignation of Indenture Trustee Due to Conflict of Interest
     If an issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an Indenture Default occurs under the related indenture, the related indenture trustee may be deemed to have a conflict of interest under the TIA and may be required to resign as indenture trustee for one or more of classes of notes of that series. In any such case, the related indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the related indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

The Trust Agreement
     Authority and Duties of the Owner Trustee
     The related owner trustee will administer the related issuing entity in the interest of the holders of the certificates (each, a “Certificateholder” and, together with the Noteholders, the "Securityholders”), subject to the lien of the related indenture and the obligations of the issuing entity with respect to the notes, in accordance with the trust agreement and the other Basic Documents applicable to that series.
     The owner trustee will not be required to perform any of the obligations of the issuing entity under the related trust agreement or the other Basic Documents applicable to that series that are required to be performed by:
•	the servicer under the related Administration Agreement or SUBI Trust Agreement;

•	the Administrator under the related trust agreement, Issuing Entity Administration Agreement or indenture;

•	the depositor under the related trust agreement, indenture or SUBI Certificate Transfer Agreement; or

•	the related indenture trustee under the related indenture.
     Restrictions on Actions by the Owner Trustee
     The owner trustee of each issuing entity may not:
•	initiate or settle any claim or lawsuit involving that issuing entity, unless brought by the servicer to collect amounts owed under a lease;

•	file an amendment to the related certificate of trust for that issuing entity (unless such amendment is required to be filed under applicable law);

•	amend the related indenture in circumstances where consent of Noteholders of the related series is required;

•	amend the indenture where consent of Noteholders of the related series is not required if such amendment materially adversely affects the Certificateholders of the related series;

•	amend any Basic Document if such amendment materially adversely affects the Certificateholders of the related series; or

•	appoint a successor owner trustee or indenture trustee;
     unless (1) the owner trustee provides 30 days’ written notice thereof to the Certificateholders of that series and each Rating Agency and (2) Certificateholders of that series holding at least 25% of the aggregate principal balance of the certificates do not object in writing to any such proposed amendment within 30 days of that notice.
     Actions by Certificateholders and Owner Trustee with Respect to Certain Matters
     The owner trustee of each issuing entity may not, except upon the occurrence of a Servicer Default subsequent to the payment in full of the related series of notes and in accordance with the written directions of Certificateholders holding 66 2/3% of the aggregate principal balance of the certificates of the related series, remove the servicer with respect to the related SUBI Assets or appoint a successor servicer with respect thereto. However, that owner trustee will not be required to follow any directions of the Certificateholders of the related series if doing so would be contrary to any obligation of the owner trustee or the related issuing entity. The owner trustee of each issuing entity may not sell the related SUBI Certificate except in the event of the bankruptcy or dissolution of the issuing entity or the depositor, or upon an Indenture Default with respect to that series of notes. Upon any such sale of the related SUBI Certificate, the related SUBI Assets will be distributed to the purchaser thereof and will no longer constitute Titling Trust Assets, and the leased vehicles may be retitled as directed by that purchaser.
     The right of the depositor or the Certificateholders of a series to take any action affecting the related Trust Estate will be subject to the rights of the indenture trustee under the related indenture.
     Restrictions on Certificateholder’s Powers
     The Certificateholders of a series will not direct the related owner trustee, and the owner trustee is not obligated to follow any direction from the Certificateholders, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the issuing entity for that series or the owner trustee under the related trust agreement or any of the other Basic Documents applicable to that series or (ii) would be contrary to the purpose of the issuing entity for that series.
     Resignation and Removal of the Owner Trustee
     The owner trustee of each issuing entity may resign at any time upon written notice to the Administrator, the servicer, each Rating Agency, the depositor, the related indenture trustee and the Certificateholders of that series, whereupon the depositor will be obligated to appoint a successor owner trustee. The depositor or Certificateholders holding at least a majority of the aggregate principal balance of the certificates of the related series may remove the related owner trustee if that owner trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the owner trustee, the depositor will appoint a successor owner trustee. The depositor will be required to deliver written notice to each Rating Agency of any resignation or removal of that owner trustee.
     The owner trustee of each issuing entity and any successor thereto must at all times:
•	be able to exercise corporate trust powers;

•	be subject to supervision or examination by federal or state authorities;

•	have a combined capital and surplus of at least $50 million; and

•	have a long–term debt rating of “A” or better by each Rating Agency or be otherwise acceptable to each Rating Agency.
     Each Rating Agency must also confirm that the appointment of the successor owner trustee would not cause its then–current ratings of any class of notes or the certificates of the related series to be qualified, reduced or withdrawn. Any co–trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet these eligibility requirements.
     Termination
     The trust agreement for each issuing entity will terminate upon (a) the final distribution of all funds or other property or proceeds of the related Trust Estate in accordance with the terms of the related indenture and the final distribution on the certificates of the related series pursuant to the trust agreement, (b) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation with respect to the depositor or (c) an Optional Redemption by the servicer. Upon termination of the related trust agreement pursuant to clause (b) above, the related owner trustee will direct the related indenture trustee to sell the related Trust Estate (or, if the lien of the related indenture is not outstanding, the related owner trustee shall sell the related Trust Estate), other than amounts on deposit in the Distribution Accounts, in a commercially reasonable manner and on commercially reasonable terms. The related indenture trustee will apply the proceeds of that sale to pay amounts owed to that indenture trustee and interest on and principal of the notes of the related series in accordance with the terms of the related indenture. See “ – The Indenture – Remedies Upon an Indenture Default” in this prospectus.

     Liabilities and Indemnification
     The depositor will indemnify the owner trustee of each issuing entity for any expenses incurred by the owner trustee in the performance of its duties under the related trust agreement. The depositor will not be entitled to make any claim upon the related Trust Estate for the payment of any such liabilities or indemnified expenses. The depositor will not indemnify the owner trustee for expenses resulting from the willful misconduct, bad faith or negligence of that owner trustee, or for the inaccuracy of any representation or warranty of such owner trustee in the related trust agreement. The owner trustee of each issuing entity will not be liable for:
•	any error in judgment of an officer of that owner trustee;

•	any action taken or omitted to be taken in accordance with the instructions of any Certificateholder of the related series, the related indenture trustee, the depositor, the Administrator or the servicer;

•	the interest on or principal of the securities; or

•	the default or misconduct of the Administrator, the servicer, the depositor or the related indenture trustee.
     Amendment
     The trust agreement for each issuing entity may be amended by the depositor and the related owner trustee without the consent of any of the Noteholders or Certificateholders of the related series to cure any ambiguity, correct or supplement any of its provisions that may be inconsistent with any other provision in that trust agreement, add any other provisions with respect to matters or questions arising under that trust agreement that are not inconsistent with the provisions of that trust agreement or add or amend any provision in the agreement in connection with permitting transfers of the certificates; provided, however, that any such amendment may not, as evidenced by an opinion of counsel, materially adversely affect the interests of the holders of the related SUBI Certificate (which, so long as any notes of the related series are outstanding, shall include the related indenture trustee) or any of the notes or certificates of the related series.
     The trust agreement for each issuing entity may also be amended from time to time by the depositor and the related owner trustee,
•	with prior written notice to each Rating Agency and confirmation from each Rating Agency that such amendment would not cause its then–current rating of any class of notes or the certificates of the related series to be qualified, reduced or withdrawn,

•	with the consent of the Noteholders of the related series holding at least a majority of the aggregate outstanding principal balance of those notes, and

•	to the extent affected thereby, the consent of the Certificateholders of the related series holding at least a majority of the aggregate principal balance of those certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related trust agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders of the related series. No such amendment shall, however,
•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on the notes or the certificates of the related series, or

•	reduce the percentage of the Noteholders or Certificateholders of the related series required to consent to any such amendment,

     without the consent of the holders of 100% of all outstanding certificates and notes, if applicable, of the related series, and provided, further that an opinion of counsel shall be furnished to the related indenture trustee and owner trustee to the effect that such amendment shall not (1) affect the treatment of the notes of the related series as debt for federal income tax purposes, (2) be deemed to cause a taxable exchange of those notes for federal income tax purposes or (3) cause the related issuing entity or the related SUBI Certificate to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing, each trust agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the titling trust, the related issuing entity or the depositor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.
     The trust agreement for each issuing entity may also be amended from time to time to approve additional issuing entity activities and purposes upon the request of holders of at least 75% of the outstanding balance of the certificates of the related series provided; however, that any such amendment will also require:
•	that each Rating Agency confirms that the additional activities and purposes would not cause its then–current rating of any class of notes or the certificates of the related series to be qualified, reduced or withdrawn, and

•	approval by holders of at least 75% of the outstanding balance of the notes, or if the notes are no longer outstanding, by the Certificateholders of the related series.
     Each trust agreement will require the related owner trustee to give the Certificateholders of the related series 30 days’ written notice of any proposed supplement to the related indenture which would materially adversely affect those Certificateholders if the consent of the Noteholders of the related series is not required or any other amendment or supplement to any other Basic Document unless the related owner trustee is furnished with an opinion of counsel that such amendment or supplement would not materially adversely affect those Certificateholders. Each trust agreement provides that the related owner trustee will not enter into such amendment unless Certificateholders of the related series holding 25% or more of the aggregate principal balance of those certificates consent in writing.
The SUBI Trust Agreement
     The SUBI, Other SUBIs and the UTI
     The UTI Beneficiaries are the initial beneficiaries of the titling trust. The UTI Beneficiaries may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Titling Trustee, in trust, Titling Trust Assets. The UTI Beneficiaries will hold the UTI, which represents a beneficial interest in all Titling Trust Assets except for any Titling Trust Assets allocated to a SUBI (the “UTI Assets”). The UTI Beneficiaries may pledge the UTI as security for obligations to third–party lenders and may create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus and the applicable prospectus supplement or other transactions. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Titling Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Titling Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of a SUBI will be required to expressly waive any claim to the Titling Trust Assets, except for the related SUBI Assets, and to fully subordinate those claims to the Titling Trust Assets in the event that waiver is not given effect. Except under the limited circumstances described under “Additional Legal Aspects of the Titling Trust and the SUBI –The SUBI,” the SUBI Assets allocated to a series of notes will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Assets of Other SUBIs (the “Other SUBI Assets”) will not be available to make payments in respect of, or pay expenses relating to, the UTI or that particular SUBI.
     Each SUBI will be created pursuant to a supplement to the Titling Trust Agreement, which will amend the Titling Trust Agreement only with respect to the SUBI or Other SUBIs to which it relates. The SUBI Supplement will amend the Titling Trust Agreement only as it relates to that SUBI. No other supplement to the Titling Trust Agreement will amend the Titling Trust Agreement as it relates to such SUBI.

     All Titling Trust Assets, including the assets of each SUBI, will be owned by the Titling Trustee on behalf of the beneficiaries of the titling trust. The SUBI Assets allocated to each series of notes will be segregated from the rest of the Titling Trust Assets on the books and records of the Titling Trustee and the servicer, and the holders of other beneficial interests in the titling trust — including the UTI and any Other SUBIs — will have no rights in or to those SUBI Assets. Liabilities of the titling trust will be respectively allocated to the SUBI Assets for each issuing entity, the SUBI Assets and the UTI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all Titling Trust Assets if incurred with respect to the Titling Trust Assets generally.
     Special Obligations of the UTI Beneficiaries
     The UTI Beneficiaries will be jointly and severally liable for all debts and obligations arising with respect to the Titling Trust Assets or the operation of the titling trust, except that their liability with respect to any pledge of the UTI and any assignee or pledgee of a SUBI and the related SUBI Certificate or any Other SUBI and Other SUBI Certificate shall be as set forth in the financing documents relating thereto. To the extent the UTI Beneficiaries pay or suffer any liability or expense with respect to the Titling Trust Assets or the operation of the titling trust, the UTI Beneficiaries will be indemnified, defended and held harmless out of the assets of the titling trust against any such liability or expense, including reasonable attorneys’ fees and expenses.
     Titling Trustee Duties and Powers; Fees and Expenses
     Under the SUBI Trust Agreement, the Titling Trustee will be required to (a) apply for and maintain, or cause to be applied for and maintained, all licenses, permits and authorizations necessary or appropriate to accept assignments of the leases and the leased vehicles and to carry out its duties as Titling Trustee and (b) when required by applicable state law or administrative practice, file, or cause to be filed, applications for certificates of title as are necessary or appropriate so as to cause the titling trust or the Titling Trustee on behalf of the titling trust to be recorded as the owner or holder of legal title of record to the leased vehicles. Except during the continuance of an event of default as defined under the SUBI Trust Agreement, the Titling Trustee need perform only those duties specifically set forth in the SUBI Trust Agreement. During the continuance of an event of default as defined under the SUBI Trust Agreement, the Titling Trustee shall exercise such of the rights and powers vested in it by the SUBI Trust Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such prudent person’s own affairs. No provision of the SUBI Trust Agreement shall be construed to relieve the Titling Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct.
     The Titling Trustee may be replaced by the UTI Beneficiaries, acting together, if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement, or if certain representations and warranties made by the Titling Trustee therein prove to have been materially incorrect when made or in the event of certain events of bankruptcy or insolvency of the Titling Trustee.
     The Titling Trustee will make no representations as to the validity or sufficiency of the SUBIs or the related SUBI Certificate — other than the execution and authentication of the SUBI Certificate — or of any lease, leased vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiaries or the servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to one or more SUBIs and the UTI. The Titling Trustee will not independently verify any leases or leased vehicles. The duties of the Titling Trustee will generally be limited to the acceptance of assignments of leases, the titling of leased vehicles in the name of the titling trust or the Titling Trustee on behalf of the titling trust, the creation of the SUBIs and the UTI, the creation of the accounts relating to the SUBIs and other accounts and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the SUBI Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.
     The Titling Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiaries, the servicer or the holders of a majority in interest in the related SUBI, unless such party or parties have offered to the Titling Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee, will be a reimbursable expense of the Titling Trustee.
     The Titling Trustee has engaged U.S. Bank as Trust Agent under the SUBI Trust Agreement to perform the obligations of the Titling Trustee under the SUBI Trust Agreement.
     Indemnity of Trustee and Trust Agents
     The Titling Trustee and the Trust Agent will be indemnified and held harmless out of and to the extent of the Titling Trust Assets with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation (collectively, a “Loss”), arising out of or incurred in connection with (a) any of the Titling Trust Assets, including without limitation any Loss relating to leases or leased vehicles, any personal injury or property damage claims arising with respect to any such leased vehicle or any Loss relating to any tax arising with respect to any Titling Trust Asset, or (b) the Titling Trustee’s or the Trust Agent’s acceptance or performance of the trusts and duties contained in the SUBI Trust Agreement. Notwithstanding the foregoing, neither the Titling Trustee nor any Trust Agent will be indemnified or held harmless out of the Titling Trust Assets as to such a Loss:
•	for which the servicer shall be liable under the Administration Agreement,

•	incurred by reason of the Titling Trustee’s or that Trust Agent’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the Titling Trustee’s or that Trust Agent’s breach of its respective representations and warranties made in the SUBI Trust Agreement or the Administration Agreement.
     Termination
     The titling trust will dissolve and the obligations and responsibilities of the UTI Beneficiaries and the Titling Trustee will terminate upon the later to occur of the full payment of all amounts owed under the Titling Trust Agreement, all of the trust agreements and indentures and any financings in connection with all SUBIs.
     Issuing Entity as Third–Party Beneficiary
     As the holder of a SUBI Certificate, each issuing entity will be a third–party beneficiary of the SUBI Trust Agreement. Therefore, an issuing entity may, and, upon the direction of holders of notes and certificates of the related series holding at least 51% of the aggregate unpaid principal balance of those notes and certificates, unless a higher percentage is required by either the related trust agreement or indenture, voting together as a single class, will, exercise any right conferred by the SUBI Trust Agreement upon a holder of any interest in the related SUBI. However, during the term of the indenture relating to a series of notes, the issuing entity will pledge the related SUBI Certificate to the indenture trustee and any action with respect to that SUBI must be approved by the related Noteholders in such percentage as required by the indenture.
     Amendment
     The SUBI Trust Agreement may be amended without the consent of any person to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision therein or add any other provisions with respect to matters or questions that are not inconsistent with the provisions of the SUBI Trust Agreement; provided, that any such action will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of the Noteholders and Certificateholders of the related series, or upon the delivery of an opinion of counsel to the effect that such amendment will not adversely and materially affect the interest of any such holder. The SUBI Trust Agreement may also be amended by the parties thereto from time to time,
•	upon confirmation from each Rating Agency to the effect that such amendment would not cause its then–current rating on any class of notes or certificates of the related series to be qualified, reduced or withdrawn, or

•	upon receipt of the consent of Noteholders of the related series holding at least a majority of the aggregate principal balance of those notes and, to the extent affected thereby, the consent of Certificateholders of the related series holding at least a majority of the aggregate principal balance of those certificates, for the purpose of adding any provision to, or changing in any manner or eliminating any provision of, the SUBI Trust Agreement or modifying in any manner the rights of the notes or certificates of the related series; provided, however, that
•	no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the related SUBI Certificate, distributions required to be made on the notes or certificates of that series or the interest rate of such securities,

•	no amendment of any type shall reduce the percentage of the aggregate principal amount of the notes and certificates of that series required to consent to any such amendment, in each case without the consent of all the holders or 100% of all such outstanding notes or certificates, as the case may be, and

•	an opinion of counsel as to certain tax matters is delivered.
     To the extent that any such amendment also relates to or affects the UTI or any Other SUBI, such amendment will require the consent of the holders affected thereby. Notwithstanding the foregoing, the SUBI Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the titling trust, an issuing entity or the depositor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.
The Issuing Entity Administration Agreement
     Under the Issuing Entity Administration Agreement for each issuing entity, the servicer will act as administrator and will perform the administration obligations of the related issuing entity under the related Trust Agreement and the Indenture.
The Administration Agreement
     Under the Administration Agreement for each issuing entity, the servicer will perform on behalf of the titling trust all of the obligations of the lessor under the leases, including, but not limited to, collecting and processing payments, responding to inquiries of obligors, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Expired Vehicles or Default Vehicles, overseeing the leases, commencing legal proceedings to enforce leases and servicing the leases, including accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the leases and, in a manner consistent with the Administration Agreement, will be obligated to administer and service the leases generally in accordance with the customary and usual procedures of institutions that administer and service truck, highway tractor and trailer leases and, to the extent more exacting, the procedures used by the servicer in respect of truck, highway tractor and trailer leases administered and serviced by it for its own account. Payments made in respect of the Maintenance Component will be retained by or remitted to the Maintenance Provider as compensation for providing maintenance and other specified services to the leased vehicles, and will not be available to make payments on the securities of the related series. See “The Leases –Lease Payments – Calculation of the Financial Component” in this prospectus.
     The Administration Agreement for each issuing entity will require the servicer to obtain all licenses and make all filings required to be held or filed by the titling trust in connection with the ownership of the leases and the leased vehicles and take all necessary steps to maintain evidence of the titling trust’s ownership on the certificates of title to the leased vehicles. The servicer will be responsible for filing all periodic sales and use tax or property, real or personal, tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a business trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Titling Trustee or the titling trust. Each issuing entity will be a third–party beneficiary of the related Administration Agreement.
     Custody of Lease Documents and Certificates of Title
     To reduce administrative costs and ensure uniform quality in the servicing of the leases and Ryder’s own portfolio of leases, the Titling Trustee will appoint the servicer as its agent, bailee and custodian of the leases, the certificates of title relating to the leased vehicles, the insurance policies and insurance records and other documents related to the leases and the related obligors and leased vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the servicer, including leases and leased vehicles which are not part of the related SUBI Assets. The accounting records and computer systems of Ryder will reflect the allocation of the leases and leased vehicles to each SUBI, and the interest of the holders of the related SUBI Certificate therein. UCC financing statements reflecting certain interests in the leases will be filed as described under “Additional Legal Aspects of the Leases and Leased Vehicles – Back–up Security Interests” in this prospectus.
     Ryder, as custodian, shall hold the lease documents, on behalf of the Titling Trustee for the use and benefit of the Titling Trustee. The applicable business unit of Ryder maintains the original, executed copies of the leases and related schedules. Ryder’s Shared Services Center currently has an image contracts database, implemented in 2002, which database maintains copies of all leases and schedules held by the various business units.
     Ryder shall maintain accurate and complete accounts, records and computer systems pertaining to the lease documents. Ryder shall promptly report to the Titling Trustee any material failure on its part to retain possession of the lease documents and shall promptly take appropriate action to remedy any such failure.
     Ryder, as custodian, shall maintain or cause to be maintained each lease document at such location as shall be specified by it to the Titling Trustee. As custodian, Ryder shall make available to the Titling Trustee or its duly authorized representatives, attorneys or auditors the lease documents and the related accounts, records and computer systems maintained by Ryder or any agent thereof at such times as the Titling Trustee shall reasonably instruct and at such location as the same are maintained.
     Collections
     General. Under the Administration Agreement for each issuing entity, except as otherwise permitted under the Monthly Remittance Condition and described under “– Monthly Remittance Condition,” in this prospectus, the servicer will deposit Collections received into the related SUBI Collection Account within two Business Days of processing. “Collections” with respect to any Collection Period will include all net collections collected or received in respect of the related SUBI Assets during such Collection Period that are allocable to the related securities, including:
•	Financial Component payments and Partial Financial Component Payments made by obligors, net of Daily Advance Reimbursements;

•	Reallocation Payments made by the servicer;

•	Sales Proceeds other than Residual Value Surplus (unless otherwise provided in the applicable prospectus supplement);

•	Termination Proceeds, Casualty Proceeds and Insurance Proceeds;

•	Termination Value Payments; and

•	payments by the servicer of the Securitization Value of certain leases before the Maturity Dates of such leases and certain Expired Vehicles, as described in this prospectus under “– Purchase of Leased Vehicles Before their Maturity Dates” and “– Purchase of Expired Vehicles.”
     Monthly Remittance Condition. The Administration Agreement for each issuing entity will require the servicer to make all deposits of Collections received on or in respect of the related leases and leased vehicles collected during the collection period specified in the applicable prospectus supplement (each, a “Collection Period”) into the related SUBI Collection Account on the second Business Day following processing thereof. A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Florida, Illinois or New York are authorized or obligated by law, executive order or government decree to be closed. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a Monthly Period until the second day following that Monthly Period. The “Monthly Remittance Condition” will be satisfied if (a)(1) Ryder is the servicer, (2) Ryder’s short-term debt is rated at least “A-2” by Standard & Poor’s, “Prime-2” by Moody’s or “F-2” by Fitch (or within one rating category thereof), or is otherwise acceptable to, each Rating Agency and (3) no Servicer Default has occurred or (b)(1) the servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the related SUBI Collection Account and (2) the related indenture trustee and owner trustee are provided with confirmation from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then–current rating on any class of notes or certificates of the related series. Pending deposit into the related SUBI Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.
     Net Deposits. For so long as Ryder is the servicer, the servicer will be permitted to deposit into the related SUBI Collection Account only the net amount distributable to the issuing entity on the related Deposit Date. The servicer will, however, account to the issuing entity, the Titling Trustee, the related indenture trustee, the related owner trustee and the Noteholders and Certificateholders of the related series as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the applicable accounts for the benefit of the Securityholders.
     Payment of the Maintenance Component to the Maintenance Provider. During each Collection Period, the Maintenance Component payment, to the extent available, will be allocated and retained by or paid to the Maintenance Provider. Payments on the leases will be allocated pro rata using the Financial Component and the Maintenance Component thereof.
     Financial Component Payments. If an obligor makes a monthly payment equal to the Total Monthly Payment billed with respect to all Vehicles leased by that obligor for the related Monthly Period, which may include one or more leased vehicles allocated to the related SUBI as well as one or more leased vehicles allocated to the UTI or one or more Other SUBIs (collectively, “Obligor Vehicles”), the servicer will deposit into the related SUBI Collection Account the entire Financial Component relating to the leased vehicles leased by that obligor and allocated to the related SUBI. If an obligor makes a monthly payment of less than the Total Monthly Payment billed in respect of a leased vehicle or in respect of all Obligor Vehicles for that Monthly Period, the servicer will deposit into the related SUBI Collection Account a pro rata share of the total amount paid (the “Partial Financial Component Payment”) determined by multiplying the total amount paid by a percentage equal to the Financial Component due to the related SUBI divided by the Total Monthly Payment due.
     Sales Proceeds and Termination Proceeds
     Under the Administration Agreement for each issuing entity, the servicer, on behalf of the issuing entity, will sell or otherwise dispose of leased vehicles:

•	related to leases that have reached their respective Maturity Dates, or as to which the Annual Termination Option was exercised but an amount equal to the related Termination Value Payment was not paid (each, an “Expired Vehicle”),

•	related to Default Termination Leases (each, a “Defaulted Vehicle”), and

•	under the circumstances described under “– Purchase of Leased Vehicles Before their Maturity Dates” in this prospectus.
     In connection with the sale or other disposition of an Expired Vehicle or a Defaulted Vehicle, within two Business Days of processing, the servicer will deposit into the related SUBI Collection Account all Sales Proceeds from leased vehicles received during the related Collection Period unless the Monthly Remittance Condition has been met, in which case the servicer would be permitted to make the deposits on a monthly basis. Notwithstanding the foregoing, in the event of a sale to the related obligor for the related Termination Value Payment, the servicer will deposit into the related SUBI Collection Account all Sales Proceeds up to the Securitization Value of the related leased vehicle and will retain any excess as additional compensation. Any payment received from the related obligor in respect of the Termination Value of the related leased vehicle will be deposited into the related SUBI Collection Account.
     “Disposition Expenses” will mean expenses and other amounts reasonably incurred by the servicer in connection with the sale or other disposition of an Expired Vehicle, a leased vehicle related to a Casualty Termination Lease or a Defaulted Vehicle, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the servicer as a deduction from Sales Proceeds, Termination Proceeds and Casualty Proceeds.
     “Insurance Proceeds” will include recoveries under any insurance policy or rights thereunder or proceeds therefrom, including any self–insurance and also including the Contingent and Excess Liability Insurance, and any vehicle liability insurance policy required to be obtained and maintained by the servicer or the related obligors pursuant to the leases, and amounts paid by any insurer under any other insurance policy relating to the leases or the related obligors or leased vehicles.
     “Residual Value Losses” in respect of a Collection Period will mean the amount by which the Sales Proceeds from the sale of leased vehicles, excluding any Insurance Proceeds, during that Collection Period are less than the aggregate Securitization Values of the related leases.
     “Residual Value Surplus” will mean the amount, if any, by which the Sales Proceeds of any Expired Vehicle, excluding any amounts paid by an obligor or any Casualty Proceeds, exceed the Securitization Value of the related lease as of the effective date of termination of that lease.
     “Sales Proceeds” with respect to any Expired Vehicle or Defaulted Vehicle will mean all proceeds received from the sale or other disposition of that leased vehicle, including any applicable Insurance Proceeds, less all applicable Disposition Expenses and, in the case of an Expired Vehicle, any outstanding Sales Proceeds Advances.
     “Termination Proceeds” with respect to any Defaulted Vehicle will mean an amount equal to the sum of (1) any payment received from the related obligor in respect of the Termination Value of Defaulted Vehicle and (2) the Sales Proceeds.
     Purchase of Leased Vehicles Before their Maturity Dates
     The servicer will be required to purchase or cause to be purchased a leased vehicle before the Maturity Date of the related lease and remit to the related SUBI Collection Account an amount equal to the Securitization Value of that lease as of the effective date of termination if:

•	that lease becomes a Casualty Termination Lease and, pursuant to that lease, the servicer is responsible for paying for the loss or theft of or damage in respect of the related leased vehicle;

•	the servicer agrees with the obligor to a change in the lease rates applicable to that leased vehicle and that change results in a change in the Residual Value and/or the Lease Term;

•	at the request of the obligor, the servicer permits that obligor to (1) terminate that lease other than through the exercise of the Annual Termination Option or (2) reduce or delay payments due in respect of the Financial Component of that lease;

•	that obligor exercises the Annual Termination Option or that lease becomes a Default Termination Lease and the servicer (1) releases the obligor from its obligation to purchase that leased vehicle for its Termination Value or (2) neither demands that the obligor so purchase that leased vehicle nor offers a termination or default settlement to the obligor for that leased vehicle; or

•	that obligor exercises the Annual Termination Option or that lease becomes a Default Termination Lease and that lease has been amended to eliminate the obligor’s obligation to thereupon purchase that leased vehicle for its Termination Value.
     A “Casualty Termination Lease” will mean a lease that terminated because the related leased vehicle has been lost, stolen or damaged beyond economic repair.
     A “Default Termination Lease” will mean a lease terminated by (a) the servicer following a default by or bankruptcy of the related obligor, (b) the obligor – other than by exercising the Annual Termination Option – based on an alleged breach by the Maintenance Provider under the lease or (c) written off by the servicer in accordance with its usual standards for writing off lease contracts for leased vehicles.
     The servicer will be required to purchase a leased vehicle before the Maturity Date of the related lease and remit to the related SUBI Collection Account an amount equal to the Securitization Value of that lease as of the effective date of termination if the related obligor changes the domicile of or title to a leased vehicle and that change would result in (a) the titling trust doing business in a jurisdiction in which it is not then qualified and licensed or (b) significant transfer expenses not paid by or on behalf of the obligor, including without limitation the imposition of any transfer tax. In addition, the servicer may, but will not be required to, purchase or cause to be purchased a leased vehicle before the Maturity Date of the related lease and remit to the related SUBI Collection Account an amount equal to the Securitization Value of that lease as of the effective date of termination if (a) the servicer exercises the Annual Termination Option, including, without limitation, if the related obligor rejects an increase in the Maintenance Component when the current Maintenance Component provides the Maintenance Provider with below average service margins or (b) the servicer elects to purchase that leased vehicle for any other administrative or commercial reason, provided that the servicer is not otherwise required to purchase the vehicle under the Administration Agreement (each, a “Special Event Purchase”). Notwithstanding the foregoing, Special Event Purchases may only be made with respect to leased vehicles having an aggregate initial Securitization Value of no more than 10% of the initial balance of the securities issued by the related issuing entity in the aggregate over the term of those securities, and with respect to no more than 5% of the initial balance of those securities in any calendar year.
     Purchase of Expired Vehicles
     The servicer may purchase an Expired Vehicle at any time. With respect to the related lease, in the event that:
•	no Sales Proceeds Advance has been made, the purchase price will equal the Securitization Value of that lease as of the date of expiration, and

•	a Sales Proceeds Advance has been made, no additional amounts need be remitted by the servicer; however, the servicer will relinquish all rights to reimbursement of that Sales Proceeds Advance.
     Casualty Proceeds
     If an obligor is responsible for paying for damage to a leased vehicle relating to a Casualty Termination Lease, the servicer will remit to the related SUBI Collection Account, within two Business Days of processing except as otherwise permitted under the Monthly Remittance Condition, an amount equal to the sum of:
•	all Insurance Proceeds, up to the Securitization Value of the related leased vehicle, received in respect of damage to that leased vehicle (the “Insurance Casualty Proceeds”), and

•	any proceeds received from the sale of that leased vehicle at salvage, net of any applicable Disposition Expenses (the “Salvage Casualty Proceeds”, and together with the Insurance Casualty Proceeds, the “Casualty Proceeds”).
     All Casualty Proceeds will be deposited in the related SUBI Collection Account. All Insurance Proceeds in excess of the Securitization Value will be retained by the servicer as additional compensation.
     Extensions
     The Administration Agreement for each issuing entity will provide that the servicer may grant an extension of a lease; however, if the servicer grants an extension of a lease of more than 6 months or an extension that extends beyond the applicable final Payment Date for the latest maturing class of notes of the related series, the servicer shall, on the related Deposit Date, (i) deposit or cause to be deposited into the related SUBI Collection Account an amount equal to the Securitization Value of the related lease as of the last day of the related Collection Period and (ii) direct the Titling Trustee to either reallocate such lease and the related vehicle from the related SUBI to the UTI or cause such lease and vehicle to be conveyed to the servicer. In addition, for operational and administrative purposes, the servicer may, on behalf of the related issuing entity, delay or accelerate the Maturity Date of a lease by as much as 120 days.
     Notification of Liens and Claims
     The servicer will be required to notify as soon as practicable the depositor – or in the event that Ryder is not acting as the servicer, the related indenture trustee – upon learning of any liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the depositor or the titling trust in any lease or leased vehicle. When the servicer becomes aware of any such lien or claim with respect to any lease or leased vehicle, it will take whatever action it deems reasonably necessary to cause that lien or claim to be removed.
     Advances
     Under the Administration Agreement for each issuing entity, on each Deposit Date, the servicer will be obligated to make, by deposit into the related SUBI Collection Account, a Financial Component Advance in respect of the unpaid Financial Component of certain leases, and a Sales Proceeds Advance in respect of the Securitization Value of leases relating to certain Expired Vehicles. An “Advance” refers to either a Financial Component Advance or a Sales Proceeds Advance. The servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments or collections on the related lease or leased vehicle or otherwise. In making Advances, the servicer will assist in maintaining a regular flow of scheduled payments on the leases rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the servicer, without interest, as described in this prospectus.
     Financial Component Advances. If an obligor makes a monthly payment that is less than the Total Monthly Payment billed with respect to all Obligor Vehicles for the related Monthly Period, but the payment made is greater than or equal to the Fixed Charge payable in respect of the Obligor Vehicles, the servicer will advance the entire difference between (a) the amount of the Financial Component due and (b) the Partial Financial Component Payment (each, a “Full Financial Component Advance”).
     If an obligor makes a monthly payment that is less than the Total Monthly Payment billed with respect to all Obligor Vehicles for the related Monthly Period, and the payment made is less than the Fixed Charge payable in respect of the Obligor Vehicles, the servicer will advance an amount equal to (a)(1) the actual obligor payment, multiplied by (2) a percentage equal to (A) the actual obligor payment divided by (B) the Fixed Charge payable in respect of the Obligor Vehicles, less (b) the Partial Financial Component Payment (each, a “Partial Financial Component Advance”). Notwithstanding the foregoing, the total amount paid shall not exceed the total amount of the Financial Component due for the related Monthly Period.
     The servicer will be entitled to reimbursement of all Partial Financial Component Advances and all Full Financial Component Advances (collectively, “Financial Component Advances”). The servicer will offset, on an ongoing basis, from amounts collected or received in respect of the related SUBI Assets, an amount to repay Financial Component Advances where a Financial Component Advance amount has been recovered in a subsequent payment made by the related obligor of the Total Monthly Payment due, or the Financial Component Advance has been outstanding for at least 180 days after the due date of the invoice in respect of which such Financial Component Advance was made (collectively, “Daily Advance Reimbursement”).
     Sales Proceeds Advances. If, during a Collection Period, the servicer has not sold a leased vehicle that became an Expired Vehicle during that Collection Period, on the related Deposit Date the servicer will advance the Securitization Value of the related lease to the related issuing entity (each, a “Sales Proceeds Advance”).
     After the servicer makes a Sales Proceeds Advance for an Expired Vehicle, the related issuing entity will have no claim against or interest in that Expired Vehicle or any Sales Proceeds resulting from its sale or other disposition except with respect to Residual Value Surplus, to the extent described in the applicable prospectus supplement. If the servicer sells an Expired Vehicle after making a Sales Proceeds Advance, the related issuing entity will retain the Sales Proceeds Advance and the servicer will retain the Sales Proceeds up to the Securitization Value of the related lease, and, if so indicated in the applicable prospectus supplement, will deposit the Residual Value Surplus into the related SUBI Collection Account.
     If the servicer has not sold an Expired Vehicle within 270 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance from the related SUBI Collection Account. Within six months of receiving that reimbursement, if the related leased vehicle has not been sold, the servicer shall cause that leased vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that leased vehicle to the related SUBI Collection Account.
     Insurance on the Leased Vehicles
     Each lease will indicate whether Ryder or the related obligor will be required to maintain in full force and effect during the related Lease Term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the titling trust or Titling Trustee, on behalf of the titling trust, as loss payee. Additionally, either Ryder or the related obligor will be required to maintain vehicle liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the related lease, naming the titling trust or the Titling Trustee, on behalf of the titling trust, as an additional insured. Because obligors may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If an obligor fails to obtain or maintain the required insurance, the related lease will be in default and the servicer may either obtain insurance on behalf, and at the expense, of the obligor or deem the related lease in default. In that event, it is the practice of the servicer to repossess the related leased vehicle.
     Ryder does not require obligors to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on the leases on behalf of the obligors in the event of disability or death. To the extent that this type of insurance coverage is obtained on behalf of an obligor, payments received in respect of the coverage may be applied to payments on the related lease to the extent that the obligor’s beneficiary chooses to do so.

     Realization Upon Charged–off Leased Leases
     The servicer will use commercially reasonable efforts to repossess and liquidate Defaulted Vehicles. Such liquidation may be effected through repossession of Defaulted Vehicles and their disposition through sale, or the servicer may take any other action permitted by applicable law. The servicer may enforce all rights of the lessor under the related Default Termination Lease, consign the Defaulted Vehicles to Ryder for resale, rental or re–lease, sell the Defaulted Vehicles in accordance with such Default Termination Lease and commence and pursue any proceedings in connection with such Default Termination Lease. In connection with any such repossession, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in the servicing of full–service operating truck, highway tractor and trailer leases, and in each case in compliance with applicable law, and to the extent more exacting, the practices and procedure used by the servicer in respect of any leases serviced by it for its own account. The servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Vehicles will constitute Termination Proceeds and will be deposited into the related SUBI Collection Account. Collections in respect of a Collection Period will include all Termination Proceeds collected during that Collection Period.
     Servicer Records, Determinations and Reports
     The servicer will retain or cause to be retained all data – including, without limitation, computerized records, operating software and related documentation – relating directly to or maintained in connection with the servicing of the leases. Upon the occurrence and continuance of a Servicer Default and termination of the servicer’s obligations under the related Administration Agreement, the servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the administration and servicing of the leases to a successor servicer.
     The servicer will perform some monitoring and reporting functions on behalf of the depositor, the issuing entity, the related indenture trustee and owner trustee and the Securityholders of the related series, including the preparation and delivery to that indenture trustee, the Titling Trustee and each Rating Agency, on or before each determination date specified in the applicable prospectus supplement, of a certificate setting forth all information necessary to make all distributions required in respect of the related Collection Period, and the preparation and delivery of statements setting forth the information described under “ – Evidence as to Compliance” and an annual officer’s certificate specifying the occurrence and status of any Servicer Default.
     Evidence as to Compliance
     Under the Administration Agreement for each issuing entity, for each year in which a Form 10-K is required to be filed on behalf of the related issuing entity, the servicer will be required to furnish to the related issuing entity and indenture trustee an annual servicer report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset–backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the issuing entity and the servicer’s assessment report will identify any material instance of noncompliance. Under the Administration Agreement, on or before the last day of the third month after the end of each fiscal year of the issuing entity for which a Form 10-K is required to be filed on behalf of the related issuing entity, (commencing on the first year after the issuance of the notes of the related series), a firm of nationally recognized independent certified public accountants who may also render other services to the servicer or to its affiliates will furnish to the related issuing entity, indenture trustee and each Rating Agency an attestation report as to such assessment report by the servicer during the servicer’s preceding fiscal year (or since the date of the issuance of those notes in the case of the first such statement). The form of assessment report and attestation report required under the Administration Agreement may be replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the SEC. The Administration Agreement for each issuing entity will also provide for the delivery to the related issuing entity, indenture trustee, owner trustee and each Rating Agency an annual servicing compliance statement, signed by an officer of the servicer, stating that the servicer has fulfilled all of its obligations under the related Administration Agreement in all material respects and there has been no Servicer Default during the preceding 12 months ended or since the related closing date in the case of the first such compliance statement – or, if there has been any Servicer Default, describing each such default and the nature and status thereof.
     Copies of such statements, certificates and reports may be obtained by Noteholders or Certificateholders by a request in writing addressed to the related indenture trustee or owner trustee, as the case may be, at the related corporate trust office. The annual servicer report, the annual attestation report, the annual servicer’s statement of compliance and any areas of material non–compliance identified in such reports will be included in the related issuing entity’s annual report on Form 10–K.
     Servicing Compensation
     The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets allocated to a series of notes under the related Administration Agreement. The servicer will be entitled to receive a fee in respect of the related SUBI Assets equal to, for each month in a Collection Period (each, a “Monthly Period”), a specified percent per annum as set forth in the applicable prospectus supplement (the “Servicing Rate”) of the aggregate Securitization Value of all leases as of the first day of the related Collection Period (the “Servicing Fee”). The Servicing Fee will be payable on each Payment Date and will be calculated and paid based upon a 360–day year consisting of twelve 30–day months.
     The servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees or similar charges paid with respect to the leases, including any late payment fees now or later in effect. Additionally, if specified in the applicable prospectus supplement, the servicer will be entitled to Residual Value Surplus realized upon the disposition of leased vehicles. The servicer will pay all expenses incurred by it in connection with its servicing and administration activities under the related Administration Agreement and will not be entitled to reimbursement of such expenses, except to the extent such expenses constitute Disposition Expenses.
     The Servicing Fee will compensate the servicer for performing the functions of a third party administrator and servicer of the leases as an agent for the titling trust under the related Administration Agreement, including collecting and processing payments, responding to inquiries of obligors, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Expired Vehicles and Defaulted Vehicles, overseeing the related SUBI Assets and administering and servicing the leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Titling Trustee and related indenture trustee and owner trustee with respect to distributions and generating federal income tax information.
     Servicer Resignation and Termination
     The servicer may not resign from its obligations and duties under the related Administration Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations under the related Administration Agreement. The servicer may not assign an Administration Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or assignment made in compliance with that Administration Agreement.
     The rights and obligations of the servicer under the related Administration Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described under “ – Servicer Defaults” in this prospectus.
     Indemnification by the Servicer
     The servicer will indemnify the related indenture trustee and owner trustee and their respective agents for any loss, liability, claim, damage or expense that may be incurred by them as a result of any act or omission by the servicer in connection with the performance of its duties under the related Administration Agreement but only to the extent such liability arose out of the servicer’s negligence, willful misconduct, bad faith or recklessness.

     Servicer Defaults
     The following constitute “Servicer Defaults” under each Administration Agreement:
(a)	any failure by the servicer to deliver to (1) the Titling Trustee for distribution to holders of interests in the related SUBI, (2) the related indenture trustee for distribution to the Noteholder of the related series or (3) the related owner trustee for distribution to the Certificateholders of the related series, any required payment, which failure continues unremedied for five Business Days after discovery thereof by an officer of the servicer or receipt by the servicer of notice thereof from the related indenture trustee, owner trustee or Noteholders or Certificateholders of the related series evidencing not less than 25% of the aggregate principal balance of the Controlling Class, voting together as a single class;

(b)	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the related Administration Agreement, which failure materially and adversely affects the rights of holders of interests in the related SUBI or the Noteholders or Certificateholders of the related series, and which continues unremedied for 90 days after written notice thereof is given as described in clause (a) above;

(c)	any failure by the servicer to deliver to the Titling Trustee any report required to be delivered to the Titling Trustee pursuant to the related Administration Agreement within 30 Business Days after the date that report is due;

(d)	any failure to deliver to the related indenture trustee any report required to be delivered to that indenture trustee or the issuing entity pursuant to the Basic Documents, which failure continues for 60 Business Days after discovery of that failure by an officer of the servicer or receipt by the servicer of written notice thereof from the related indenture trustee;

(e)	any representation, warranty or statement of the servicer made in the related Administration Agreement, any other Basic Document to which the servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to that Administration Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the related SUBI or the Noteholders or Certificateholders of the related series, and which failure continues unremedied for 30 days after written notice thereof is given as described in clause (a) above; and

(f)	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation in respect of the servicer;
     provided, however, that the occurrence of any event set forth in clauses (a) through (e) with respect to the related SUBI will be a Servicer Default only with respect to that SUBI and will not be a Servicer Default with respect to the UTI or any Other SUBI.
     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) for a period of ten (10) business days, under clause (b) for a period of 120 days, under clause (c) for a period of 45 business days or under clause (e) for a period of 60 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the related Administration Agreement, and the servicer will provide to the related indenture trustee, related owner trustee, the Titling Trustee, the depositor and the Securityholders of the related series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.
     Upon the occurrence of any Servicer Default, the sole remedy available to the holder of the related SUBI Certificate will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the servicer or its trustee–in–bankruptcy might have the power to prevent that removal. See “ – Removal or Replacement of the Servicer” in this prospectus.
     Termination
     The Administration Agreement for each issuing entity will terminate upon the earlier to occur of (a) the dissolution of the titling trust or (b) the discharge of the servicer in accordance with the terms of the related Administration Agreement or (c) the mutual written determination of the parties thereto, which will effect a termination of the servicer or the Maintenance Provider only with respect to the related SUBI Assets and not with respect to any other Titling Trust Assets.
     Removal or Replacement of the Servicer
     Upon the occurrence of an Servicer Default, the Titling Trustee may, to the extent such Servicer Default relates (a) to all Titling Trust Assets, upon the direction of the holders of all SUBI Certificates and the UTI Certificates – excluding Ryder, the UTI Beneficiaries or any other affiliate of the servicer – terminate all of the rights and obligations of the servicer under the Administration Agreement with respect to all Titling Trust Assets or (b) only to the assets of a particular SUBI, upon the direction of the holder and pledgee of the related SUBI Certificate, terminate all of the rights and obligations of the servicer under the Administration Agreement with respect to such SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of a SUBI Certificate will be the related indenture trustee acting at the direction of the Controlling Class of the related series holding not less than 66 2/3% of the aggregate principal balance of those notes, so long as any such notes are outstanding. In each case, the Titling Trustee will effect that termination by delivering notice thereof to the servicer, with a copy to each Rating Agency or any other holders of securities based on any Other SUBIs affected by that Servicer Default.
     Upon the termination or resignation of the servicer, the servicer subject to that termination or removal will continue to perform its functions as servicer, in the case of (a) termination, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the servicer’s receipt of such notice, and (b) resignation, until the earlier of (1) 45 days after the delivery to the Titling Trustee of the written resignation notice or (2) the date upon which the resigning servicer becomes unable to act as servicer, as specified in the resignation notice and accompanying opinion of counsel.
     In the event of a termination of the servicer as a result of a Servicer Default with respect to only the assets of one SUBI, the Titling Trustee, acting at the direction of the holder and pledgee of the related SUBI Certificate – which holder for this purpose will be the related indenture trustee, acting at the direction of the Controlling Class of the related series holding not less than 66 2/3% of the aggregate principal balance of those notes – will appoint a successor servicer. The Titling Trustee will have the right to approve that successor servicer, and that approval may not be unreasonably withheld. If a successor servicer is not appointed by the effective date of the predecessor servicer’s resignation or termination, then the Titling Trustee or the Trust Agent, acting on behalf of the Titling Trustee, will act as successor servicer. If either the Titling Trustee or the Trust Agent, acting on behalf of the Titling Trustee, is unwilling or legally unable to act as servicer, then the Titling Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, any established entity the regular business of which includes the servicing of truck, tractor and trailer leases as the successor servicer.
     Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the servicer under the related Administration Agreement; provided, however, that no successor servicer will have any responsibilities with respect to the purchase of additional leases or leased vehicles by the titling trust or with respect to making Advances. Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer unless the holders of the UTI, and the SUBIs, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the related indenture trustee, related owner trustee, the Noteholders of a series or the related Certificateholders from effecting that transfer of administration and servicing duties. The predecessor servicer will have the right to be reimbursed for any outstanding Advances made with respect to the related SUBI Assets to the extent funds are available therefore in respect of the Advances made.

     Amendment
     The Administration Agreement for each issuing entity may be amended without the consent of any person to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision therein and to add any provision that provides additional rights to the holder of the related SUBI Certificate or Noteholders or Certificateholders of the related series; provided, that any such action will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of such holders, or upon the delivery of an opinion of counsel to the effect that such amendment will not adversely and materially affect the interest of any such holder. The Administration Agreement for each issuing entity may also be amended by the parties thereto from time to time,
•	upon confirmation from each Rating Agency to the effect that such amendment would not cause its then–current rating on any class of notes or certificates of the related series to be qualified, reduced or withdrawn, or

•	upon receipt of the consent of Noteholders of the related series holding at least a majority of the aggregate principal balance of those notes and, to the extent affected thereby, the consent of Certificateholders of the related series holding at least a majority of the aggregate principal balance of those certificates, for the purpose of adding any provision to, or changing in any manner or eliminating any provision of, the related Administration Agreement or modifying in any manner the rights of the notes or certificates of the related series; provided, however, that
•	no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the related SUBI Certificate, distributions required to be made on the notes or certificates of that series or the interest rate of such securities,

•	no amendment of any type shall reduce the percentage of the aggregate principal amount of the notes and certificates of that series required to consent to any such amendment, in each case without the consent of all the holders or 100% of all such outstanding notes or certificates, as the case may be, and

•	an opinion of counsel as to certain tax matters is delivered.
     To the extent that any such amendment also relates to or affects the UTI or any Other SUBI, such amendment will require the consent of the holders affected thereby. Notwithstanding the foregoing, an Administration Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the titling trust, the related issuing entity or the depositor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.
Miscellaneous Provisions of the Basic Documents
     Bankruptcy Provisions
     Each of the parties to the Basic Documents, and each Securityholder, by accepting the related security, including each Noteholder, by accepting the note or a beneficial interest in the related notes, will covenant and agree that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing (as defined below) have been paid in full, it will not institute against, or join any other person instituting against the depositor, either UTI Beneficiary, the titling trust, the Titling Trustee, the issuing entity and any other affiliate of such parties, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. A “Securitized Financing” is (i) any financing transaction undertaken by the depositor or the UTI Beneficiaries, or any of their affiliates, that is secured directly or indirectly, by any assets of the titling trust or the UTI, a SUBI or any interest therein and any financing undertaken in connection with the issuance, pledge or assignment of the UTI or a SUBI, (ii) any sale, lease or other transfer by the depositor or the UTI Beneficiaries or any of their affiliates, of an interest in the UTI or a SUBI or (iii) any other asset securitization, secured loan or similar transaction including assets of the titling trust or any beneficial interest in such assets or the titling trust.
     Fees and Expenses
     The Titling Trustee. The Titling Trustee will be entitled to reasonable compensation for its services with respect to the related SUBI Assets, which will be paid by the servicer, the amount of which will be agreed upon from time to time by the Titling Trustee and the servicer.
     The Servicer and Administrator. As more fully described under “Description of Certain of the Basic Documents – The Administration Agreement – Servicing Compensation” in this prospectus, as compensation for the administration and servicing of the related SUBI Assets and administering the distribution of funds in respect thereof, the servicer will be entitled to receive the Servicing Fee on each Payment Date. The servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees or similar charges paid with respect to the leases, including any late payment fees now or later in effect together with reimbursement of fees and expenses and any late payment fees now or later in effect or similar charges paid with respect to the leases and, to the extent described in the applicable prospectus supplement, Residual Value Surplus.
     The servicer will pay all expenses incurred by it in the performance of its duties under the related Administration Agreement, including fees and disbursements of independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to the related indenture trustee and owner trustee.
     The Indenture Trustee. As more fully described under “Description of Certain of the Basic Documents – The Indenture – Compensation and Indemnity” in this prospectus, the servicer will pay the related indenture trustee compensation for its services and reimburse it for its reasonable expenses relating thereto.
     The Owner Trustee and Paying Agent. The servicer will pay the related owner trustee and each paying agent such fees as have been agreed upon among the depositor, the servicer and that owner trustee or the paying agent, and will reimburse that owner trustee and the paying agent for their reasonable expenses.
The Accounts
The SUBI Collection Account
     On or prior to the closing date for a series of notes, the Titling Trustee will establish a trust account for the benefit of the holders of interests in the related SUBI Assets, into which collections on or in respect of the related leases and leased vehicles will generally be deposited (the “SUBI Collection Account”).
     Deposits into the SUBI Collection Account. As more fully described under “Description of Certain of the Basic Documents – The Administration Agreement – Collections” in this prospectus, Collections and other amounts received on or in respect of SUBI Assets relating to a series of notes generally will be deposited by the servicer into the related SUBI Collection Account within two Business Days after processing, unless the Monthly Remittance Condition is satisfied. If the Monthly Remittance Condition is satisfied, such amounts received in respect of a Monthly Period will be deposited into that SUBI Collection Account on the fifth Business Day following the end of the related Monthly Period, or, in the case of a Monthly Period immediately preceding the related Payment Date, on the Business Day immediately preceding that Payment Date (a “Deposit Date”). In addition, on each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and Payment Date will be deposited into that SUBI Collection Account: Advances made by the servicer and, in the case of an Optional Redemption, the Optional Purchase Price. Payments received in respect of the Maintenance Component either will not be deposited into the related SUBI Collection Account or will be withdrawn from that SUBI Collection Account on a daily basis and, in either event, will be paid to or retained by the Maintenance Provider. “Description of Certain of the Basic Documents – The Administration Agreement – Collections” in this prospectus.

     Withdrawals from the SUBI Collection Account. The servicer shall cause the Titling Trustee to withdraw from the related SUBI Collection Account and deposit on each Payment Date, all amounts required to be deposited into the Note Distribution Account and Certificate Distribution Account, for distribution as set forth in the applicable prospectus supplement.
     In the event that on any date the servicer supplies the Titling Trustee and the related indenture trustee with an officer’s certificate setting forth the basis for such withdrawal, the Titling Trustee shall remit to the servicer or the Maintenance Provider, as the case may be, without interest and before any other distribution from the related SUBI Collection Account on that date, monies from that SUBI Collection Account representing (a) payments in respect of the Maintenance Component and (b) unreimbursed Disposition Expenses.
The Reserve Fund
     If so specified in the applicable prospectus supplement for a series of notes, on or before the closing date for the related series, the depositor shall establish or cause to be established a trust account in the name of the related indenture trustee for the benefit of the related Securityholders (the “reserve fund”). The reserve fund will be established to provide additional security for payments on the notes of that series. On each Payment Date, amounts on deposit in the reserve fund, together with other funds of the related issuing entity, will be available to make distributions on the notes of that series as described in the applicable prospectus supplement.
     A reserve fund may initially be funded by the issuing entity or the depositor with a deposit on the closing date for the related series of notes. On each Payment Date, monies on deposit in the reserve fund may be supplemented by an additional deposit to maintain the reserve fund, as described in the applicable prospectus supplement.
The Distribution Accounts
     On or before the closing date for a series of notes, (a) the depositor will establish a trust account in the name of the related indenture trustee on behalf of the related Noteholders, into which amounts received from the related SUBI Collection Account, any reserve fund, any other credit enhancement and any counterparties in respect of hedge agreements for distribution to those Noteholders will be deposited and from which all distributions to those Noteholders will be made (the “Note Distribution Account”) and (b) the related owner trustee, at the direction of the depositor, will establish a trust account in the name of such owner trustee on behalf of the related Certificateholders, into which amounts released from the related SUBI Collection Account and, when applicable, from any reserve fund, for distribution to those Certificateholders will be deposited and from which all distributions to those Certificateholders will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution Accounts”).
     On each Payment Date, the related indenture trustee and owner trustee will distribute to the Noteholders and Certificateholders of a series the allocated amounts for the related Collection Period, in the manner set forth in the applicable prospectus supplement.
Maintenance of the Accounts
     For each issuing entity, the Note Distribution Account and any reserve fund, and the SUBI Collection Account will be maintained with the related indenture trustee and the Trust Agent, respectively, so long as either (a) the short–term unsecured debt obligations of that indenture trustee or the Trust Agent, as the case may be, are rated in the highest short–term rating category by each Rating Agency or (b) the related indenture trustee or the Trust Agent, as the case may be, is a depository institution or trust company having a long–term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related account is maintained in the corporate trust department of that indenture trustee or the Trust Agent, as the case may be (the “Required Deposit Rating”). Each of the foregoing accounts will be segregated trust accounts. If either of the related indenture trustee or the Trust Agent at any time does not have the Required Deposit Rating, the servicer shall, with the assistance of the related indenture trustee or the Trust Agent, as the case may be, as necessary, cause the related account to be moved to a depository institution or trust company organized under the laws of the United States or any State that has the Required Deposit Rating.
     On the Payment Date on which all notes of a series have been paid in full and following payment of any remaining obligations of the issuing entity under the Basic Documents, any amounts remaining on deposit in the accounts – after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date – will be paid to the holder of the certificates.
Permitted Investments
     All funds on deposit in the accounts relating to an issuing entity will be invested in Permitted Investments to the extent so provided in the related Basic Documents maturing no later than the Deposit Date immediately succeeding the date of that investment. Notwithstanding the foregoing, investments on which the entity at which the related account is located is the obligor may mature on the related Deposit Date. All net investment earnings on funds on deposit in an account relating to an issuing entity will be deposited in the related account or distributed as provided in the applicable prospectus supplement.
     “Permitted Investments” will be specified in the SUBI Trust Agreement and will be limited to investments that meet the criteria of each Rating Agency from time to time as being consistent with its then–current rating of the notes and the certificates of the related series.
Additional Legal Aspects of the Titling Trust and the SUBI
The Titling Trust
     General
     The titling trust is a Delaware statutory trust and has made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the servicer, such action may be required. Because the titling trust has been registered as a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the “Bankruptcy Code”), as further described under “ – Insolvency–Related Matters” in this prospectus. As such, the titling trust may be subject to insolvency laws under the Bankruptcy Code or similar state laws (“Insolvency Laws”), and claims against the Titling Trust Assets could have priority over the beneficial interest in those assets represented by a SUBI. In addition, claims of a third party against the Titling Trust Assets, including the assets of a SUBI, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the titling trust, such as the indenture trustee for a series of notes, as more fully described under “Additional Legal Aspects of the Leases and the Leased Vehicles – Vicarious Tort Liability” in this prospectus.
     Allocation of Titling Trust Liabilities
     The Titling Trust Assets may in the future be comprised of several portfolios of assets of one or more SUBIs, together with the UTI Assets. The UTI Beneficiaries may in the future pledge the UTI as security for obligations to third–party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Titling Trust Agreement will permit the titling trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets relating to a series of notes, or relating to the assets of that SUBI generally. Pursuant to the Titling Trust Agreement, as among the beneficiaries of the titling trust, a titling trust liability relating to a particular portfolio of Titling Trust Assets will be allocated to and charged against the portfolio of Titling Trust Assets to which it belongs. Titling trust liabilities incurred with respect to the Titling Trust Assets generally will be borne pro rata among all portfolios of Titling Trust Assets. The Titling Trustee and the beneficiaries of the titling trust, including the issuing entity for any series of notes, will be bound by that allocation. In particular, the Titling Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to any unrelated SUBI Assets and to fully subordinate any claims to those SUBI Assets in the event that such waiver is not given effect. Similarly, the holders of a SUBI Certificate with respect to a given series of notes, or beneficial interest therein, will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets. See “Description of Certain of the Basic Documents – The SUBI Trust Agreement – The SUBI, Other SUBIs and the UTI” in this prospectus.
     The Titling Trust Assets are located in several states, the tax laws of which vary. Additionally, the titling trust may in the future own leases and leased vehicles located in states other than the states in which it conducts business as of the date of this prospectus. In the event any state or locality imposes a tax on the titling trust at the entity level, the UTI Beneficiaries have agreed to indemnify the holders of each SUBI Certificate for the full amount of such taxes. Should the UTI Beneficiaries fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that Noteholders of a series could incur a loss on their investment in the event the UTI Beneficiaries did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.
     The Titling Trust Agreement provides for the UTI Beneficiaries to be liable as if the titling trust were a partnership and the UTI Beneficiaries were general partners of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of one or more SUBI Certificates. However, it is possible that the Noteholders of a series could incur a loss on their investment to the extent any such claim were allocable to the related issuing entity as the holder of a SUBI, either because a lien arose in connection with the related SUBI Assets or in the event the UTI Beneficiaries did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.
The SUBI
     Each SUBI will be issued pursuant to the applicable SUBI Trust Agreement and will evidence a beneficial interest in the related SUBI Assets. The SUBI will represent neither a direct legal interest in the related SUBI Assets, nor an interest in any Titling Trust Assets other than the related SUBI Assets. Under the allocation of titling trust liabilities described under “Description of Certain of the Basic Documents – The SUBI Trust Agreement – The SUBI, Other SUBIs and the UTI” in this prospectus, payments made on or in respect of such other Titling Trust Assets will not be available to make payments on the notes of the related series or to cover expenses of the titling trust allocable to the related SUBI Assets. With respect to each series of notes, the holders of the related SUBI Certificate (including the related issuing entity), will bear any liability to third parties arising from or in respect of a lease or a leased vehicle allocated to that SUBI. If any such liability arises from a lease or leased vehicle that is an Other SUBI Asset or an UTI Asset, the related SUBI Assets will not be subject to such liability unless the assets of the Other SUBI or the UTI are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy this liability, to the extent that it is owed to entities other than the Titling Trustee and the beneficiaries of the titling trust, the other Titling Trust Assets, including the assets of the SUBI, will be available to satisfy such liabilities. Under these circumstances, investors in the related series of notes could incur a loss on their investment.
     Because the primary asset of the issuing entity of a series of notes will be the related SUBI Certificate, that issuing entity, and, accordingly, the related indenture trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the related SUBI Assets allocable to the that SUBI Certificate. Except as otherwise described below or under “Additional Legal Aspects of the Leases and Leased Vehicles” in this prospectus, generally that issuing entity will not have a perfected security interest in the related SUBI Assets, and in no circumstances will that issuing entity have a direct ownership or perfected security interest in any leased vehicle.
     The issuing entity of a series of notes will generally be deemed to own the related SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the related leases and leased vehicles. If a court of competent jurisdiction were to recharacterize the sale of the that SUBI Certificate to that issuing entity, that issuing entity, or, during the term of the related indenture, the related indenture trustee, could instead be deemed to have a perfected security interest in the related SUBI Certificate, and certain rights susceptible of perfection under the UCC, but in no event would that issuing entity or that indenture trustee be deemed to have a perfected security interest in the related leased vehicles.

     Because the issuing entity of a series of notes will not directly own the related SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third–party creditors of the titling trust in the related SUBI Assets will take priority over the interests of that issuing entity and the related indenture trustee in those SUBI Assets. Therefore, a general creditor of the titling trust may obtain a lien on the related SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Titling Trust Agreement. Such liens could include liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the titling trust arising from the operation of the leased vehicles. See “Risk Factors – Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” and “– Vicarious tort liability may result in a loss on your investment” and “Additional Legal Aspects of the Leases and the Leased Vehicles – Vicarious Tort Liability” in this prospectus for further discussion of these risks.
Insolvency–Related Matters
     As described under “Description of Certain of the Basic Documents – The SUBI Trust Agreement – The SUBI, Other SUBIs and the UTI” in this prospectus, each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets allocated to a series of notes and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of RTR I LP, the depositor believes that the SUBI Assets allocated to a series of notes would not be treated as part of RTR I LP’s bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificates would be enforceable. In addition, each of RTR I LP, the titling trust, or the Titling Trustee when acting on its behalf, and the depositor has taken steps in structuring the transactions described in this prospectus and the applicable prospectus supplement and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against Ryder under the Insolvency Laws, the separate legal existence of each of Ryder, on the one hand, and RTR I LP and the depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of RTR I LP or the depositor should be consolidated with those of Ryder and that none of the SUBI Assets would be includable in the bankruptcy estate of Ryder.
     With respect to RTR I LLC and RTR II LLC, these steps include their creation as separate limited liability companies under limited liability company agreements containing certain limitations, including, the requirement that each must have at all times a managing member that is a corporation with at least two independent directors, and restrictions on the nature of their businesses and operations and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members, including each independent member. With respect to RTR I LP and the depositor, these steps include their creation as separate, special purpose limited partnerships, pursuant to limited partnership agreements containing certain limitations (including, restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members of their respective general partners, including each independent director of each managing member).
     There can be no assurance, however, that the limitations on the activities of RTR I LP, the titling trust and the depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that the assets and liabilities of RTR I LP or the depositor should be consolidated with those of Ryder or that the SUBI Assets should be includable in the bankruptcy estate of Ryder, if Ryder becomes the subject of a case or proceeding under any Insolvency Law. On the Closing Date, McKee Nelson LLP, special insolvency counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law – although there is no precedent based on directly similar facts – to the effect that, subject to certain facts, assumptions and qualifications specified in the opinion, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if Ryder were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion (a) to disregard the separate legal existence of the depositor from that of Ryder and to order the substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ryder or (b) to order that the SUBI Assets be included in the bankruptcy estate of Ryder. Among other things, that opinion will assume that each of the titling trust, or the Titling Trustee when acting on its behalf, and the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of Ryder, not commingling its respective assets with those of Ryder, doing business in a separate office from Ryder and not holding itself out as having agreed to pay, or being liable for, the debts of Ryder. In addition, that opinion will assume that except as expressly provided by the Titling Trust Agreement and each Administration Agreement – each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto – Ryder generally will not guarantee the obligations of the titling trust or the depositor to third parties, and will not conduct the day–to–day business or activities of any thereof, other than in its capacity as servicer acting under and in accordance with each Administration Agreement. Each of Ryder, the titling trust and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the titling trust and the depositor. Such a legal opinion, however, will not be binding on any court.
     If a case or proceeding under any Insolvency Law were to be commenced by or against any of Ryder, the titling trust or the depositor, if a court were to order the substantive consolidation of the assets and liabilities of the depositor with those of Ryder or to include the SUBI Assets in the bankruptcy estate of Ryder or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the SUBI Certificate to the related issuing entity, and possible reductions in the amount of such distributions to that issuing entity, and therefore to the Noteholders of the related series, could occur. In addition, the SUBI Trust Agreement provides that if the depositor becomes bankrupt or insolvent or the related issuing entity is dissolved – which could occur as a result of the bankruptcy of the depositor – the SUBI allocated to that series of notes will be terminated and the SUBI Trust Agreement will terminate with respect to that SUBI. In each case, the Titling Trustee will be required to distribute the related SUBI Assets to the holders of that SUBI Certificate. Because the issuing entity for each series of notes has pledged its rights in and to the related SUBI Certificate to the indenture trustee of that series of notes, such distribution would be made to that indenture trustee, who would be responsible for retitling the related leased vehicles. The cost of that retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the related series of notes, and in that event, investors in that series of notes could suffer a loss on their investment.
     RTR I LP will treat its conveyance of each SUBI Certificate to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against RTR I LP, and RTR I LP as debtor–in–possession or a creditor, receiver or bankruptcy trustee of RTR I LP were to take the position that the sale, transfer and assignment of each SUBI Certificate by RTR I LP to the depositor should instead be treated as a pledge of that SUBI Certificate to secure a borrowing by RTR I LP, delays in payments of proceeds of that SUBI Certificate to the related issuing entity, and therefore to the related Noteholders, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result. On the Closing Date, McKee Nelson LLP, special insolvency counsel to the depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, that in the event that RTR I LP were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of that SUBI Certificate to the depositor, that SUBI Certificate and the proceeds thereof would not be property of RTR I LP’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.
     As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in each SUBI Certificate allocated to a series of notes as against RTR I LP which the depositor will assign to the related issuing entity and that issuing entity will assign to the related indenture trustee. The related indenture trustee will also perfect its security interest in that SUBI Certificate. Accordingly, if the conveyance of that SUBI Certificate by RTR I LP to the depositor were not respected as an absolute sale, transfer and assignment, the depositor, and ultimately the related issuing entity and indenture trustee as successors in interest, should be treated as a secured creditor of RTR I LP, although a case or proceeding under any Insolvency Law with respect to RTR I LP could result in delays or reductions in distributions on that SUBI Certificate as indicated above, notwithstanding such perfected security interest.
     In the event that the servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances and Reallocation Payments, may be recoverable by the servicer as debtor–in–possession or by a creditor or a trustee in bankruptcy as a preferential transfer from the servicer. See “Risk Factors – A depositor or servicer bankruptcy could delay or limit payments to you” in this prospectus.
Additional Legal Aspects of the Leases and the Leased Vehicles
Back–up Security Interests
     Because the issuing entity of each series of notes will own the related SUBI Certificate, each issuing entity will have an indirect beneficial interest, rather than a security interest, in the related SUBI Assets. Except as otherwise described below, the related owner trustee generally will not have a perfected security interest in the property of the issuing entity of a series or the related SUBI Assets and in no circumstances will that owner trustee have a perfected security interest in any leased vehicle.
     As described under “Additional Legal Aspects of the Titling Trust and the SUBI” in this prospectus, the indenture trustee for a series of notes will have a security interest in related SUBI Certificate that is perfected by possession.
     The SUBI Assets for each issuing entity of a series will consist principally of the related leases and leased vehicles, subject to the rights of the obligors under the leases. To the extent that the pledge of the related SUBI Certificate were to be viewed as representing a transfer of the assets of the titling trust, the leases would be “chattel paper” as defined in the UCC. Pursuant to the UCC, a non–possessory security interest in chattel paper may be perfected by filing a UCC–1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC–1 financing statements relating to the leases allocated to a SUBI Certificate for a series of notes will be filed naming:
•	Ryder as debtor and the related indenture trustee as assignee secured party;

•	the titling trust as debtor and the related indenture trustee as assignee secured party;

•	RTR I LP as debtor and the related indenture trustee as assignee secured party;

•	the depositor as debtor and the related indenture trustee as assignee secured party; and

•	the issuing entity as debtor and the related indenture trustee as secured party.
     Perfection and the effect of perfection or non–perfection of a security interest in the leased vehicles are governed by the certificate of title statutes of the states in which such leased vehicles are located. Because of the administrative burden and expense of perfecting an interest in trucks, highway tractors and trailers under the certificate of title statutes in the states in which the leases were originated, the related indenture trustee’s interest in the leased vehicles will be unperfected, and if the transfer of the related SUBI Certificate were to be viewed as a transfer of the related SUBI Assets, that indenture trustee would only have a perfected security interest in the related leases. The related indenture trustee’s security interest in those leases could be subordinate to the interests of some other parties who take possession of the leases. Specifically, the issuing entity’s security interest in a lease could be subordinate to the rights of a purchaser of that lease who takes possession thereof without knowledge or actual notice of the issuing entity’s security interest. The leases will not be stamped to indicate the precautionary security arrangements. However, each Administration Agreement requires the servicer to retain custody of the related leases. To the extent that a valid lien is imposed by a third party against a leased vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the issuing entity in that leased vehicle. Although each Administration Agreement will require the servicer to contest all such liens and cause the removal of any liens that may be imposed, if any such liens are imposed against the leased vehicles, investors in the notes of the related series could incur a loss on their investment. For further information relating to potential liens on SUBI Assets, see “Description of Certain of the Basic Documents – The Administration Agreement – Notification of Liens and Claims” and “ – Custody of Lease Documents and Certificates of Title” and “Additional Legal Aspects of the Titling Trust and the SUBI – The SUBI” in this prospectus.

     As noted under “Additional Legal Aspects of the Titling Trust and the SUBI – The SUBI” in this prospectus, various liens could be imposed upon all or part of the SUBI Assets related to a series of notes that, by operation of law, would take priority over the related issuing entity’s interest therein. Such liens would include mechanic’s, repairmen’s, garagemen’s and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular leased vehicle, certain liens in favor of the Pension Benefit Guaranty Corporation and liens arising under various state and federal criminal statutes, which may result in delayed or reduced payment on your notes. See “Risk Factors – Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes in this prospectus. Additionally, any perfected security interest of the issuing entity of a series of notes in all or part of the property of that issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor–in–possession in the event of a bankruptcy of the depositor prior to any perfection of the transfer of the assets sold, transferred and assigned by the depositor to that issuing entity pursuant to the related Issuer SUBI Certificate Transfer Agreement. See “Risk Factors – A depositor or servicer bankruptcy could delay or limit payments to you” in this prospectus.
Vicarious Tort Liability
     Although the titling trust will own the leased vehicles allocated to the SUBI and the related issuing entity will have a beneficial interest therein evidenced by the SUBI Certificate, those leased vehicles will be operated by the related obligors and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership.
     As discussed under “Risk Factors – Vicarious tort liability may result in a loss on your investment” in this prospectus, the Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case, concluding that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability.
     To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the titling trust and the Titling Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor’s liability is capped at the amount of any liability insurance that the user-lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner).
     Although the titling trust’s insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the titling trust, claims could be imposed against the Titling Trust Assets allocated to the SUBI for a series of notes, including any leased vehicles allocated to that SUBI, and in certain circumstances, with respect to a leased vehicle that is allocated to the Other SUBIS or the UTI. However, such claims would not take priority over any related SUBI Assets to the extent that the issuing entity of a series of notes had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the related leases, as further described under “ – Back–up Security Interests” in this prospectus. If any such claims were imposed against the assets of the titling trust, investors could incur a loss on their investment.
Repossession of Specified Vehicles
     In the event that a default by an obligor has not been cured within a certain period of time after being sent notice of that default, the servicer will ordinarily repossess the related leased vehicle. Some jurisdictions require that a lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one–year period. In these jurisdictions, if a lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.
     After the servicer has repossessed a leased vehicle, it may provide the related obligor with a period of time within which to cure the default under the related lease. If, by the end of that period, the default has not been cured, the servicer will attempt to sell that leased vehicle. The Termination Proceeds therefrom may be less than the remaining amounts due under that lease at the time of default.
Deficiency Judgments
     The proceeds of sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. If the proceeds from the sale do not equal the Securitization Value of the related leased vehicle, the servicer may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment. In these states a deficiency judgment may be prohibited or reduced in amount if the obligor was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting obligor who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.
     Representations and warranties will be made in each Administration Agreement that each related lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a lease, and is not timely cured, the servicer will be required under the related Administration Agreement to deposit an amount equal to the Reallocation Payment in respect of that lease into the related SUBI Collection Account. See “Description of Certain of the Basic Documents – The SUBI Trust Agreement – The SUBI, Other SUBIs and the UTI” and “The Leases – Representations, Warranties and Covenants” in this prospectus.
Other Limitations
     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the servicer to enforce the rights of the titling trust under the leases. For example, if an obligor commences bankruptcy proceedings, the receipt of that obligor’s payments due under the related lease is likely to be delayed. In addition, an obligor who commences bankruptcy proceedings might be able to assign the related lease to another party even though that lease prohibits assignment.
Material Federal Income Tax Consequences
General
     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of notes to investors who purchase the notes in the initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. The summary does not purport to deal with all federal income tax consequences applicable to all categories of Noteholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, Noteholders that hold the notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and Noteholders whose functional currency is not the US Dollar.

     The following summary is based upon current provisions of the Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of federal tax counsel to each issuing entity (“Tax Counsel”), regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to the issuing entity. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.
     Unless otherwise specified, the following summary relates only to Noteholders that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A Noteholder that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes.
     Tax Counsel to each issuing entity, is of the opinion that:
•	Unless otherwise specified in the applicable prospectus supplement, assuming compliance with all of the provisions of the Basic Documents, for federal income tax purposes:
(1)	the notes will be characterized as debt if not owned by the beneficial owner of the issuing entity or a related person; and

(2)	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.
•	Therefore the issuing entity will not be subject to an entity level tax for federal income tax purposes.
     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party. If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the SUBI Certificate and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes.
Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The depositor will agree, and the Noteholders and beneficial owners of notes will agree by their purchase of notes or beneficial interests therein, as the case may be, to treat the notes as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.
     Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in US Dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term) and that the Noteholder does not make an election to accrue all income from the notes, all within the meaning of the original issue discount regulations. We intend to treat the notes as subject to the requirement that original issue discount, if any, be accrued using a reasonable prepayment assumption. For debt instruments such as the notes a prepayment assumption only applies if the notes may be accelerated by reason of prepayments on obligations securing the notes. To date, the IRS has not issued any guidance regarding when or how to apply prepayment assumptions and it is possible any such guidance will not apply to debt instruments secured by lease receivables rather than debt obligations. If a prepayment assumption is not appropriate and the issue price of a note is not its principal balance it could be treated as subject to the rules applicable to debt subject to a contingency. See “Possible Alternative Treatments of the Notes” below. We suggest that you consult your tax advisor as to the operation of these rules. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered to have been issued with original issue discount. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the Note. A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.
     A holder of a note having a fixed maturity of one year or less, known as a “Short–Term Note”, may be subject to special rules. An accrual basis holder of a Short–Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight–line basis over the term of each interest period. Other cash basis holders of a Short–Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short–Term Note. However, a cash basis holder of a Short–Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short–Term Note until the taxable disposition of the Short–Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all non–government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short–Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short–Term Note is purchased for more or less than its principal amount.
     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount and original issue discount previously included by the Noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long–term capital gain if the seller’s holding period is more than one year and will be short–term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a Note.
     Foreign Holders. Interest payments made, or accrued, to a Noteholder who is a Foreign Person that is an individual or corporation for federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates), a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W–8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address. In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W–8BEN or substitute form provided by the Foreign Person that owns the Note. If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (i) IRS Form W–8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W–8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.
     A “Foreign Person” means a nonresident alien, foreign corporation or other non–United States Person.
     A “United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:
•	a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.
     Backup Withholding. Each holder of a Note, other than an exempt holder such as a corporation, tax–exempt organization, qualified pension and profit–sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the issuing entity will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes likely would be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation. A publicly traded partnership taxable as a corporation is subject to an entity level tax on its taxable income and would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Foreign investors in recharacterized notes would be subject to a 30% withholding tax (or lower treaty rate) on any payments treated as dividends. Even if the issuing entity were not treated as a publicly traded partnership taxable as a corporation, payments on the notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax–exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. It is also possible that the IRS could contend that notes with an issue price different (either higher or lower) from their stated principal balance should accrue income in accordance with the rules applicable to contingent payment debt obligations rather than as debt instruments required to accrue income in accordance with a prepayment assumption. This could alter the timing of income and cause any gain on sale or other disposition to be treated as ordinary. Investors should consult with their tax advisors about the possible alternative treatments.
Certain State Tax Consequences
     Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to Noteholders in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that Noteholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes.
     The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a Noteholder’s particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
ERISA Considerations
General
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Part 4 of Title I of ERISA or to Section 4975 of the Code (a “Plan”) from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or a “disqualified person” under the Code with respect to the Plan. Certain governmental, church or other plans, although not subject to ERISA or the Code, are subject to federal, state or local law that imposes requirements similar to Part 4 of Title I of ERISA or Section 4975 of the Code (a “Similar Law”). A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for these persons.
     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase and holding of the notes – for example:
•	Prohibited Transaction Class Exemption (“PTCE”) 96–23, which exempts certain transactions effected by an “in–house asset manager”;

•	PTCE 95–60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91–38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90–1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84–14, which exempts certain transactions effected by a “qualified professional asset manager”.
     There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.
     There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the notes, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of an issuing entity if, as described below, the assets of the issuing entity are considered to include “plan assets,” as defined under 29 C.F.R. Section 2510.3-101.
     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of notes and the operations of the issuing entity would result in prohibited transactions if Plans that purchase the notes were deemed to own an interest in the underlying assets of the issuing entity under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the notes are deemed to own an interest in the underlying assets of the issuing entity.
     Pursuant to 29 C.F.R. Section 2510.3–101, issued by the Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), in general when a Plan acquires an equity interest in an entity such as the issuing entity and the interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors (as defined below) is not “significant”. In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A “publicly–offered security” is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer’s fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded.
     A “Benefit Plan Investor”, as defined in Section 3(42) of ERISA, means any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA), that is subject to Part 4 of Title I of ERISA, (ii)“plan” to which Section 4975 of the Code applies, including individual retirement accounts and Keogh plans; or (iii) entity whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, as applicable, an insurance company general account.
     Unless otherwise specified in the applicable prospectus supplement, because the notes will not constitute an equity interest in the issuing entity, the notes may be purchased by or with assets of a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, the Sponsor, the servicer, an underwriter, the indenture trustee, the owner trustee, a provider of credit support or a counterparty in respect of a hedge agreement or any of their respective affiliates:
•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding that the advice:

•	will serve as a primary basis for investment decisions with respect to the Plan’s assets; and

•	will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to the Plan.
     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, while not subject to the ERISA fiduciary responsibility provisions or the provisions of Section 4975 of the Code, may nevertheless be subject to a Similar Law. A governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code. A fiduciary of a governmental or church plan considering a purchase of notes should consult its legal advisors to confirm that the acquisition and holding of the note will not result in a non–exempt violation of any applicable Similar Law.
     A fiduciary of a Plan considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding whether the assets of the related issuing entity would be considered plan assets under ERISA, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Special Considerations Applicable to Insurance Company General Accounts
     The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of PTCE 95–60.
Plan of Distribution
     The notes of each series that are offered by this prospectus and the applicable prospectus supplement will be offered through one or more of the following methods. The applicable prospectus supplement will provide specified details as to the method of distribution for the offering.
Sales Through Underwriters
     If specified in the applicable prospectus supplement, on the terms and conditions set forth in an underwriting agreement (the “underwriting agreement”), the depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in that prospectus supplement the notes of the issuing entity specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes of the related issuing entity set forth in that prospectus supplement and the underwriting agreement.

     Each prospectus supplement will either:
•	set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.
     After the initial public offering of the notes, the public offering prices and the concessions may be changed.
     Each underwriting agreement will provide that the depositor and Ryder will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its accounts in investments acquired from such underwriters.
     Under each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series, some of which may not be registered or may not be publicly offered.
     The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.
     The underwriters may make a market in the notes, but they are not obligated to do so. In addition, any market–making may be discontinued at any time at their sole discretion.
     If you initially receive an electronic copy of the prospectus and the applicable prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and that prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and that prospectus supplement to you free of charge.
Other Placements
     To the extent set forth in the applicable prospectus supplement, notes of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors. The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of such notes.
     Purchasers of notes, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.
Stabilization Transactions, Short Sales and Penalty Bids
     Until the distribution of the notes of a series being offered pursuant to this prospectus and the applicable prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the notes.
     The underwriters may make short sales in the notes being sold in connection with an offering (i.e., they sell more notes than they are required to purchase in the offering). This type of short sale is commonly referred to as a

“naked” short sale because the related underwriters do not have an option to purchase these additional notes in the offering. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes.
     The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.
     In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a note to the extent that it discouraged resales of the security.
     Neither the depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the related notes. In addition, neither the depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Ratings
     Except as otherwise provided in the applicable prospectus supplement, it is a condition to the issuance of each class of notes of each issuing entity that will be offered pursuant to this prospectus and the applicable prospectus supplement that they shall have been rated in one of the four highest rating categories by a nationally recognized rating agency named in the applicable prospectus supplement providing, at the request of the depositor, a rating on one or more classes of the notes issued by the issuing entity (each, a “Rating Agency”).
     Each rating will be based on, among other things, the adequacy of the issuing entity’s assets and any credit enhancement and will reflect the Rating Agency’s assessment solely of the likelihood that holders of notes of the related class will receive payments to which those Noteholders are entitled under the related indenture. No rating will constitute an assessment of the likelihood that prepayments on the related leases will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an Optional Redemption of the related series of notes. A rating should not be deemed a recommendation to purchase, hold or sell notes, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a note at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.
     We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the issuing entity’s assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider’s long–term debt.

Legal Opinions
     Certain legal matters relating to the notes of any series, including certain federal income tax matters, will be passed upon for the depositor and the related issuing entity by McKee Nelson LLP, New York, New York and Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters of the notes.

Index of Principal Terms

30/360	42
Actual/360	42
Administration Agreement	21
Administrator	20
Advance	79
Annual Termination Option	31
Bankruptcy Code	88
Basic Documents	61
Benefit Plan Investor	99
Bond Equivalent Yield	47
Business Day	76
Casualty Proceeds	79
Casualty Termination Lease	78
CD Rate	43
CD Rate Notes	42
CDs (secondary market)	44
Cede	53
Certificate Distribution Account	87
Certificateholder	68
certificates	19
class	41
Clearstream	54
Clearstream Customers	54
Code	63
Collection Period	76
Collections	75
Commercial Paper Rate	44
Commercial Paper Rate Notes	42
Contingent and Excess Liability Insurance	33
Controlling Class	61
Cutoff Date	24
Cutoff Date Securitization Value	37
Daily Advance Reimbursement	80
Default Termination Lease	78
Defaulted Vehicle	77
Definitive Notes	57
Deposit Date	86
depositor	19
Designated LIBOR Page	46
Disposition Expenses	77
Distribution Accounts	87
DTC	53
ERISA	98
EURIBOR	48
EURIBOR Notes	42
Euro LIBOR	48
Euro LIBOR Notes	42
Euroclear	54
Exchange Act	3
Expired Vehicle	77
Federal Funds Rate	45
Federal Funds Rate Notes	42
Final Payment Date	40
Financial Component	34
Financial Component Advances	80
Fixed Charge	34
Fixed Rate Notes	42
Floating Rate Notes	42
Foreign Person	97
Full Financial Component Advance	80
global securities	53
H.15 Daily Update	44
H.15(519)	44
holders	53
indenture	19
Indenture Default	61
indenture trustee	19
Insolvency Laws	88
Insurance Casualty Proceeds	79
Insurance Proceeds	77
Insured Vehicles	28
Interest Determination Date	43
Interest Reset Date	43
IRS	95
Issuer SUBI Certificate Transfer Agreement	24
issuing entity	19
Issuing Entity Administration Agreement	20
lease	27
Lease Default	27
Lease Term	28
leased vehicles	21
leases	21
LIBOR	45
LIBOR Notes	42
LIBOR Reuters	45
LIBOR Telerate	45
LKE Program	52
Loss	73
Maintenance Component	36
Maintenance Provider	21
Maturity Date	27
Money Market Yield	45
Monthly Period	82
Monthly Remittance Condition	76
Net Book Value	37
nfusion	31
Note Distribution Account	87
Note Distribution Amount	58
Note Factor	41
Noteholders	53
notes	19
obligor	21
Obligor Vehicles	76
Optional Redemption	58
Other SUBI	22
Other SUBI Assets	71
Other SUBI Certificates	22
owner trustee	19

Partial Financial Component Advance	80
Partial Financial Component Payment	36, 76
Payment Date	41
Permitted Investments	88
Plan	98
Plan Assets Regulation	99
Prime Rate	46
Prime Rate Notes	42
prospectus supplement	19
PTCE	98
Rating Agency	102
Reallocation Payment	39
replacement vehicles	52
Required Deposit Rating	87
reserve fund	87
Residual Value	37
Residual Value Losses	77
Residual Value Surplus	77
Reuters Screen FEDFUNDS1	45
Reuters Screen US PRIME 1 Page	47
Reuters Screen USAUCTION 10 Page	48
Reuters Screen USAUCTION 11 Page	48
Reuters Service Page EURIBOR 01	48
RRF LLC	26
RTR I LLC	22
RTR I LP	22
RTR II LLC	22
RTR II LP	22
RTR IV LLC	24
Ryder	20
Ryder System	26
Sales Proceeds	77
Sales Proceeds Advance	80
Salvage Casualty Proceeds	79
Schedule A	27
SEC	3
securities	19
Securities Act	3
Securitization Rate	37
Securitization Value	37
Securitized Financing	85
Security Balance	58
Securityholders	68
servicer	21
Servicer Defaults	83
Servicing Fee	82
Servicing Rate	82
Short–Term Note	96
Similar Law	98
Special Event Purchase	78
Strip Notes	42
SUBI	21
SUBI Assets	21
SUBI Certificate	21
SUBI Certificate Transfer Agreement	24
SUBI Collection Account	86
SUBI Supplement	23
SUBI Trust Agreement	23
Substitute Vehicle	28
TARGET Business Day	48
Tax Counsel	95
Taxes	30
Termination Proceeds	77
Termination Value	31
Termination Value Payment	31
TIA	64
titling trust	21
Titling Trust Agreement	21
Titling Trust Assets	21
Titling Trustee	21
TLSA	27
Total Monthly Payment	34
Transportation Act	14
Treasury Rate	47
Treasury Rate Notes	42
Trust Agent	21
trust agreement	19
Trust Estate	20
U.S. Bank	21
UCC	23
underwriting agreement	100
United States Person	97
UTI	21
UTI Assets	71
UTI Beneficiaries	22
UTI Certificates	21

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee	$23,580.00
Legal Fees and Expenses	$850,000.00
Accounting Fees and Expenses	$700,000.00
Rating Agency Fees	$696,000.00
Trustee’s Fees and Expenses	$40,000.00
Printing Expenses	$105,000.00
Miscellaneous	$150,000.00

Total	$2,564,580.00
Item 15. Indemnification of Directors and Officers.
RYDER FUNDING II LP
          Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
          Pursuant to Section 5.08 of the Agreement of Limited Partnership of Ryder Funding II LP (the “Registrant”), the Registrant will, to the fullest extent permitted by law, indemnify its general partner, Ryder Truck Rental IV LLC, and its directors, officers, agents and employees acting within the scope of their authority (the “Indemnified Parties”) from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such Indemnified Party’s activities on behalf of the Registrant or in furtherance of the interest of the Registrant, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such Indemnified Party.
          Pursuant to Section 5.08 of the Agreement of Limited Partnership of Ryder Truck Rental I LP (“RTR I LP”), the Registrant will, to the fullest extent permitted by law, indemnify its general partner, Ryder Truck Rental I LLC, and its directors, officers, agents and employees acting within the scope of their authority (the “RTR I LP Indemnified Parties”) from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such RTR I LP Indemnified Party’s activities on behalf of RTR I LP or in furtherance of the interest of RTR I LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such RTR I LP Indemnified Party.

          Pursuant to Section 5.08 of the Agreement of Limited Partnership of Ryder Truck Rental II LP (“RTR II LP”), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Ryder Truck Rental II LLC, and its directors, officers, agents and employees acting within the scope of their authority (the “RTR II LP Indemnified Parties”) from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such RTR II LP Indemnified Party’s activities on behalf of RTR II LP or in furtherance of the interest of RTR II LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such RTR II LP Indemnified Party.
          Reference is also made to the form of the Underwriting Agreement filed as Exhibit 1.1 hereto among the Registrant, Ryder Truck Rental, Inc. and the underwriters named therein (see Exhibit 1.1), which provides for indemnification by the Registrant in certain circumstances.
RYDER TRUCK RENTAL LT
          Ryder Truck Rental LT is a Delaware statutory trust (the “Titling Trust”). Section 3803 of the Delaware Statutory Trust Act provides as follows:
          3803. Liability of Beneficial Owners and Trustees.
(a)	Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b)	Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c)	Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7), when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.
Section 3817 of the Delaware Statutory Trust Act provides as follows:
          3817. Indemnification.
(a)	Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

(b)	The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.
          The Trust Agreement for the Titling Trust provides that each trustee shall be indemnified and held harmless (but only out of and to the extent of the trust assets allocated to the portfolio for which such trustee acts as trustee) with respect to any loss, liability, claim, damage or reasonable expenses, including reasonable attorneys’ fees and expenses (collectively “Claims”), arising out of or incurred in connection with (a) any of the trust assets (including without limitation, any Claims relating to leases, leased vehicles, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any claim with respect to any tax arising with respect to any trust asset) or (b) such trustee’s acceptance or performance of the trusts and duties contained in the Trust Agreement, provided, however, that a trustee shall not be indemnified or held harmless out of the trust assets as to any Claim (i) for which the administrative agent shall be liable and shall have paid pursuant to the Trust Agreement or an Administration Agreement, (ii) incurred by reason of such trustee’s willful misfeasance, bad faith or negligence, or (iii) incurred by reason of such trustee bank’s breach of its respective representations and warranties pursuant to any Administration Agreement or of the Trust Agreement.
Item 16. Exhibits

1.1	Form of Underwriting Agreement

4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of Notes)

5.1	Opinion of McKee Nelson LLP with respect to legality

8.1	Opinion of McKee Nelson LLP with respect to federal income tax matters

10.1**	Second Amended and Restated Trust Agreement among Ryder Truck Rental I LP, Ryder Truck Rental II LP, Ryder Truck Rental, Inc., Delaware Trust Capital Management, Inc., RTRT, Inc. and U.S. Bank National Association, dated as of February 1, 1998

10.2	Form of Supplement to Second Amended and Restated Trust Agreement among Ryder Truck Rental I LP, Ryder Truck Rental II LP, Ryder Truck Rental, Inc., Delaware Trust Capital Management, Inc., RTRT, Inc. and U.S. Bank National Association (including form of the SUBI Certificates)

10.3**	Administration Agreement between RTRT, Inc. and Ryder Truck Rental, Inc., dated as of February 1, 1998

10.4	Form of Supplement to Administration Agreement between RTRT, Inc. and Ryder Truck Rental, Inc.

10.5	Form of SUBI Certificate Transfer Agreement between Ryder Truck Rental I LP and Ryder Funding II LP

10.6	Form of Issuer SUBI Certificate Transfer Agreement between Ryder Funding II LP and the Issuing Entity

10.7	Form of Amended and Restated Trust Agreement between Ryder Funding II LP and the Owner Trustee

10.8	Form of Issuer Administration Agreement among Ryder Funding II LP, the Ryder Truck Rental, Inc., the Indenture Trustee and the Issuing Entity

23.1	Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)

24.1*	Power of Attorney (included on Signature Page)

25.1***	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1

*	Previously filed

**	Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 (333-52660), filed with the SEC by the Registrant on February 16, 2001.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.
Item 17. Undertakings
     (a) As to Rule 415: The undersigned registrant hereby undertakes:
The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the

Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(iv)	Any other communication that is an offer in the offering made by the undersigned to the purchaser.
          (5) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B of the Securities Act:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.
     (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
     (d) As to Rule 430A: The undersigned registrant hereby undertakes that:
          (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus files as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.
     (e) Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.
          The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.
     (f) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (g) The registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3/A and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 22, 2008.

RYDER FUNDING II LP (Registrant)

By: RYDER TRUCK RENTAL IV LLC, a Delaware limited liability company, its general partner

By: RTR LEASING II, INC., a Delaware corporation, its manager

By: Name:	* Gregory T. Swienton
Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Gregory T. Swienton	President and Director of the Manager of the General Partner of Ryder Funding II LP (Principal Executive Officer)	September 22, 2008

* Name: Robert E. Sanchez	Vice President and Director of the Manager of the General Partner of Ryder Funding II LP (Principal Financial Officer)	September 22, 2008

* Name: Art A. Garcia	Vice President and Controller of the Manager of the General Partner of Ryder Funding II LP (Principal Accounting Officer)	September 22, 2008

/s/ W. Daniel Susik Name: W. Daniel Susik	Director of the Manager of the General Partner of Ryder Funding II LP	September 22, 2008

* Name: Michael J. Blake	Director of the Manager of the General Partner of Ryder Funding II LP	September 22, 2008

*	The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement No. 333-151759 on behalf of the above indicated officer or director pursuant to the Power of Attorney signed by such officer or director.

By: Name:	/s/ W. Daniel Susik W. Daniel Susik
Attorney-in-fact

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3/A and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 22, 2008.

RYDER TRUCK RENTAL LT (Registrant)

By:	RYDER TRUCK RENTAL, INC., as its administrative agent

	By: Name:	/s/ W. Daniel Susik W. Daniel Susik
	Title:	Senior Vice President—Finance and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Anthony G. Tegnelia	President of the Administrative Agent of Ryder Truck Rental LT (Principal Executive Officer)	September 22, 2008

* Name: Robert E. Sanchez	Executive Vice President and Chief Financial Officer and Director of the Administrative Agent of Ryder Truck Rental LT (Principal Financial Officer)	September 22, 2008

* Name: Art A. Garcia	Senior Vice President and Controller of the Administrative Agent of Ryder Truck Rental LT (Principal Accounting Officer)	September 22, 2008

/s/ W. Daniel Susik Name: W. Daniel Susik	Senior Vice President and Treasurer of the Administrative Agent of Ryder Truck Rental LT	September 22, 2008

* Name: Gregory T. Swienton	Director of the Administrative Agent of Ryder Truck Rental LT	September 22, 2008

* Name: Robert D. Fatovic	Director of the Administrative Agent of Ryder Truck Rental LT	September 22, 2008

*	The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement No. 333-151759 on behalf of the above indicated officer or director pursuant to the Power of Attorney signed by such officer or director.

By: Name:	/s/ W. Daniel Susik W. Daniel Susik
Attorney-in-fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement

4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of Notes)

5.1	Opinion of McKee Nelson LLP with respect to legality

8.1	Opinion of McKee Nelson LLP with respect to federal income tax matters

10.1**	Second Amended and Restated Trust Agreement among Ryder Truck Rental I LP, Ryder Truck Rental II LP, Ryder Truck Rental, Inc., Delaware Trust Capital Management, Inc., RTRT, Inc. and U.S. Bank National Association, dated as of February 1, 1998

10.2	Form of Supplement to Second Amended and Restated Trust Agreement among Ryder Truck Rental I LP, Ryder Truck Rental II LP, Ryder Truck Rental, Inc., Delaware Trust Capital Management, Inc., RTRT, Inc. and U.S. Bank National Association (including form of the SUBI Certificates)

10.3**	Administration Agreement between RTRT, Inc. and Ryder Truck Rental, Inc., dated as of February 1, 1998

10.4	Form of Supplement to Administration Agreement between RTRT, Inc. and Ryder Truck Rental, Inc.

10.5	Form of SUBI Certificate Transfer Agreement between Ryder Truck Rental I LP and Ryder Funding II LP

10.6	Form of Issuer SUBI Certificate Transfer Agreement between Ryder Funding II LP and the Issuing Entity

10.7	Form of Amended and Restated Trust Agreement between Ryder Funding II LP and the Owner Trustee

10.8	Form of Issuer Administration Agreement among Ryder Funding II LP, the Ryder Truck Rental, Inc., the Indenture Trustee and the Issuing Entity

23.1	Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)

24.1*	Power of Attorney (included on Signature Page)

25.1***	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1

*	Previously filed

**	Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 (333-52660), filed with the SEC by the Registrant on February 16, 2001.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.